Exhibit 4.5

APOGEE ENTERPRISES, INC.

401(k) RETIREMENT PLAN

(2002 Restatement)

First Effective March 1, 1983

As Amended and Restated Effective January 1, 2002

APOGEE ENTERPRISES, INC.

401(k) RETIREMENT PLAN

(2002 Restatement)

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		1.1.21.	Normal Retirement Age	9
		1.1.22.	One-Year Break in Service	9
		1.1.23.	Participant	9
		1.1.24.	Plan	9
		1.1.25.	Plan Statement	9
		1.1.26.	Plan Year	9
		1.1.27.	Principal Sponsor	9
		1.1.28.	Prior Plan Statement	10
		1.1.29.	Recognized Compensation	10
		1.1.30.	Recognized Employment	11
		1.1.31.	Retirement Savings Election	12
		1.1.32.	Subfund	13
		1.1.33.	Trust Agreement	13
		1.1.34.	Trustee	13
		1.1.35.	Valuation Date	13
		1.1.36.	Vested	13
		1.1.37.	Vesting Service	13
	1.2.	Compliance With Uniformed Services Employment and Reemployment Rights Act of 1994		14
	1.3.	Rules of Interpretation		14
	1.4.	Transitional Rules		14
	1.5.	Sunset Provision		15

SECTION 2.	ELIGIBILITY AND PARTICIPATION			16

	2.1.	General Eligibility Rule		16
	2.2.	Eligibility Rule — Annual Retirement Contribution		16
	2.3.	Special Rule for Former Participants		16
	2.4.	Elective Contributions		17
		2.4.1.	In General	17
		2.4.2.	Enrollment	17
	2.5.	Modifications of Retirement Savings Election		17
		2.5.1.	Increase or Decrease	17
		2.5.2.	Termination of Retirement Savings Election	17
		2.5.3.	Termination of Recognized Employment	18
		2.5.4.	Automatic Cancellation for 402(g) Limit	18
		2.5.5.	Automatic Cancellation for Hardship Withdrawal	18
	2.6.	Catch-Up Contributions		18
		2.6.1.	Enrollment	18
		2.6.2.	Remittance	19
		2.6.3.	Limitations and Testing	19
		2.6.4.	Re-characterization of Catch-Up Contributions as Elective Deferrals	19
		2.6.5.	Re-characterization of Elective Deferrals as Catch-Up Contributions	19

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SECTION 3.	CONTRIBUTIONS AND ALLOCATION THEREOF			21

	3.1.	Employer Contributions		21
		3.1.1.	Source of Employer Contributions	21
		3.1.2.	Limitation	21
		3.1.3.	Form of Payment	21
	3.2.	Retirement Savings Contributions		21
		3.2.1.	Amount	21
		3.2.2.	Allocation	21
	3.3.	Required Matching Employer Contributions		21
		3.3.1.	Amount and Eligibility	21
		3.3.2.	Allocation	21
	3.4.	Discretionary Matching Contributions		22
		3.4.1.	Amount	22
		3.4.2.	Allocation	22
	3.5.	Discretionary Contributions		22
		3.5.1.	Amount	22
		3.5.2.	Allocation	22
	3.6.	Eligible Participants		22
	3.7.	Annual Retirement Contribution		23
		3.7.1.	Amount	23
		3.7.2.	Allocation	23
		3.7.3.	Eligible Participants	23
		3.7.4.	Special Rule	24
	3.8.	Adjustments		24
		3.8.1.	Make-Up Contributions for Omitted Participants	24
		3.8.2.	Mistaken Contributions	24
	3.9.	Rollover Contributions		24
		3.9.1.	Contingent Provision	24
		3.9.2.	Eligible Contributions	25
		3.9.3.	Specific Review	25
		3.9.4.	Allocation	25
	3.10.	Nondeductible Voluntary Contributions		25
	3.11.	Limitation on Annual Additions		25
	3.12.	Effect of Disallowance of Deduction or Mistake of Fact		25

SECTION 4.	INVESTMENT AND ADJUSTMENT OF ACCOUNTS			27

	4.1.	Establishment of Subfunds		27
		4.1.1.	Establishing Commingled Subfunds	27
		4.1.2.	Individual Subfunds	27
		4.1.3.	Operational Rules	27
		4.1.4.	Revising Subfunds	28
		4.1.5.	ERISA Section 404(c) Compliance	28

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	4.2.	Valuation and Adjustment of Accounts		29
		4.2.1.	Valuation of Fund	29
		4.2.2.	Adjustment of Accounts	29
		4.2.3.	Rules	29
	4.3.	Management and Investment of Fund		29

SECTION 5.	VESTING			31

	5.1.	Employer Matching Contribution Account and Discretionary Employer Contribution Account		31
		5.1.1.	Cliff Vesting	31
		5.1.2.	Full Vesting	31
		5.1.3.	Full Vesting Upon Plan Termination Before Forfeiture Event	31
	5.2.	Other Accounts		32

SECTION 6.	MATURITY			33

	6.1.	Events of Maturity		33
	6.2.	Forfeitures		33
		6.2.1.	Forfeiture of Nonvested Account	33
		6.2.2.	Use of Forfeitures	34
		6.2.3.	Source of Restoration	34

SECTION 7.	DISTRIBUTIONS AND LOANS			35

	7.1.	Distributions to Participants Upon Event of Maturity		35
		7.1.1.	Application For Distribution Required	35
		7.1.2.	Spousal Consent Not Required	35
		7.1.3.	Form of Distribution	35
		7.1.4.	Time of Distribution	36
		7.1.5.	Required Beginning Date	36
		7.1.6.	Effect of Reemployment	36
		7.1.7.	Death Prior to Distribution	36
	7.2.	In-Service and Hardship Withdrawals		36
		7.2.1.	Withdrawals From Employee Supplementary Contribution Accounts	36
		7.2.2.	Age 59-1/2 Withdrawals	37
		7.2.3.	Hardship Withdrawals	38
	7.3.	Distributions to Beneficiary		39
		7.3.1.	Application For Distribution Required	39
		7.3.2.	Form of Distribution	40
		7.3.3.	Time of Distribution	40
		7.3.4.	Beneficiary’s Required Beginning Date	40

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	7.4.	Designation of Beneficiaries		40
		7.4.1.	Right To Designate	40
		7.4.2.	Spousal Consent	41
		7.4.3.	Failure of Designation	41
		7.4.4.	Disclaimers by Beneficiaries	42
		7.4.5.	Definitions	42
		7.4.6.	Special Rules	43
	7.5.	General Distribution Rules		44
		7.5.1.	Notices	44
		7.5.2.	Direct Rollover	44
		7.5.3.	Compliance with Section 401(a)(9) of the Code	45
		7.5.4.	Distribution in Cash	45
		7.5.5.	Facility of Payment	45
	7.6.	Loans		46
		7.6.1.	Availability	46
		7.6.2.	Spousal Consent	46
		7.6.3.	Administration	46
		7.6.4.	Loan Terms	47
		7.6.5.	Collateral	47
		7.6.6.	Loan Rules	47
		7.6.7.	Tax Reporting	50
		7.6.8.	Truth in Lending	50
		7.6.9.	Effective of Participant Bankruptcy	50
		7.6.10.	ERISA Compliance — Loans Available to Parties in Interest	50

SECTION 8.	SPENDTHRIFT PROVISIONS			51

SECTION 9.	AMENDMENT AND TERMINATION			52
	9.1.	Amendment		52
	9.2.	Discontinuance of Contributions and Termination of Plan		52
	9.3.	Merger or Spinoff of Plans		52
		9.3.1.	In General	52
		9.3.2.	Limitations	52
		9.3.3.	Beneficiary Designations	53
	9.4.	Adoption by Other Employers		53
		9.4.1.	Adoption by Consent	53
		9.4.2.	Procedure for Adoption	53
		9.4.3.	Effect of Adoption	53

SECTION 10.	FIDUCIARY CONDUCT AND INDEMNIFICATION			54

	10.1.	Fiduciary Principles		54
	10.2.	Prohibited Transactions		54
	10.3.	Indemnity		55

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	10.4.	Pass-Through of Voting for Employer Securities		55
	10.5.	Pass-Through of Tender Offer for Employer Securities		56
		10.5.1.	Pass-Through	56
		10.5.2.	Procedures	56
		10.5.3.	Confidentiality	56
		10.5.4.	Proration	56
		10.5.5.	Future Investments	56

SECTION 11.	DETERMINATIONS — RULES AND REGULATIONS			57

	11.1.	Determinations		57
	11.2.	Claims and Review Procedure		57
		11.2.1.	Initial Claim	57
		11.2.2.	Notice of Initial Adverse Determinations	57
		11.2.3.	Request for Review	58
		11.2.4.	Claim on Review	58
		11.2.5.	Notice of Adverse Determination for Claim on Review	58
	11.3.	Claims and Review Procedure for Disability Claims Filed under the Plan on or After January 1, 2002		59
		11.3.1.	Initial Disability Claim	59
		11.3.2.	Notice of Initial Adverse Determination	60
		11.3.3.	Request for Review	61
		11.3.4.	Disability Claim on Review	61
		11.3.5.	Notice of Adverse Determinations for Disability Claim on Review	62
	11.4.	Rules and Regulations		63
		11.4.1.	Adoption of Rules	63
		11.4.2.	Special Rules	63
	11.5.	Deadline to File Claim		64
	11.6.	Exhaustion of Administrative Remedies		64
	11.7.	Deadline to File Legal Action		64
	11.8.	Knowledge of Fact by Participant Imputed to Beneficiary		65

SECTION 12.	PLAN ADMINISTRATION			66

	12.1.	Principal Sponsor		66
		12.1.1.	Officers	66
		12.1.2.	Chief Executive Officer	66
	12.2.	Retirement Committee		66
		12.2.1.	Appointment and Removal	66
		12.2.2.	Automatic Removal	66
		12.2.3.	Authority	66
		12.2.4.	Majority Decisions	67
	12.3.	Investment Committee		67
		12.3.1.	Appointment and Removal	67
		12.3.2.	Automatic Removal	68

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		12.3.3.	Authority	68
		12.3.4.	Majority Decisions	68
	12.4.	Limitation on Authority		69
		12.4.1.	Fiduciaries Generally	69
		12.4.2.	Trustee	69
	12.5.	Conflict of Interest		69
	12.6.	Dual Capacity		69
	12.6.	Administrator		69
	12.8.	Named Fiduciaries		69
	12.9.	Service of Process		69
	12.10.	Administrative Expenses		70
	12.11.	IRS Qualification		70
	12.12.	Rules and Regulations		70
	12.13.	Method of Executing Instruments		70
		12.13.1.	Employer or Committee	70
		12.13.2.	Trustee	70
	12.14.	Information Furnished by Participants		70
	12.15.	Receipt of Documents		70
	12.16.	Powers of Attorney		71
	12.17.	Guardians and Conservators		71

SECTION 13.	IN GENERAL			72

	13.1.	Disclaimers		72
		13.1.1.	Effect on Employment	72
		13.1.2.	Sole Source of Benefits	72
		13.1.3.	Co-Fiduciary Matters	72
	13.2.	Reversion of Fund Prohibited		72
	13.3.	Contingent Top Heavy Plan Rules		73
	13.4.	Continuity		73
	13.5.	Execution in Counterparts		73

SCHEDULE I — DEEMED AFFILIATES				SI-1

APPENDIX A — LIMITATION ON ANNUAL ADDITIONS				A-1

APPENDIX B — CONTINGENT TOP HEAVY PLAN RULES				B-1

APPENDIX C — QUALIFIED DOMESTIC RELATION ORDERS				C-1

APPENDIX D — 401(k), 401(m) & 402(g) COMPLIANCE				D-1

APPENDIX E — DISTRIBUTION OF PENSION ACCOUNT				E-1

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APOGEE ENTERPRISES, INC.

401(k) RETIREMENT PLAN

(2002 Restatement)

WHEREAS, Effective March 1, 1983, Apogee Enterprises, Inc. (the “Principal Sponsor”) established and has heretofore since maintained a profit sharing plan (the “Plan”) which, in most recent amended and restated form, is embodied in a document entitled “APOGEE ENTERPRISES, INC. TAX RELIEF INVESTMENT PLAN (1999 Restatement)” (the “Plan Statement”); and

WHEREAS, The Principal Sponsor has reserved to itself the power to make amendments of the Plan Statement; and

WHEREAS, It is desired to amend and restate the Plan Statement in the manner hereinafter set forth;

WHEREAS, Effective July 1, 2002, Apogee Enterprises, Inc. Retirement Plan, a frozen money purchase pension plan, was merged with and into the Plan.

NOW, THEREFORE, The Plan Statement is hereby amended and restated, generally effective as of January 1, 2002, to read in full as follows:

SECTION 1

INTRODUCTION

1.1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.1.1. Accounts — the following Accounts will be maintained under the Plan for Participants:

(a)	Total Account — for convenience of reference, a Participant’s entire interest in the Fund, including the Participant’s Employee Basic Contribution Account, Employer Matching Contribution Account, Discretionary Employer Contribution Account, Rollover Account, Employee Supplementary Contribution Account and Transfer Account.

(b)	Employee Basic Contribution Account — the Account maintained for each Participant to which are credited the Employer contributions made in consideration of such Participant’s elective contributions pursuant to Section 3.2 (or comparable provisions of the Prior Plan Statement, if any), or Employer contributions made pursuant to Section 2.3 of Appendix D, together with any increase or decrease thereon.

(c)	Employer Matching Contribution Account — the Account maintained for each Participant to which is credited the Participant’s allocable share of the Employer contributions made pursuant to Section 3.3 or 3.4 (or comparable provisions of the Prior Plan Statement, if any), or made pursuant to Section 3.3 of Appendix D, together with any increase or decrease thereon.

(d)	Discretionary Employer Contribution Account — the Account maintained for each Participant to which is credited the Participant’s allocable share of the Employer contributions made pursuant to Section 3.5 (or comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

(e)	Annual Retirement Contribution Account — the Account maintained for each Participant to which is credited the Participant’s allocable share of the Employer contributions made pursuant to Section , together with any increase or decrease thereon.

(f)	ARP Transfer Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, transferred from the Apogee Enterprises, Inc. Retirement Plan which was merged with and into this Plan on July 1, 2002, together with any increase or decrease thereon. A Participant’s ARP Transfer Account will be distributed in accordance with Appendix E to the Plan Statement.

(g)	Rollover Account — the Account maintained for each Participant to which are credited the Participant’s rollover contributions made pursuant to Section 3.8 (or comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

(h)	Employee Supplementary Contribution Account — the Account maintained for each Participant to which were credited the nondeductible voluntary and unmatched contributions made by the Participant to the Plan under the Prior Plan Statement before January 1, 1987 pursuant to Section 3.10, together with any increase or decrease thereon.

(i)	Transfer Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, transferred from another qualified plan by the trustee of such other plan pursuant to an agreement made under Section 9.3 and not credited to any other Account pursuant to such agreement (or another provision of this Plan Statement), together with any increase or decrease thereon.

1.1.2. Affiliate — a business entity which is part of a “controlled group,” with the Employer or which is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity which is a predecessor to the Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations under section 414(a) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Principal Sponsor may, in its discretion, designate as an Affiliate any business entity which is not such a “common control,” “affiliated service group” or “predecessor” business entity but which is otherwise affiliated with the Employer, subject to such limitations as the Principal Sponsor may impose. Business entities identified on Schedule I to the Plan Statement shall be deemed Affiliates for the purposes identified on Schedule I.

1.1.3. Alternate Payee — any spouse, former spouse, child or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all or a portion of the Account of a Participant under the Plan.

1.1.4. Annual Valuation Date — each December 31 (or, if such date is not a Valuation Date, then the Annual Valuation Date shall instead be the nearest preceding Valuation Date).

1.1.5. Beneficiary — a person designated by a Participant (or automatically by operation of this Plan Statement) to receive all or a part of the Participant’s Vested Total Account in the event of the Participant’s death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

1.1.6. Code — the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan Statement to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

1.1.7. Committee — the committee or Retirement Committee established in accordance with the provisions of Section 12.2.

1.1.8. Disability — a medically determinable physical or mental impairment which: (i) renders the individual incapable of performing any substantial gainful employment, (ii) can be expected to be of long-continued and indefinite duration or result in death, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by the Committee. In lieu of such a certification, the Committee may accept, as proof of Disability, the official written determination that the individual will be eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended (when any waiting period expires). Notwithstanding the foregoing, no Participant will be considered to have a Disability unless such doctor’s determination or official Social Security determination is received by the Committee within twelve (12) months after the Participant’s last day of active work with the Employer or an Affiliate. The Committee shall determine the date on which the Disability shall have occurred if such determination is necessary.

1.1.9. Effective Date — January 1, 2002, (subject to Section 1.4).

1.1.10. Eligibility Service — a measure of an employee’s service with the Employer and all Affiliates (stated as a number of years) which is equal to the number of computation periods for which the employee is credited with one thousand (1,000) or more Hours of Service; subject, however, to the following rules:

(a)	Computation Periods. The computation periods for determining Eligibility Service shall be the twelve (12) consecutive month period beginning with the date the employee first performs an Hour of Service and all Plan Years beginning after such date (irrespective of any termination of employment and subsequent reemployment).

(b)	Completion. A year of Eligibility Service shall be deemed completed only as of the last day of the computation period (irrespective of the date in such period that the employee completed one thousand Hours of Service). (Fractional years of Eligibility Service shall not be credited.)

(c)	Pre-Effective Date Service. Eligibility Service shall be credited for Hours of Service earned and computation periods completed before the Effective Date as if this Plan Statement were then in effect.

(d)	Post Effective Date Breaks in Service. If the employee has any break in service occurring before or after the Effective Date, the employee’s service both before and after such break in service shall be taken into account in computing Eligibility Service for the purpose of determining the employee’s entitlement to become a Participant in the Plan.

1.1.11. Employer — the Principal Sponsor, any business entity that adopts the Plan pursuant to Section 9.4, and any successor thereof that adopts the Plan.

1.1.12. Enrollment Date — any date.

1.1.13. ERISA — the Employee Retirement Income Security Act of 1974, including applicable regulations for the specified section of ERISA. Any reference in this Plan Statement to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

1.1.14. Event of Maturity — any of the occurrences described in Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.

1.1.15. Fund — the assets of the Plan held by the Trustee from time to time, including all contributions and the investments and reinvestments, earnings and profits thereon, whether invested under the general investment authority of the Trustee or under the terms applicable to any Subfund established pursuant to Section 4.1.

1.1.16. Highly Compensated Employee — any employee who (a) is a five percent (5%) owner (as defined in Appendix B) at any time during the current Plan Year or the preceding Plan Year, or (b) receives compensation from the Employer and all Affiliates during the preceding Plan Year in excess of Eighty Thousand Dollars ($80,000) (as adjusted under the Code for cost-of-living increases). For this purpose, “compensation” means 415 compensation as defined in Appendix A. Compensation for any employee who performed services for only part of a year is not annualized for this purpose.

1.1.17. Hours of Service — a measure of an employee’s service with the Employer and all Affiliates, determined for a given computation period and equal to the number of hours credited to the employee according to the following rules:

(a)	Paid Duty. An Hour of Service shall be credited for each hour for which the employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours shall be credited to the employee for the computation period or periods in which the duties are performed.

(b)	Paid Nonduty. An Hour of Service shall be credited for each hour for which the employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that:

(i)	no more than five hundred one (501) Hours of Service shall be credited on account of a single continuous period during which the employee performs no duties (whether or not such period occurs in a single computation period),

(ii)	no Hours of Service shall be credited on account of payments made under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws,

(iii)	no Hours of Service shall be credited on account of payments which solely reimburse the employee for medical or medically related expenses incurred by the employee, and

(iv)	payments shall be deemed made by or due from the Employer or an Affiliate whether made directly or indirectly from a trust fund or an insurer to which the Employer or an Affiliate contributes or pays premiums.

These hours shall be credited to the employee for the computation period for which payment is made or, if the payment is not computed by reference to units of time, the hours shall be credited to the first computation period in which the event, for which any part of the payment is made, occurred.

(c)	Back Pay. An Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service credited under paragraph (a) or (b) shall not be credited under this paragraph (c). The crediting of Hours of Service under this paragraph (c) for periods and payments described in paragraph (b) shall be subject to all the limitations of that paragraph. These hours shall be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(d)	Unpaid Absences.

(i)

Leaves of Absence. If (and to the extent that) the Committee so provides in rules, during each unpaid leave of absence authorized by the Employer or an Affiliate for Plan purposes under such rules, the employee shall be credited with the number of Hours of

Service which otherwise would normally have been credited to such employee but for such absence; provided, however, that if the employee does not return to employment for any reason other than death, Disability or attainment of Normal Retirement Age at the expiration of the leave of absence, such Hours of Service shall not be credited.

(ii)	Parenting Leaves. To the extent not otherwise credited and solely for the purpose of determining whether a One-Year Break in Service has occurred, Hours of Service shall be credited to an employee for any period of absence from work beginning in Plan Years commencing after December 31, 1984, due to pregnancy of the employee, the birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee or for the purpose of caring for such child for a period beginning immediately following such birth or placement. The employee shall be credited with the number of Hours of Service which otherwise would normally have been credited to such employee but for such absence. If it is impossible to determine the number of Hours of Service which would otherwise normally have been so credited, the employee shall be credited with eight (8) Hours of Service for each day of such absence. In no event, however, shall the number of Hours of Service credited for any such absence exceed five hundred one (501) Hours of Service. Such Hours of Service shall be credited to the computation period in which such absence from work begins if crediting all or any portion of such Hours of Service is necessary to prevent the employee from incurring a One-Year Break in Service in such computation period. If the crediting of such Hours of Service is not necessary to prevent the occurrence of a One-Year Break in Service in that computation period, such Hours of Service shall be credited in the immediately following computation period (even though no part of such absence may have occurred in such subsequent computation period). These Hours of Service shall not be credited until the employee furnishes timely information which may be reasonably required by the Committee to establish that the absence from work is for a reason for which these Hours of Service may be credited.

(e)

Special Rules. For periods prior to March 1, 1983, Hours of Service may be determined using whatever records are reasonably accessible and by making whatever calculations are necessary to determine the approximate number of Hours of Service completed during such prior period. To the extent not inconsistent with other provisions hereof, Department of Labor regulations 29 C.F.R. § 2530.200b-2(b) and (c) are hereby incorporated by reference herein. To the extent required under section 414 of the Code, services of leased owners, leased managers, shared employees, shared leased employees and other similar classifications (excluding Leased Employees) for the Employer or an Affiliate shall be taken into account as if such services were performed as a common law employee of the Employer for the purposes of determining Vesting Service and One-Year Breaks in Service as applied to Vesting Service. For purposes of the Plan, application of the leased employee rules under section 414(n) of the Code shall be subject to the following: (i) “contingent services” shall mean services performed by a person for the Employer or an Affiliate during the period the person has not performed the services on a substantially full time basis for a period of at least twelve (12) consecutive months, (ii) except as provided in (iii), contingent services shall not be taken into account for purposes of determining Vesting Service and One Year Breaks in Service as applied to Vesting Service, (iii) contingent services performed by a person who has become a Leased Employee shall be taken into account for purposes of determining Vesting Service, and One-Year Breaks in Service as applied to Vesting Service, and (iv) all service performed as a Leased Employee (i.e, all service following the date an individual has satisfied all three requirements for becoming a Leased Employee) shall be taken into account for purposes of determining Vesting Service and One-Year Breaks in Service as applied to Vesting Service.

(f)	Equivalency for Exempt Employees. Notwithstanding anything to the contrary in the foregoing, the Hours of Service for any employee for whom the Employer or an Affiliate is not otherwise required by state or federal “wage and hour” or other law to count hours worked shall be credited on the basis that, without regard to the employee’s actual hours, such employee shall be credited with forty-five (45) Hours of Service for a calendar week if, under the provisions of this Section (other than this paragraph), such employee would be credited with at least one (1) Hour of Service during that calendar week.

1.1.18. Investment Committee — the Committee established in accordance with the provisions of Section 12.3.

1.1.19. Investment Manager — the person or persons, other than the Trustee, appointed pursuant to the Trust Agreement to manage all or a portion of the Fund or any Subfund.

1.1.20. Leased Employee — any individual (other than an employee of the Employer or an Affiliate) who performs services for the Employer or an Affiliate if (i) services are performed under an agreement between the Employer or an Affiliate and any other individual or company, (ii) the individual performs services for the Employer or an Affiliate on a substantially full time basis for a period of at least twelve (12) consecutive months, and (iii) the individual’s services are performed under the primary direction or control of the Employer or an Affiliate. In determining whether an individual is a Leased Employee of the Employer or an Affiliate, all prior service with the Employer or an Affiliate (including employment as a common law employee) shall be used for purposes of satisfying (ii) above. No individual shall be considered a Leased Employee unless and until all conditions have been satisfied.

1.1.21. Normal Retirement Age — the date a Participant attains age sixty-five (65) years.

1.1.22. One-Year Break in Service — a Plan Year for which an employee is not credited with more than five hundred (500) Hours of Service. (A One-Year Break in Service shall be deemed to occur only on the last day of such Plan Year.)

1.1.23. Participant — an employee of the Employer who becomes a Participant in the Plan in accordance with the provisions of Section 2 or any comparable provision of the Prior Plan Statement. An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the date of the Participant’s death or, if earlier, the date when the Participant is no longer employed in Recognized Employment and upon which the Participant no longer has any Account under the Plan (that is, the Participant has both received a distribution of all of the Participant’s Vested Total Account, if any, and the non-Vested portion of the Participant’s Total Account, if any, has been forfeited and disposed of as provided in Section 6.2). An employee who has not become a Participant in the Plan in accordance with the provisions of Section 2 and who makes a rollover contribution to the Plan in accordance with the provisions of Section 3 shall be considered a Participant solely for the purpose of making the rollover contribution and receiving a distribution upon an Event of Maturity in accordance with the provisions of Section 7.

1.1.24. Plan — the tax-qualified profit sharing plan of the Employer established for the benefit of employees eligible to participate therein, as first set forth in the Prior Plan Statement and as amended and restated in this Plan Statement. (As used herein, “Plan” refers to the legal entity established by the Employer and not to the documents pursuant to which the Plan is maintained. Those documents are referred to herein as the “Prior Plan Statement” and the “Plan Statement.”) The Plan shall be referred to as the “APOGEE ENTERPRISES, INC. 401(k) RETIREMENT PLAN.”

1.1.25. Plan Statement — this document entitled “APOGEE ENTERPRISES, INC. 401(k) RETIREMENT PLAN (2002 Restatement)” as adopted by the Principal Sponsor generally effective as of January 1, 2002, as the same may be amended from time to time.

1.1.26. Plan Year — the twelve (12) consecutive month period ending on December 31.

1.1.27. Principal Sponsor — Apogee Enterprises, Inc., a Minnesota corporation.

1.1.28. Prior Plan Statement — the series of documents pursuant to which the Plan was established effective as of March 1, 1983, and operated thereafter until the Effective Date.

1.1.29. Recognized Compensation — wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code) and further determined without regard to any amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant (but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Participant under section 217 of the Code); subject, however, to the following:

(a)	Included Items. In determining a Participant’s Recognized Compensation there shall be included elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code including elective contributions authorized by the Participant under a Retirement Savings Election, a cafeteria plan or any other qualified cash or deferred arrangement under section 401(k) of the Code.

(b)	Excluded Items. In determining a Participant’s Recognized Compensation there shall be excluded all of the following: (i) reimbursements or other expense allowances including foreign service allowances, station allowances, foreign tax equalization payment and other similar payments, (ii) welfare and fringe benefits (both cash and noncash) including third-party sick pay (i.e., short-term and long-term disability insurance benefits), income imputed from insurance coverages and premiums, employee discounts and other similar amounts, payments for vacation or sick leave accrued but not taken, final payments on account of termination of employment (e.g., severance payments) and settlement for accrued but unused vacation and sick leave, (iii) deferred compensation (both when deferred and when received).

(c)	Excluded Items for HCEs. In addition to the items excluded in (b) above, there shall be excluded in determining the Recognized Compensation of a Participant who is a Highly Compensated Employee the value of all stock options and stock appreciation rights (whether or not exercised) and other similar amounts.

(d)	Pre-Participation Employment. Remuneration paid by the Employer attributable to periods prior to the date the Participant became a Participant in the Plan shall not be taken into account in determining the Participant’s Recognized Compensation.

(e)	Non-Recognized Employment. Remuneration paid by the Employer for employment that is not Recognized Employment shall not be taken into account in determining a Participant’s Recognized Compensation.

(f)	Attribution to Periods. A Participant’s Recognized Compensation shall be considered attributable to the period in which it is actually paid and not when earned or accrued.

(g)	Excluded Periods. Amounts received after the Participant’s termination of employment shall not be taken into account in determining a Participant’s Recognized Compensation.

(h)	Multiple Employers. If a Participant is employed by more than one Employer in a Plan Year, a separate amount of Recognized Compensation shall be determined for each Employer.

(i)	Annual Maximum. To the extent required under the Code, a Participant’s Recognized Compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code, which is Two Hundred Thousand Dollars ($200,000) (as adjusted under the Code by the Secretary of the Treasury for cost-of-living increases).

1.1.30. Recognized Employment — all service with the Employer by persons classified by the Employer as an employee on both payroll and personnel records; subject, however, to the following:

(a)	Exclusions. Services classified by the Employer as being performed in the following categories of employment shall be excluded from Recognized Employment:

(i)	employment in a unit of employees whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and a union representing that unit of employees, unless (and to the extent) such collective bargaining agreement provides for the inclusion of those employees in the Plan,

(ii)	employment of a nonresident alien who is not receiving any earned income from the Employer which constitutes income from sources within the United States,

(iii)	employment of a United States citizen or a United States resident alien outside the United States unless and until the Committee shall declare such employment to be Recognized Employment (if such a designation is made, the Committee also shall specify the extent to which the compensation payable to such citizen by the Employer, the foreign Affiliate, or both shall be recognized for purposes of the Plan),

(iv)	employment in a division or facility of the Employer which is not in existence on January 1, 2001 (that is, was acquired, established, founded or produced by the liquidation or similar discontinuation of a separate subsidiary after January 1, 2001) unless and until the Committee shall declare such employment to be Recognized Employment,

(v)	employment of an individual to the extent agreed to in writing by that individual,

(vi)	employment as a temporary employee, and

(vii)	employment as a project employee.

(b)	Non-Employees. Services performed for the Employer by an individual who is not classified by the Employer as an employee on both payroll and personnel records shall not be considered Recognized Employment. Without limiting the generality of the foregoing, such services shall include services performed by an individual classified by the Employer as a Leased Employee, leased owner, leased manager, shared employee, shared leased employee, temporary worker, independent contractor, contract worker, agency worker, freelance worker or other similar classification.

(c)	Effect of Classification. The Employer’s classification of an individual at the time of inclusion in or exclusion from Recognized Employment shall be conclusive for the purpose of the foregoing rules. No reclassification of an individual’s status with the Employer, for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, shall result in the individual being retroactively included in Recognized Employment. Notwithstanding anything to the contrary in this provision, however, the Committee may declare that a reclassified individual will be included in Recognized Employment prospectively. Any uncertainty concerning an individual’s classification shall be resolved by excluding the individual from Recognized Employment.

1.1.31. Retirement Savings Election — the election made by a Participant as provided in Section 2.3.

1.1.32. Subfund — a separate pool of assets of the Fund set aside for investment purposes under Section 4.1.

1.1.33. Trust Agreement — the separate document entitled Defined Contribution Plans Master Trust Agreement entered into by the Principal Sponsor and the Trustee effective as of January 1, 1999, as the same may be amended from time to time.

1.1.34. Trustee — the Trustee originally named under the Trust Agreement and its successor or successors in trust.

1.1.35. Valuation Date — the Annual Valuation Date and any date that both the New York Stock Exchange and the Trustee are open and conducting business.

1.1.36. Vested — nonforfeitable.

1.1.37. Vesting Service — a measure of an employee’s service with the Employer and all Affiliates (stated as a number of years) which is equal to the number of computation periods for which the employee is credited with one thousand (1,000) or more Hours of Service; subject, however, to the following rules:

(a)	Computation Periods. The computation periods for determining Vesting Service shall be the Plan Years.

(b)	Completion. A year of Vesting Service shall be deemed completed as of the date in the computation period that the employee completes one thousand (1,000) Hours of Service. (Fractional years of Vesting Service shall not be credited.)

(c)	Pre-Effective Date Service. Vesting Service shall be credited for Hours of Service earned and computation periods completed before the Effective Date as if this Plan Statement were then in effect.

(d)	Breaks in Service. Vesting Service cancelled before the Effective Date by operation of the Plan’s break in service rules as they existed before the Effective Date shall continue to be cancelled on and after the Effective Date.

(e)	Vesting in Pre-Break Accounts. If the employee has five (5) or more consecutive One-Year Breaks in Service, the employee’s service after such One-Year Breaks in Service shall not be counted as years of Vesting Service for the purpose of determining the Vested percentage of the employee’s Employer Matching Contribution Account, Discretionary Employer Contribution Account, Annual Retirement Contribution Account and ARP Transfer Account derived from Employer contributions allocated with respect to the employee’s service before such One-Year Breaks in Service.

1.2. Compliance With Uniformed Services Employment and Reemployment Rights Act of 1994. Effective for veterans rehired on or after December 12, 1994, and notwithstanding any provision of the Plan Statement to the contrary, contributions, benefits or service credits, if any, will be provided in accordance with section 414(u) of the Code.

1.3. Rules of Interpretation. An individual shall be considered to have attained a given age on the individual’s birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of this Plan Statement or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this Section. In the absence of a conviction of felonious and intentional killing, the Committee shall determine whether the killing was felonious and intentional for the purposes of this Section. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine and the feminine may include the masculine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan Statement and not to any particular paragraph or Section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various Sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

1.4. Transitional Rules. Notwithstanding the general effective date of Section 1.1.9, the following Sections of the Plan Statement shall have an earlier effective date:

Minimum Required Distributions. The Plan did adopt the proposed minimum required distribution rules under section 1.401(a)(9)-9 of the income tax regulations issued in 2001 for minimum required distributions effective for the Plan Year beginning January 1, 2002. The Plan has adopted the minimum required distribution rules under section 1.401(a)(9)-9 of the income tax regulations published on April 17, 2002 (the “2002 regulations”), effective as of January 1, 2003.

ARP Transfer Account and Appendix E. Any reference to the ARP Transfer Account or Appendix E is effective July 1, 2002.

Forms of Distribution. Section 7.1.3 of the Prior Plan Statement and all related sections shall remain effective May 1, 2002. Section 7.1.3 of this Plan Statement is in effect for any distributions made on or after May 1, 2002.

1.5. Sunset Provision. Unless Congress acts to extend the provisions enacted into law under the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) that sunset as of December 31, 2010, the amendments to the Plan based on EGTRRA shall also sunset as of that date.

SECTION 2

ELIGIBILITY AND PARTICIPATION

2.1. General Eligibility Rule. Each employee shall become a Participant on the Enrollment Date coincident with or next following the date as of which the employee has both:

(a)	attained age twenty-one (21) years, and

(b)	completed ninety (90) days of continuous service and scheduled to work at least 1,000 Hours of Service during the twelve (12) consecutive month period beginning with the date the employee first performs an Hour of Service.

if the employee is then employed in Recognized Employment. If the employee is not then employed in Recognized Employment, the employee shall become a Participant on the first date thereafter upon which the employee enters Recognized Employment. Notwithstanding the foregoing, an employee shall become a Participant not later than the Enrollment Date coincident with the date as of which the employee has both attained age twenty-one (21) and completed one thousand (1,000) or more Hours of Service during a twelve (12) consecutive month period beginning with the date the employee first performs an Hour of Service and all Plan Years beginning after such date.

2.2. Eligibility Rule — Annual Retirement Contribution. Each Employee shall become a Participant for the purpose of being eligible to receive an Annual Retirement Contribution on the Enrollment Date coincident with or next following the date as of which the employee has both:

(a)	attained age twenty-one (21) years, and

(b)	completed one (1) year of Eligibility Service,

if the employee is then in Recognized Employment. If the employee is not then employed in Recognized Employment, the employee shall become a Participant on the first date thereafter upon which the employee enters Recognized Employment.

2.3. Special Rule for Former Participants. A Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer shall immediately reenter the Plan as a Participant upon the Participant’s return to Recognized Employment.

2.4. Elective Contributions.

2.4.1. In General. The Committee shall specify the method (including telephonic, electronic or similar methods) of providing or modifying a Retirement Savings Election and all procedures for providing and accepting Retirement Savings Elections and notices, including requirements for advance notice. The Committee may, from time to time under rules, change the minimum and maximum allowable elective contributions. The reductions in earnings for elective contributions elected by the Participant shall be made by the Employer from the Participant’s remuneration each payday on and after the Enrollment Date for so long as the Retirement Savings Election remains in effect.

2.4.2. Enrollment.

(a)	Automatic Enrollment. Each employee who becomes a Participant on or after January 1, 1999, as provided in Section 2.1, or reenters the Plan on or after January 1, 1999, as provided in Section 2.2, shall be automatically enrolled and deemed to have a Retirement Savings Election in effect for elective contributions through a reduction of three percent (3%) of the amount of Recognized Compensation which would otherwise be paid to the Participant by the Employer each payday. Such Participant, however, may provide the Committee with a Retirement Savings Election specifying a different deferral percentage (or an election providing for no reduction in Recognized Compensation) that satisfies the limitations of Section 2.4.2(c).

(b)	Other Enrollment. Each Participant who is not subject to the automatic enrollment provisions of Section 2.4.2(a) may enroll for elective contributions by providing a Retirement Savings Election to the Committee prior to the Enrollment Date as of which the employee desires to make it effective. Such Retirement Savings Election shall satisfy the limitations of Section 2.4.2(c).

(c)	Enrollment Percentages. Enrollment elections may provide for a reduction in the amount of Recognized Compensation which otherwise would be paid to the Participant by the Employer each payday equal to not less than one percent (1%) nor more than sixty percent (60%).

2.5. Modifications of Retirement Savings Election. The Retirement Savings Election of a Participant may be modified as follows:

2.5.1. Increase or Decrease. A Participant may modify the Retirement Savings Election to increase or decrease the amount of elective contributions. Such increase or decrease shall be effective as of the first day of the first payroll period for which implementing such increase or decrease is administratively practicable.

2.5.2. Termination of Retirement Savings Election. A Participant who has a Retirement Savings Election in effect may, upon giving prior notice to the Committee, completely terminate the Retirement Savings Election as of the first day of any payroll period for which implementing such termination is administratively practicable. Thereafter, such Participant may provide a new Retirement Savings Election effective as of the first day of the first payroll period for which implementing such election is administratively practicable if, on that date, the Participant is employed in Recognized Employment.

2.5.3. Termination of Recognized Employment. The Retirement Savings Election of a Participant who ceases to be employed in Recognized Employment shall be terminated automatically as of the date the Participant ceases to be employed in Recognized Employment. If such Participant returns to Recognized Employment, the Participant may provide a new Retirement Savings Election effective as of the date of the Participant’s return to Recognized Employment or as of the first payday on or after any subsequent Enrollment Date.

2.5.4. Automatic Cancellation for 402(g) Limit. The Retirement Savings Election of a Participant who reaches the dollar limit for that Participant’s taxable year under section 402(g) of the Code (which is $10,000 for 1999 and is adjusted under the Code for cost-of-living increases) shall be canceled automatically as of the date such limit is reached. Thereafter, such Participant will be automatically re-enrolled for elective contributions at the same deferred percentage as of the date of the Participant’s automatic cancellation, effective as of any subsequent Enrollment Date coincident with or following the beginning of a subsequent taxable year if, on the Enrollment Date, the Participant is employed in Recognized Employment.

2.5.5. Automatic Cancellation for Hardship Withdrawal. The Retirement Savings Election of a Participant who receives a hardship distribution as provided in Section 7.2.3, shall be canceled automatically in accordance with those rules as of the date and for the period of time specified in Section 7.2.3. Thereafter, such Participant may, upon giving prior notice to the Committee, enter into a new Retirement Savings Election effective as of any subsequent Enrollment Date following such twelve (12) month period if, on that payday, the Participant is employed in Recognized Employment and subject to the reduction in the adjusted $10,000 limit specified in Section 7.2.3.

2.6. Catch-Up Contributions.

2.6.1. Enrollment. With respect to each Plan Year commencing on or after January 1, 2002, a Participant who makes elective contributions for a Plan Year, who attains age fifty (50) or greater during that calendar year, may enroll for catch-up contributions during that Plan Year by making a catch-up election. The catch-up election shall be effective as soon as administratively practicable on or after it is received. The catch-up election shall remain in effect for so long as the Participant is eligible to make elective contributions under Section 2.5 of this Plan Statement. The Committee shall specify the method (including telephonic, electronic or similar methods) of providing or modifying a catch-up election and all procedures for providing and accepting catch-up election and notices, including requirements for advance notice.

2.6.2. Remittance. Catch-up contributions shall be deducted by the Employer from the Participant’s Recognized Compensation.

(a)	Catch-up contributions shall be deducted and accounted for separately from other elective contributions.

(b)	A Participant’s catch-up contributions shall be credited to that Participant’s Employee Basic Contribution Account.

2.6.3. Limitations and Testing. Except as hereinafter provided for re-characterized catch-up contributions and notwithstanding any other provision of this Plan Statement to the contrary, the following rules shall apply to catch-up contributions.

(a)	Section 402(g) Annual Limit. Catch-up contributions shall not be subject to the annual contribution limitation under section 402(g) of the Code and Section 2.5 of this Plan Statement, but shall be subject to the applicable annual contribution limit specified in section 414(v) of the Code (e.g., $1,000 for 2002).

(b)	ADP Testing. Catch-up contributions shall not be subject to the average deferral percentage test under section 401(k) of the Code and Appendix D of this Plan Statement.

(c)	§ 415(c) Annual Addition Limit. Catch-up contributions shall not be subject to the limitation on annual additions to the Participant’s Account under section 415(c) of the Code and Appendix A of this Plan Statement.

(d)	Matching. Catch-up contributions, whether initially designated under Section 2.6.1 as such or re-characterized to be such under Section 2.6.5, shall not be eligible for any Employer matching contribution.

2.6.4. Re-characterization of Catch-Up Contributions as Elective Deferrals. To the extent that, apart from catch-up contributions, a Participant has failed to make the maximum allowable elective contributions for the Participant’s taxable year (e.g., could have made additional elective contributions (i) without exceeding the annual contribution limit under section 402(g) of the Code and Section 2.5 of this Plan Statement, (ii) without exceeding the average deferral percentage test specified in section 401(k) of the Code and Appendix D of this Plan Statement, (iii) without exceeding the limitations on annual additions under section 415(c) of the Code and Appendix A of this Plan Statement, and (iv) without exceeding any other limit imposed under the Plan), any amounts initially characterized as catch-up contributions shall be, as of the last day of the Plan Year, re-characterized as elective contributions (and not catch-up contributions). Any amounts re-characterized shall be treated as elective contributions (and not catch-up contributions) for all purposes of the Plan, except such contributions shall not be eligible for employer matching contributions.

2.6.5. Re-characterization of Elective Deferrals as Catch-Up Contributions. To the extent that (i) a Participant is eligible to make catch-up contributions as provided under Section 2.6.1, (ii) the Participant has excess elective deferrals (either in excess of the annual contribution limit under section 402(g) of the Code, in excess of the limit in Section 2.5 of this

Plan Statement, or in excess of the average deferral percentage test specified in section 401(k) of the Code and Appendix D of this Plan Statement), and (iii) the Participant has not exceeded the applicable annual contribution limit specified in section 414(v) of the Code, any amount initially characterized as elective contributions (and not as catch-up contributions) shall be re-characterized as catch-up contributions to the extent permitted under section 414(v) of the Code. Any amounts re-characterized shall be treated as catch-up contributions (and not elective contributions) for all purposes of the Plan.

SECTION 3

CONTRIBUTIONS AND ALLOCATION THEREOF

3.1. Employer Contributions.

3.1.1. Source of Employer Contributions. All Employer contributions to the Plan may be made without regard to profits.

3.1.2. Limitation. The contribution of the Employer to the Plan for any year, when considered in light of its contribution for that year to all other tax-qualified plans it maintains, shall, in no event, exceed the maximum amount deductible by it for federal income tax purposes as a contribution to a tax-qualified profit sharing plan under section 404 of the Code. Each such contribution to the Plan is conditioned upon its deductibility for such purpose.

3.1.3. Form of Payment. The appropriate contribution of the Employer to the Plan, determined as herein provided, shall be paid to the Trustee and may be paid either in cash or in common shares of the Employer or of any successor or in other assets of any character of a value equal to the amount of the contribution or in any combination of the foregoing ways.

3.2. Retirement Savings Contributions.

3.2.1. Amount. Within the time required by regulations of the United States Department of Labor, the Employer shall contribute to the Trustee for deposit in the Fund the reduction in Recognized Compensation which was elected to by each Participant pursuant to a Retirement Savings Election.

3.2.2. Allocation. The portion of this contribution made with respect to each Participant shall be allocated to that Participant’s Employee Basic Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.3. Required Matching Employer Contributions.

3.3.1. Amount and Eligibility. The Employer shall contribute to the Trustee for deposit in the Fund and for crediting to the Participant’s Employer Matching Contribution Account an amount which will equal thirty percent (30%) of the amount of the first six percent (6%) of reduction in Recognized Compensation for the Plan Year which was agreed to by the Participant pursuant to a Retirement Savings Election. Such Employer matching contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

3.3.2. Allocation. The Employer matching contribution which is made with respect to a Participant shall be allocated to that Participant’s Employer Matching Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.4. Discretionary Matching Contributions.

3.4.1. Amount. The Employer may (but shall not be required to) make discretionary matching contributions from year to year during the continuance of the Plan in such amounts as the Employer shall from time to time determine. Such contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

3.4.2. Allocation. The Employer discretionary matching contribution for a Plan Year shall be allocated to the Employer Matching Contribution Accounts of eligible Participants in proportion to the required Employer matching contribution made pursuant to Section 3.3. Such Employer matching contributions shall be made only for Participants who are eligible Participants within the meaning of Section 3.6. The Employer discretionary matching contribution which is made with respect to a Participant shall be allocated to that Participant’s Employer Matching Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.5. Discretionary Contributions.

3.5.1. Amount. The Employer may (but shall not be required to) make discretionary contributions from year to year during the continuance of the Plan in such amounts as the Employer shall from time to time determine. Such contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

3.5.2. Allocation. The Employer discretionary contribution for a Plan Year shall be allocated to the Discretionary Employer Contribution Accounts of eligible Participants under Section 3.6. The contribution shall be allocated to the Discretionary Employer Contribution Accounts of eligible Participants in the ratio which the Recognized Compensation of each such eligible Participant for the Plan Year bears to the Recognized Compensation for such Plan Year of all such eligible Participants. The amount so allocated to an eligible Participant shall be allocated to such Participant’s Discretionary Employer Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.6. Eligible Participants. For purposes of Sections 3.4 and 3.5, a Participant shall be an eligible Participant for a Plan Year only if such Participant is on the last day of such Plan Year, an employee of the Employer (including for this purpose any Participant who then is on temporary layoff or authorized leave of absence). No other Participant shall be an eligible Participant.

3.7. Annual Retirement Contribution.

3.7.1. Amount. The amount of the Annual Employer Contribution made for each eligible Participant, within the meaning of Section 3.7.3 for each Plan Year shall be equal to the following percentage of Recognized Compensation (see Special Rule in Section 3.7.4) based on the Participant’s completed years of Vesting Service as follows:

When the Participant Has Completed the Following Years of Vesting Service:	The Participant’s Employer Contribution Will be This Percentage of the Participant’s Recognized Compensation:
Less than 10 years	3%
10 years but less than 20 years	4%
20 years or more	5%

Notwithstanding the contribution schedule above, the amount of the Employer contribution made for each eligible Participant, within the meaning of Section 3.7.3, employed by Apogee Wausau Group, Inc. and hired or rehired prior to January 1, 2002 for each Plan Year shall be an amount equal to five percent (5%) of such eligible Participant’s Recognized Compensation (see Special Rule in Section 3.7.4) received from Apogee Wausau Group, Inc. for such Plan Year.

3.7.2. Allocation. The Employer contribution which is made with respect to an eligible Participant shall be allocated to that Participant’s Annual Retirement Contribution Account for the Plan Year with respect to which it is made and for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.7.3. Eligible Participants. For the purpose of this Section 3.7, a Participant shall be an eligible Participant for a Plan Year only if such Participant satisfies all of the following requirements in either (a) or (b) below:

(a)	the Participant

(i)	is credited with at least one thousand (1,000) Hours of Service (including Hours of Service earned while a union employee for Participants who transfer to or from union employee status) for such Plan Year, and

(ii)	is on the last day of such Plan Year, an employee of the Employer (including for this purpose any Participant who then is on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer); and

(b)	the Participant terminates employment with the Employer within the Plan Year by reason of death, retirement at or after the Participant’s Normal Retirement Age, retirement at or after age fifty-five (55) years with ten (10) years of Vesting Service or Disability.

No other Participant shall be an eligible Participant.

3.7.4. Special Rule. In addition to the Excluded Items listed in Section 1.1.29(b) of the definition of Recognized Compensation, as it applies to this Section 3.7, shall also exclude:

(a)	the value of stock options and stock appreciation rights (whether or not exercised) and other similar amounts; and

(b)	all premium pay for overtime work and premium pay for shift differentials; and

(c)	all bonuses and incentive compensation payments.

3.8. Adjustments.

3.8.1. Make-Up Contributions for Omitted Participants. If, after the Employer’s contribution for a Plan Year has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an employee who should have been considered a Participant) who should have been entitled to share in such contribution received no allocation or received an allocation which was less than the Participant should have received, the Committee may, at its election, and in lieu of reallocating such contribution, direct the Employer to make a special make-up contribution for the Account of such Participant in an amount adequate to provide the same addition to the Participant’s Account for such Plan Year as the Participant should have received.

3.8.2. Mistaken Contributions. If, after the Employer’s contribution for a Plan Year has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an individual who was not a Participant) received an allocation which was more than the Participant should have received, the Committee may direct that the mistaken contribution, adjusted for its pro rata share of any net loss or net gain in the value of the Fund which accrued while such mistaken contribution was held therein, shall be withdrawn from the Account of such individual and retained in the Fund and used to reduce the amount of the next succeeding contribution of the Employer to the Fund due after the determination that such mistaken contribution had occurred.

3.9. Rollover Contributions.

3.9.1. Contingent Provision. The provisions of this Rollover Contributions Section shall be subject to such conditions and limitations as the Committee may prescribe from time to time for administrative convenience and to preserve the tax-qualified status of the Plan.

3.9.2. Eligible Contributions. Each employee in Recognized Employment may contribute to the Plan, within such time and in such form and manner as may be prescribed by the Committee in accordance with those provisions of federal law relating to rollover contributions, cash (or the cash proceeds from distributed property) received by the employee in an eligible rollover distribution. The permitted sources for an eligible rollover distribution include: (i) an eligible retirement plan that is a tax-qualified retirement plan under section 401(a), (ii) a plan described in sections 403(a) or 403(b) of the Code, and (iii) en eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Although a source may be included on the foregoing list, the Committee may refuse to accept an eligible rollover distribution from a particular plan. Also, the Committee may establish rules and conditions regarding custodians of other qualified pension, profit sharing or stock bonus plans. The Plan will not accept a rollover contribution of after-tax employee contributions from a qualified plan or from an individual retirement account or annuity established solely to hold such eligible rollover distribution. Also, the Committee may establish rules and conditions regarding the acceptance of direct rollovers under section 401(a)(31) of the Code from trustees or custodians of other qualified pension, profit sharing or stock bonus plans.

3.9.3. Specific Review. The Committee shall have the right to reject, or to direct the Trustee to return, any such rollover contribution if, in the opinion of the Committee, the acceptance thereof might jeopardize the tax-qualified status of the Plan or unduly complicate its administration, but the acceptance of any such rollover contribution shall not be regarded as an opinion or guarantee on the part of the Employer, the Committee, the Trustee or the Plan as to the tax consequences which may result to the contributing Participant thereby.

3.9.4. Allocation. The rollover contribution made by an employee in Recognized Employment to the Plan shall be allocated to the Participant’s Rollover Account and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.10. Nondeductible Voluntary Contributions. Prior to January 1, 1987, the Plan accepted nondeductible voluntary contributions made in accordance with Article IV of the Prior Plan Statement. All such contributions held in the Employee Supplementary Contribution Account shall continue to share in any trust earnings or losses and be distributed in accordance with the provisions of Section 7.

3.11. Limitation on Annual Additions. In no event shall amounts be allocated to the Account of any Participant if, or to the extent, such amounts would exceed the limitations set forth in Appendix A to this Plan Statement.

3.12. Effect of Disallowance of Deduction or Mistake of Fact. All Employer contributions to the Plan are conditioned on their qualification for deduction for federal income tax purposes under section 404 of the Code. If any such deduction should be disallowed, in whole or in part, for any Employer contribution to the Plan for any year, or if any Employer contribution to the Plan is made by reason of a mistake of fact, then there shall be calculated the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake in determining the deduction or a mistake of fact. The Principal Sponsor shall direct the Trustee to return such excess, adjusted for its pro rata share of any net loss (but not any net gain) in the value of the Fund which accrued while such excess was held therein, to the Employer within one (1) year of the disallowance of the deduction or the mistaken payment of the contribution, as the case may be. If the return of such amount would cause the balance of any Account of any Participant to be reduced to less than the balance which would have been in such Account had the mistaken amount not been contributed, however, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

SECTION 4

INVESTMENT AND ADJUSTMENT OF ACCOUNTS

4.1. Establishment of Subfunds.

4.1.1. Establishing Commingled Subfunds. At the direction of the Investment Committee, the Trustee shall divide the Fund into two (2) or more Subfunds, which shall serve as vehicles for the investment of Participants’ Accounts. The Investment Committee shall determine the general investment characteristics and objectives of each Subfund and, with respect to each Subfund, shall either (i) designate that the Trustee or an Investment Manager or the Investment Committee has investment discretion over such Subfund, or (ii) designate one or more selected pooled investment vehicles (such as collective funds, group trusts, mutual funds, group annuity contracts and separate accounts under insurance contracts) to constitute such Subfund. The Trustee, Investment Manager or the Investment Committee, as the case may be, shall have complete investment discretion over each Subfund to which it has been assigned investment discretion, subject only to the general investment characteristics and objectives established for the particular Subfund. Until otherwise determined by the Investment Committee, the Subfunds to be maintained hereunder shall consist of the separate investment funds established and maintained under the Prior Plan Statement.

4.1.2. Individual Subfunds. The Investment Committee also may (but is not required to) establish additional Subfunds that consist solely of all or a part of the assets of a single Participant’s Total Account, which assets the Participant controls by investment directives to the Trustee and which may not be commingled with the assets of any other Participant’s Accounts. In no event, however, shall the Participant be allowed to direct the investment of assets in such individual Subfund in any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage or other similar tangible personal property if the investment in such property shall have been prohibited by the Secretary of the Treasury.

Notwithstanding anything apparently to the contrary in the Trust Agreement each Participant and each Beneficiary for whom an individually directed Subfund is maintained shall be responsible for the exercise of any voting or similar rights which exist with respect to assets in such individually directed Subfund. The Trustee shall cooperate with Participants and Beneficiaries to permit them to exercise such rights. The Trustee shall not independently exercise such rights. Any Beneficiary of a deceased Participant with an individually directed Subfund shall have the responsibility to direct investments for such Subfund until the Beneficiary directs the Trustee otherwise in writing.

4.1.3. Operational Rules. The Retirement Committee shall adopt rules specifying the circumstances under which a particular Subfund may be elected, or shall be automatically utilized, the minimum or maximum amount or percentage of an Account which may be invested in a particular Subfund, the procedures for making or changing investment elections, the extent (if any) to which Beneficiaries of deceased Participants may make investment elections and the effect of a Participant’s or Beneficiary’s failure to make an effective election with respect to all or any portion of an Account.

4.1.4. Revising Subfunds. The Investment Committee shall have the power, from time to time, to dissolve Subfunds, to direct that additional Subfunds be established and, under rules, to withdraw or limit participation in a particular Subfund. In connection with the power to commingle reserved to the Trustee in the Trust Agreement, the Investment Committee shall also have the power to direct the Trustee to consolidate any separate Subfunds hereunder with any other separate Subfunds having the same investment objectives which are established under any other retirement plan trust fund of the Employer or any business entity affiliated in ownership or management with the Employer of which the Trustee is trustee and which are managed by the Trustee or the same Investment Manager.

4.1.5. ERISA Section 404(c) Compliance. The Investment Committee may establish investment Subfunds and operational rules which are intended to satisfy section 404(c) of ERISA and the regulations thereunder. Such investment Subfunds shall permit Participants, Beneficiaries and Alternate Payees the opportunity to choose from at least three investment alternatives, each of which is diversified, each of which presents materially different risk and return characteristics, and which, in the aggregate, enable Participants, Beneficiaries and Alternate Payees to achieve a portfolio with appropriate risk and return characteristics consistent with minimizing risk through diversification. Such operational rules shall provide the following, and shall otherwise comply with section 404(c) of ERISA and the regulations and rules promulgated thereunder from time to time:

(a)	Participants, Beneficiaries and Alternate Payees may give investment instructions to the Trustee at least once every three months;

(b)	the Trustee must follow the investment instructions of Participants, Beneficiaries and Alternate Payees that comply with the Plan’s operational rules, provided that the Trustee may in any event decline to follow any investment instructions that:

(i)	would result in a prohibited transaction described in section 406 of ERISA or section 4975 of the Code;

(ii)	would result in the acquisition of an asset that might generate income which is taxable to the Plan;

(iii)	would not be in accordance with the documents and instruments governing the Plan insofar as they are consistent with Title I of ERISA;

(iv)	would cause a fiduciary to maintain indicia of ownership of any assets of the Plan outside of the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of ERISA and Department of Labor regulation section 2050.404b-1;

(v)	would jeopardize the Plan’s tax status under the Code;

(vi)	could result in a loss in excess of a Participant’s, Beneficiary’s or Alternate Payee’s Account balance;

(c)	Participants, Beneficiaries and Alternate Payees shall be periodically informed of actual expenses to their Accounts which are imposed by the Plan and which are related to their Plan investment decisions.

(d)	With respect to any Subfund consisting of Employer securities and intended to satisfy the requirements of section 404(c) of ERISA, (i) Participants, Beneficiaries and Alternate Payees shall be entitled to all voting, tender and other rights appurtenant to the ownership of such securities, (ii) procedures shall be established to ensure the confidential exercise of such rights, except to the extent necessary to comply with federal and state laws not preempted by ERISA, and (iii) the Trustee or other independent fiduciary designated by the Investment Committee shall ensure the sufficiency of and compliance with such confidentiality procedures.

4.2. Valuation and Adjustment of Accounts.

4.2.1. Valuation of Fund. The Trustee shall value each Subfund from time to time (but not less frequently than each Annual Valuation Date), which valuation shall reflect, as nearly as possible, the then fair market value of the assets comprising such Subfund (including income accumulations therein). In making such valuations, the Trustee may rely upon information supplied by any Investment Manager having investment responsibility over the particular Subfund.

4.2.2. Adjustment of Accounts. The Principal Sponsor shall cause the value of each Account or portion of an Account invested in a particular Subfund (including undistributed Total Accounts) to be increased (or decreased) from time to time for distributions, contributions, investment gains (or losses) and expenses charged to the Account.

4.2.3. Rules. The Retirement Committee shall establish additional rules for the adjustment of Accounts, including the times when contributions shall be credited under Section 3 for the purposes of allocating gains or losses under this Section 4.

4.3. Management and Investment of Fund. The Fund in the hands of the Trustee, together with all additional contributions made thereto and together with all net income thereof, shall be controlled, managed, invested, reinvested and ultimately paid and distributed to, Participants, Beneficiaries and Alternate Payees by the Trustee with all the powers, rights and discretions generally possessed by trustees, and with all the additional powers, rights and discretions conferred upon the Trustee under the Trust Agreement. Except to the extent that the Trustee is subject to the authorized and properly given investment directions or other directions of a Participant, a Beneficiary, an Alternate Payee, an Investment Manager or the Investment

Committee, and subject to the directions of the Retirement Committee with respect to the payment of benefits hereunder, the Trustee shall have the exclusive authority to manage and control the assets of the Fund and shall not be subject to the direction of any person in the discharge of its duties, nor shall its authority be subject to delegation or modification except by formal amendment of the Trust Agreement.

SECTION 5

VESTING

5.1. Employer Matching Contribution Account and Discretionary Employer Contribution Account.

5.1.1. Cliff Vesting. Except as hereinafter provided, the Vested portion of each Participant’s Employer Matching Contribution Account, Discretionary Employer Contribution Account, Annual Retirement Contribution Account and ARP Transfer Account shall be determined in accordance with the following schedule:

When the Participant Has Completed the Following Years of Vesting Service:	The Vested Portion of the Participant’s Employer Matching Contribution Account, Discretionary Employer Contribution Account, Annual Retirement Contribution Account and ARP Transfer Account Will Be:
Less than 3 years	0%
3 years or more	100%

5.1.2. Full Vesting. Notwithstanding any of the foregoing provisions for vesting of Employer Matching Contribution Accounts and Discretionary Employer Contribution Accounts, each Participant’s Employer Matching Contribution Account and Discretionary Employer Contribution Account shall become fully (100%) vested upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

(a)	the Participant’s death,

(b)	the Participant’s attainment of Normal Retirement Age,

(c)	the Participant’s Disability,

(d)	a partial termination of the Plan which is effective as to the Participant, or

(e)	a complete termination of the Plan or a complete discontinuance of Employer contributions hereto.

5.1.3. Full Vesting Upon Plan Termination Before Forfeiture Event. If a Participant is not in the employment of the Employer or an Affiliate upon a complete termination of the Plan or a complete discontinuance of Employer contributions hereto, then the Participant’s Employer Matching Account, Employer Discretionary Employer Contribution Account, Annual Retirement Contribution Account and ARP Transfer Account shall become fully (100%) vested if, on the date of such termination or discontinuance, such Participant has not had a “forfeiture event” as described in Section 6.2.1.

5.2. Other Accounts. Each Participant’s Employee Basic Contribution Account, Rollover Account, Employee Supplementary Contribution Account and Transfer Account shall be fully (100%) vested at all times.

SECTION 6

MATURITY

6.1. Events of Maturity. A Participant’s Total Account shall mature and the Vested portion shall become distributable in accordance with Section 7 upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

(a)	the Participant’s death;

(b)	the Participant’s separation from employment, whether voluntary or involuntary;

(c)	the attainment of age seventy and one-half (70-1/2) years by a Participant who is a five percent (5%) owner (as defined in Appendix B) at any time during the year in which the Participant attained age seventy and one-half (70-1/2) years and the crediting of any amounts to such a Participant’s Account after such time;

(d)	the Participant’s Disability; or

(e)	the disposition by the Employer to an entity outside the Employer’s controlled group of the Employer’s interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) which employs the Participant, if the Employer continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with such subsidiary and only if the purchase and sale agreement specifically authorizes distribution of this Plan’s assets in connection with such disposition;

provided, however, that a transfer from Recognized Employment to employment with the Employer that is other than Recognized Employment or a transfer from the employment of one Employer participating in the Plan to another such Employer or to any Affiliate shall not constitute an Event of Maturity.

6.2.	Forfeitures.

6.2.1. Forfeiture of Nonvested Account. Following the occurrence of a Participant’s Event of Maturity, if (i) the Participant has no Vested interest in the Participant’s Employer Matching Contribution Account or Discretionary Employer Contribution Account, and (ii) such Participant is not reemployed by the Employer or an Affiliate before the Valuation Date following the Participant’s Event of Maturity then:

(a)	the Participant’s Employer Matching Contribution Account and Discretionary Employer Contribution Account shall be forfeited as of the Annual Valuation Date, and

(b)	if the Participant returns to employment with the Employer or an Affiliate after such forfeiture date and before the Participant has five (5) consecutive One-Year Breaks in Service, the amount so forfeited shall be restored to the Participant’s Employer Matching Contribution Account and Discretionary Employer Contribution Account as soon as it is administratively practicable following the date the Participant returns (without adjustment for gains or losses after such forfeiture).

6.2.2. Use of Forfeitures. Forfeitures shall be used for the following purposes: to make restorations for rehired Participants of the same Employer as required in Section 6.2.1 and then to reduce Employer matching contributions otherwise required under Section 3.3. To the extent forfeitures are used to reduce Employer matching contributions, they shall be added as soon as administratively practicable to the reduced Employer matching contribution, if any, to be allocated to the Employer Matching Contribution Accounts of all Participants as provided in Section 3.3. Any forfeitures remaining at the termination of the Plan shall be considered to be a discretionary contribution and shall be allocated pursuant to Section 3.4.

6.2.3. Source of Restoration. The amount necessary to make the restoration required under Section 6.2.1 shall come first from forfeitures of Participants of the rehiring Employer. If such forfeitures are not adequate for this purpose, the rehiring Employer shall make a contribution adequate to make the restoration (in addition to any contributions made under Section 3). If the Participant is rehired by an Affiliate that is not an Employer, the amount necessary to make the restoration shall come first from the forfeitures of Participants of the Principal Sponsor and, if such forfeitures are not adequate for this purpose, then the Principal Sponsor shall make a contribution adequate to make the restoration (in addition to any contributions made under Section 3).

SECTION 7

DISTRIBUTIONS AND LOANS

7.1. Distributions to Participants Upon Event of Maturity.

7.1.1. Application For Distribution Required. No distribution shall be made from the Plan until the Committee has received an application for distribution from the Participant entitled to receive distribution. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.

(a)	Exception for Small Amounts. If a Participant whose Vested Total Account does not exceed Five Thousand Dollars ($5,000) incurs an Event of Maturity, then such Vested Total Account shall be distributed automatically in a single lump sum as soon as administratively practicable following such Event of Maturity without an application for distribution. A Participant who has no Vested interest in the Participant’s Total Account as of the Participant’s Event of Maturity shall be deemed to have received an immediate distribution of the Participant’s entire interest in the Plan as of such Event of Maturity. The value of a Participant’s Vested Total Account shall be determined without regard to that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code.

(b)	Exception for Required Distributions. If no application has been timely received within a reasonable period of time before the date by which distributions are required to be made pursuant to section 401(a)(9) of the Code or, if earlier, pursuant to the Plan, then the Vested Total Account shall be distributed automatically in a lump sum without an application for distribution.

7.1.2. Spousal Consent Not Required. The consent of a Participant’s spouse shall not be required to make distributions from the Plan (except for distributions from the ARP Transfer Account as set forth in Appendix E to the Plan Statement).

7.1.3. Form of Distribution. The only form of distribution available under this Plan is a lump sum payment. It is provided, however, that any amount to be distributed from a Participant’s ARP Transfer Account shall be distributed in accordance with the provisions of Appendix E to this Plan Statement.

7.1.4. Time of Distribution. Upon the receipt of a proper application from the Participant requesting distribution after the occurrence of an Event of Maturity, and after the right of the Participant to receive a distribution has been established, the Committee shall cause the Trustee to determine the value of the Participant’s Vested Total Account and to make distribution of such Vested Total Account in a single lump sum as soon as administratively practicable after the Participant requests a distribution. No distribution, however, shall be made as of the Valuation Date preceding the date the Participant’s application is received by the Committee.

7.1.5. Required Beginning Date. Distribution to the Participant shall be made not later than the required beginning date.

(a)	General Rule. The required beginning date is the later of (i) the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years, or (ii) the April 1 following the calendar year in which the Participant terminates employment.

(b)	Special Rule for Five Percent (5%) Owners. If a Participant is a five percent (5%) owner (as defined in Appendix B) at any time during the Plan Year in which such Participant attains age seventy and one-half (70-1/2) years, the required beginning date for such Participant shall be the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years. If any amounts are thereafter credited to such Participant’s Accounts, then for purposes of Section 7.1.1(b) each subsequent December 31 shall be treated as a required beginning date.

7.1.6. Effect of Reemployment. If a Participant is reemployed by the Employer or an Affiliate before the Participant attains Normal Retirement Age and before distribution is completed, the Participant’s Vested Total Account shall continue to be held in the Fund until the Participant incurs another Event of Maturity after the Participant’s reemployment. It is the general intent of this Plan that no distributions shall be made before the Normal Retirement Age of a Participant while the Participant is employed by the Employer or an Affiliate.

7.1.7. Death Prior to Distribution. If a Participant dies after the Participant’s Event of Maturity but before distribution of the Participant’s Vested Total Account has been completed, the undistributed Vested Total Account shall be distributed to the Participant’s Beneficiary as provided in Section 7.3.

7.2. In-Service and Hardship Withdrawals.

7.2.1. Withdrawals From Employee Supplementary Contribution Accounts. A Participant may make withdrawals while employed from time to time, but no more than once each Plan Year from the Participant’s Employee Supplementary Contribution Account. To receive such a withdrawal, the Participant must apply to the Committee. In the application, the Participant shall specify the dollar amount to be withdrawn. Such withdrawal application shall be approved by the Committee and such withdrawal shall be made in a lump sum cash payment as soon as administratively practicable following the approval of the application by the Committee.

(a)	Accounting. The amount of such withdrawals by a Participant shall be deemed to first come from the aggregate amount of nondeductible voluntary contributions theretofore made by the Participant and only thereafter from the earnings or gains in, or attributable to, the Employee Supplementary Contribution Account.

(b)	Spousal Consent Not Required. Spousal consent shall not be required to make a withdrawal to a married Participant.

(c)	Coordination with Section 4.1. If the Employee Supplementary Contribution Account is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount withdrawn shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.2.2. Age 59-1/2 Withdrawals. A Participant may receive a distribution while employed from the vested portion of the Accounts listed in (b) below if the Participant has attained age fifty-nine and one-half (59-1/2) years. To receive such a distribution, the Participant must apply to the Committee. In the application, the Participant shall specify the dollar amount to be distributed. Such distribution shall be approved by the Committee and such distribution shall be made in a lump sum cash payment as soon as administratively practicable following the approval of the application by the Committee.

(a)	Spousal Consent Not Required. Spousal consent shall not be required to make an age 59-1/2 distribution to a married Participant.

(b)	Sequence of Accounts. Each distribution made pursuant to this Section 7.2.2 shall first be taken from and charged to the Participant’s Accounts in the following sequence:

Employee Supplementary Contribution Account

Rollover Account

Transfer Account

Employer Matching Contribution Account

Discretionary Employer Contribution Account

Employee Basic Contribution Account.

(c)	Coordination with Section 4.1. If a distribution is made from an Account which is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount distributed shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.2.3. Hardship Withdrawals. A Participant may receive a hardship distribution, while employed, from the Participant’s Employee Basic Contribution Account if the Committee determines that such hardship distribution is for one of the purposes described in (a) below and the conditions in (b) and (c) below have been fulfilled. To receive such a distribution, the Participant must apply to the Committee. In the application, the Participant shall specify the dollar amount to be distributed. Such hardship distribution shall be approved by the Committee and such hardship distribution shall be made in a lump sum cash payment as soon as administratively practicable following the approval of the application by the Committee.

(a)	Purposes. Hardship distributions shall be allowed under Section 7.2.3 only if the Participant establishes that the hardship distribution is to be made for one of the following purposes:

(i)	expenses for medical care described in section 213(d) of the Code previously incurred by the Participant, the Participant’s spouse or any dependents of the Participant (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code,

(ii)	costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments),

(iii)	payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in section 152 of the Code), or

(iv)	payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that principal residence.

Such purposes shall be considered to be an immediate and heavy financial need of the Participant.

(b)

Limitations. In no event shall the cumulative amount of hardship distributions withdrawn from a Participant’s Employee Basic Contribution Account exceed the amount of contributions to that Account made pursuant to Section 3.2 (i.e., hardship distributions from that Account shall not include any earnings on such contributions or any curative allocations or earnings on curative allocations made pursuant to Section 2.3 of Appendix D). The amount of the hardship distribution shall not exceed the amount of the Participant’s immediate and heavy financial need; provided, however, that the amount of the immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. In addition, a hardship distribution shall not be allowed unless the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans (at the time of the loan) currently available under all plans maintained by the Employer and Affiliates. Other funds are not currently available unless the funds are available prior to or coincidently with the date the hardship distribution is available.

(c)	Spousal Consent Not Required. Spousal consent shall not be required to make a hardship distribution to a married Participant.

(d)	Coordination with Other Plans. The rules described in this Section 7.2.3(d) apply only if the hardship distribution includes a portion of the Participant’s Employee Basic Contribution Account. The Participant’s Retirement Savings Election and elective contributions and employee contributions under all other plans maintained by the Employer and Affiliates shall be canceled for six (6) months after receipt of a hardship distribution and shall not be automatically reinstated. Thereafter, the Participant may, upon giving prior notice to the Committee, enter into a new Retirement Savings Election effective as of any subsequent Enrollment Date following such six (6) month period, provided the Participant is in Recognized Employment on that date. For the purposes of this Section, all other plans maintained by the Employer and Affiliates shall mean all qualified and nonqualified plans of deferred compensation maintained by the Employer and Affiliates (including stock option, stock purchase or similar plans).

(e)	Coordination with Section 4.1. If the hardship distribution is made from an Account which is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount withdrawn shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.3. Distributions to Beneficiary.

7.3.1. Application For Distribution Required. No distribution shall be made from the Plan until the Committee has received an application for distribution from the Beneficiary of a Participant entitled to receive distribution. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.

(a)	Exception for Small Amounts. Upon the death of a Participant whose Vested Total Account does not exceed Five Thousand Dollars ($5,000), such Participant’s Vested Total Account shall be distributed to the Beneficiary in a single lump sum as soon as administratively practicable following such Participant’s death without an application for distribution.

(b)	Exception for Required Distributions. Any Vested Total Account for which no application has been timely received on or before the required beginning date effective as to a Beneficiary under Section 7.3.4, shall be distributed automatically in a single lump sum without an application for distribution.

7.3.2. Form of Distribution. At the direction of the Committee, the Trustee shall make distribution of the Participant’s Vested Total Account to the Beneficiary in a lump sum payment. No other form of distribution will be available to the Beneficiary.

7.3.3. Time of Distribution. After the Beneficiary submits a proper application for distribution and after the Committee establishes the Beneficiary’s right to receive a distribution, then the Committee shall cause the Trustee to make or commence distribution of such Vested Total Account in a single lump sum as soon as administratively practicable. No distribution, however, shall be made as of a Valuation Date preceding the date the Committee receives the Beneficiary’s application.

7.3.4. Beneficiary’s Required Beginning Date. Notwithstanding any other provision of this Plan Statement, distribution to the Beneficiary of a Participant shall be made not later than the following dates: (i) if the Participant dies before the Participant’s required beginning date, then distribution to the Beneficiary shall be made by the December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant’s death, or (ii) if the Participant dies after the Participant’s required beginning date, then distribution to the Beneficiary shall be made by the December 31 of the calendar year in which occurs the first (1st) anniversary of the Participant’s death. For the purpose of option (i) above, if the Participant dies before the Participant’s required beginning date and the Participant’s sole Beneficiary is the Participant’s spouse, then distribution to the Beneficiary shall be made by the later of (1) the December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant’s death, and (2) the December 31 of the calendar year in which the Participant would have reached the Participant’s required beginning date. It is provided, however, that any amount to be distributed from a Participant’s ARP Transfer Account shall be distributed in accordance with the provisions of Appendix E to this Plan Statement.

7.4. Designation of Beneficiaries.

7.4.1. Right To Designate. Each Participant may designate, upon forms to be furnished by and filed with the Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the Participant’s Vested Total Account in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless signed by the Participant and received by the Committee during the Participant’s lifetime. The Committee may establish rules for the use of electronic signatures. Until such rules are established, electronic signatures shall not be effective. The Committee may establish rules for the use of electronic signatures. Until such rules are established, electronic signatures shall not be effective.

7.4.2. Spousal Consent. Notwithstanding the foregoing, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the designation of the Beneficiary and must be witnessed by a notary public. The consent of the spouse must be to the designation of a specific named Beneficiary which may not be changed without further spousal consent, or alternatively, the consent of the spouse must expressly permit the Participant to make and to change the designation of Beneficiaries without any requirement of further spousal consent. The consent of the spouse to a Beneficiary is a waiver of the spouse’s rights to death benefits under the Plan. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse.

7.4.3. Failure of Designation. If a Participant:

(a)	fails to designate a Beneficiary,

(b)	designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or

(c)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Vested Total Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant’s surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse

Participant’s surviving issue per stirpes and not per capita

Participant’s surviving parents

Participant’s surviving brothers and sisters

Representative of Participant’s estate.

7.4.4. Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Vested Total Account may disclaim his or her interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of a Vested Total Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Vested Total Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to both the Committee and to the Trustee after the date of the Participant’s death but not later than nine (9) months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to both the Committee and the Trustee. A disclaimer shall be considered to be delivered to the Committee or the Trustee only when actually received by the Committee or the Trustee (and in the case of a corporate Trustee, shall be considered to be delivered only when actually received by a trust officer familiar with the affairs of the Plan). The Committee (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by either the Committee or the Trustee.

7.4.5. Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, subject to the following:

(a)	a legally adopted child and the adopted child’s lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent’s lineal ancestors);

(b)	a legally adopted child and the adopted child’s lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent’s lineal ancestors); except that if, after a child’s parent has died, the child is legally adopted by a stepparent who is the spouse of the child’s surviving parent, the child and the child’s lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent’s lineal ancestors);

(c)	if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent’s home and never openly held out the child as that parent’s child (unless doing so was precluded solely by death), then neither the child nor the child’s lineal descendants shall be issue of the person.

“Child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

7.4.6. Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)	If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)	The automatic Beneficiaries specified in Section 7.4.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)	If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)	Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)	Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence. The Committee (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

7.5. General Distribution Rules.

7.5.1. Notices. The Committee will issue such notices as may be required under section 402(f), 411(a)(11) and other sections of the Code in connection with distributions from the Plan. No distribution will be made unless it is consistent with such notice requirements. Generally, distributions may not commence as of a Valuation Date that is more than ninety (90) days or less than thirty (30) days after such notices are given to the Participant. Distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations or the notice required under section 1.402(f)-2T of the Income Tax Regulations is given, provided however, that:

(a)	the Committee clearly informs the distributee that the distributee has a right to a period of at least thirty (30) days after receiving such notices to consider whether or not to elect distribution; and

(b)	the distributee, after receiving the notice, affirmatively elects a distribution.

7.5.2. Direct Rollover. A distributee who is eligible to elect a direct rollover may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. A distributee who is eligible to elect a direct rollover includes only a Participant, a Beneficiary who is the surviving spouse of a Participant and a Participant’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Appendix C.

(a)

Eligible rollover distribution means any distribution of all or any portion of a Total Account to a distributee who is eligible to elect a direct rollover except (i) any distribution that is one of a series of substantially equal installments payable monthly, quarterly or annually over a period of time not extending beyond the remaining life expectancy of such distributee or pursuant to the applicable table under section 1.401(a)(9)-9 of the income tax regulations, and (ii) any distribution that is one of a series of substantially equal installments payable not less frequently than annually over a specified period of ten (10) years or more, and (iii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (iv) any hardship distribution, and (v) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). To the extent an eligible rollover distribution consists of after-tax employee contributions which are not includible in gross income, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or 408(b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)	Eligible retirement plan means (i) an individual retirement account described in section 408(a) of the Code, or (ii) an individual retirement annuity described in section 408(b) of the Code, or (iii) a plan described in section 403(a) of the Code or an annuity contract described under section 403(b) of the Code, or (iv) a qualified defined contribution plan described in section 401(a) of the Code that accepts the eligible rollover distribution, or (v) eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an Alternate Payee.

(c)	Direct rollover means the payment of an eligible rollover distribution by the Plan to the eligible retirement plan specified by the distributee who is eligible to elect a direct rollover.

7.5.3. Compliance with Section 401(a)(9) of the Code. Notwithstanding the foregoing provisions of this Section 7, all distributions under this Plan shall comply with the minimum distribution requirements of section 401(a)(9) of the Code.

7.5.4. Distribution in Cash. Generally, distribution of a Participant’s Vested Total Account shall be made in cash. If, however, the Vested Total Account to be distributed is invested in Employer stock, the distributee has elected a lump sum distribution, and the distributee has elected that the portion of the Participant’s Vested Total Account invested in Employer stock be made in kind, the Trustee shall cause distribution of that portion of the Vested Total Account to be made in Employer stock with such cash as may be necessary to represent fractional shares allocated to such Account.

In the absence of the election to receive Employer securities and subject to 7.6(a), the Participant’s Vested Total Account shall be distributed entirely in cash. In the case of cash distributions in lieu of shares or fractional shares of Employer securities, such shares or fractional shares shall be valued as of the date of distribution is made according to the method of valuation established by the Committee consistently applied.

7.5.5. Facility of Payment. In case of the minority incapacity or legal disability of a Participant, Beneficiary or Alternate Payee entitled to receive any distribution under the Plan, payment shall be made, if the Committee shall be advised of the existence of such condition:

(a)	to the court-appointed guardian or conservator of such Participant, Beneficiary or Alternate Payee, or

(b)	if there is no court-appointed guardian or conservator to a lawfully authorized representative of the Participant, Beneficiary or Alternate Payee (and the Committee, in its sole discretion, shall determine whether a person is a lawfully authorized representative for this purpose), or

(c)	to an institution entrusted with the care or maintenance of the minor, or disabled Participant, Beneficiary or Alternate Payee, provided, however, such institution has satisfied the Committee, in its sole discretion, that the payment will be used for the best interest and assist in the care of such Participant, Beneficiary or Alternate Payee, and provided further, that no prior claim for said payment has been made by person described in (a) or (b) above.

Any payment made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation of the Employer, the Committee, the Trustee and the Fund therefor.

7.6. Loans. The provisions of this Section shall be subject to the following rules, conditions and limitations:

7.6.1. Availability. Loans shall be made available to all Participants who are actively employed by the Employer or an Affiliate subject to limitations and conditions established under this Section on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees in an amount (expressed as a percentage of the Vested Total Account) greater than is made available to other employees.

7.6.2. Spousal Consent. Spousal consent shall not be required to make a loan to a married Participant.

7.6.3. Administration. Loan requests shall be granted or denied solely on the basis of this Section. There shall be no discretion to grant or deny a loan request. Denials shall be processed under the claims procedure rules of the Plan. Loans shall be approved (or denied) by the Committee. The Committee shall be contacted for this purpose at the address shown in the summary plan description. A copy of these rules, loan application forms, specimen promissory notes and any other information that is available concerning loans shall be made available at that address upon request. Loans under this Plan and any other plan maintained by the Employer and all Affiliates will be considered separate loans. Therefore, separate loan applications and promissory notes will need to be completed for loans from this Plan or any other plan. A loan will be made upon completion of a loan application, the execution of a promissory note and the completing of such other forms and the furnishing of such other information as may be required to comply with this Section. The promissory note will be a negotiable instrument. The Trustee will not, however, sell any note. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.

7.6.4. Loan Terms. The total amount of such loans to any Participant shall not exceed the lesser of:

(a)	Fifty percent (50%) of the Vested amount of that Participant’s Total Account, or

(b)	Fifty Thousand Dollars ($50,000);

provided, however, that the Fifty Thousand Dollar ($50,000) limitation shall be reduced by the excess (if any) of: (i) the highest outstanding balance of loans from the Plan (and all other plans of the Employer and all Affiliates) to such Participant during the one-year period ending on the day before the new loan is made, over (ii) the outstanding balance of all loans from the Plan (and all other plans of the Employer and all Affiliates) to such Participant on the day the new loan is made.

Any such loan must be repaid at least monthly in substantially level amounts, including principal and interest, over the term of the loan. Any such loan shall provide that it shall be repaid within a definite period of time to be specified by the Participant in the loan application and the promissory note. That period shall not exceed five (5) years unless such loan is to a Participant and is used to acquire a principal residence (as defined in section 121 of the Code) for the Participant and then it shall not exceed fifteen (15) years.

7.6.5. Collateral. Every loan made under these rules shall be secured by that portion of the Participant’s Total Account which does not exceed fifty percent (50%) of the sum total of the Participant’s Vested Total Account. This dollar amount shall be determined immediately after the origination of the loan (and shall be reduced by the amount of any unpaid principal and interest on any earlier loan which is similarly secured). This security interest shall exist without regard to whether it is or is not referenced in the loan documents. The Plan shall be permitted to realize on this collateral (as hereinafter provided) by any means including (but not limited to) offset. No other collateral shall be permitted or required.

7.6.6. Loan Rules. The Committee may adopt rules for the administration of loans that are not inconsistent with the Plan Statement, including the following rules:

(a)	Loan Amount. Loans will not be made in a principal amount less than Five Hundred Dollars ($500).

(b)

Interest Rate. The interest rate on any loan shall be equal to the prime rate (the base rate on corporate loans at large United States money center commercial banks) as published for the last business day of the calendar month preceding the calendar month in which the loan is granted by The Wall Street Journal in its Money Rates column or any comparable successor rate so published plus one percent (1%). If the prime rate is published as a range of rates, the highest prime rate in the range shall be used.

(c)	Accounting for Loan. For the purpose of determining the extent to which a Total Account is entitled to share in income, gains or losses of the Fund under Section 4, the same shall be deemed to be reduced by the unpaid balance of any outstanding loans to the Participant, and the interest payments on such loans shall be credited to the Participant’s Total Account. If a loan is made to a person who has assets in more than one Account, such loan shall be deemed to have been made from the Accounts in the following sequence:

Transfer Account

Rollover Account

Employer Matching Contribution Account

Discretionary Employer Contribution Account

Employee Supplementary Contribution Account

Employee Basic Contribution Account.

Repayments of principal on loans and payments of interest shall be apportioned among the Accounts from which the loan was made in proportion to the amounts by which the Accounts were initially reduced in order to make the loan. If a loan is made from an Account which is invested in more than one Subfund authorized and established under Section 4.1, the amount withdrawn in order to make the loan shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund. All repayments of principal and interest shall be reinvested in that Subfund which is designated by rules of the Committee.

(d)	Payments. All Participants who are actively employed by the Employer shall make payment of loans by monthly or more frequent payroll deduction. The making of the loan shall be considered an irrevocable authorization for payroll deduction. To the extent that the available payroll amount is not sufficient to satisfy the payment obligation, the Participant shall make monthly payment by cashier’s check, certified check or money order delivered to the Trustee or to the Committee as agent for the Trustee (at the address shown in the Plan’s summary plan description) by the due date for the payment. All payments by Participants who are not actively employed shall be made monthly by cashier’s check, certified check or money order delivered to the Trustee or to the Committee as agent for the Trustee at the address shown in the Plan’s summary plan description by the due date for the payment.

(e)	Prepayments. Prepayment of principal and interest shall be allowed only if the entire remaining balance due on the promissory note is paid in full.

(f)	Termination of Employment. The entire outstanding principal and unpaid interest shall be due and payable on the date thirty (30) days after the Participant’s termination of employment with the Employer and all Affiliates.

(g)	Death of the Participant. The death of the Participant shall terminate the loan. The unpaid principal and interest due and owing on the date of the Participant’s death shall be offset against the Participant’s Total Account. No payments shall be permitted after the Participant’s death. The tax consequences of the offset shall be reported to the Participant’s or the Participant’s estate and not to the Beneficiary.

(h)	Event of Default. Nonpayment within ninety (90) days after the quarter ending due date shall be an event of default. If a payment is not made by payroll deduction, then payment shall be considered made for this purpose only when the cashier’s check, certified check or money order is received in fact by the Trustee or the Committee as agent for the Trustee. Upon the occurrence of an event of default, the Participant’s Vested Accounts in the Plan given as security shall be offset by the amount of the then outstanding balance of loan in default (including, to the extent required under the Code, interest on the amount in default from the time of the default until the time of the offset). In the case of a Participant who has not had an Event of Maturity, however, this offset shall be deferred until an Event of Maturity as to such Participant, but, in the interim, it shall not be possible to cure the default. Such offset shall be automatic. No notice shall be required prior to offset. The Participant shall not be permitted to obtain any new loans while a loan is in default.

(i)	Miscellaneous. Loans will be made only as of any business day of the Plan Year. No Participant shall be permitted to have more than two outstanding loans. A participant shall not be permitted to obtain a new loan during the thirty-day period following the date the Trustee receives the final payment of principal and interest on an outstanding loan.

(j)	Fees. The loan shall be subject to a nonrefundable origination fee charged by the Trustee and approved by the Committee. No loan application shall be approved unless it is accompanied by any required origination fee.

(k)

Suspension of Payments Due to Military Service. If a Participant is called upon or volunteers to perform service in the uniformed services (as defined in chapter 43 of title 38, United States Code), the Plan shall suspend the obligation to repay the loan during the period the Participant performs such service until the Participant returns to employment with the Employer or terminates employment with the Employer. The Participant may voluntarily elect to continue to make loan payments during the period the Participant performs service in the uniformed services under rules established by the Committee.

7.6.7. Tax Reporting. To the extent required by section 72(p) of the Code, the Trustee shall report, from time to time, distributions of income in connection with loans made under this Plan. The operation of those tax rules is entirely independent of the rules of the Plan.

7.6.8. Truth in Lending. This Plan shall make all disclosures required under federal truth-in-lending regulations (Regulation Z issued by the Board of Governors of the Federal Reserve System).

7.6.9. Effective of Participant Bankruptcy. To the extent required by bankruptcy laws, loans shall be subject to stay, discharge, reinstatement and other matters.

7.6.10. ERISA Compliance — Loans Available to Parties in Interest. Notwithstanding Section 7.6.1, loans shall be available to Participants and Beneficiaries who are parties in interest as defined in section 3(14) of ERISA. An Alternate Payee shall be considered a Beneficiary for this purpose only after the domestic relations order has been finally determined to be a qualified domestic relations order as defined in Appendix C to the Plan Statement.

SECTION 8

SPENDTHRIFT PROVISIONS

No Participant or Beneficiary shall have any transmissible interest in any Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Trustee, nor shall the Trustee, the Employer or the Committee recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Trustee, nor shall the Trustee, the Employer or the Committee recognize any assignment thereof, either in whole or in part, except as is specifically permitted under section 401(a)(13) of the Code or the regulations thereunder.

The power to designate Beneficiaries to receive the Vested Total Account of a Participant in the event of death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber the Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employer, the Committee and the Trustee.

This Section shall not prevent the Employer, the Committee or the Trustee from exercising, in their discretion, any of the applicable powers and options granted to them upon the occurrence of an Event of Maturity, as such powers may be conferred upon them by any applicable provision hereof, nor prevent the Plan from offsetting a Participant’s Vested Total Account by the amount of the then outstanding balance of the loan in default. This Section shall not prevent the Employer, the Committee or the Trustee from observing the terms of a qualified domestic relations order as provided in Appendix C to this Plan Statement.

SECTION 9

AMENDMENT AND TERMINATION

9.1. Amendment. The Principal Sponsor reserves the power to amend this Plan Statement either prospectively or retroactively or both by action of the Committee (with the written concurrence of the Chief Executive Officer of the Principal Sponsor); provided that no amendment shall be effective to reduce or divest the Total Account of any Participant unless the same shall have been adopted with the consent of the Secretary of Labor pursuant to the provisions of ERISA, or in order to comply with the provisions of the Code and the regulations and rulings thereunder affecting the tax-qualified status of the Plan and the deductibility of Employer contributions thereto. Notwithstanding the foregoing, no amendment shall be effective to increase the duties of the Trustee without its consent. No oral or written statement shall be effective to amend the Plan Statement unless it is duly authorized by the Chief Executive Officer or the Committee. The power to amend the Plan Statement may not be delegated. Notwithstanding anything in this Plan Statement to the contrary, the Committee may adopt rules to facilitate compliance with the rules and requirements of the Securities Exchange Commission, including Section 16 of the Securities Exchange Act of 1934, which rules may limit rights under the Plan for certain Participants.

9.2. Discontinuance of Contributions and Termination of Plan. The Principal Sponsor reserves the right to reduce, suspend or discontinue its contributions to the Plan and to terminate the Plan herein embodied in its entirety. Notwithstanding anything in this Plan Statement to the contrary, if the Principal Sponsor applies to the Internal Revenue Service for a ruling that the termination of the Plan does not adversely affect its qualified status, then all distributions (other than required distributions under Section 7.1.1(b)) and the making of new loans shall be suspended upon termination of the Plan pending the receipt of a favorable determination.

9.3. Merger or Spinoff of Plans.

9.3.1. In General. The Principal Sponsor may cause all or a part of this Plan to be merged with all or a part of any other plan and may cause all or a part of the assets and liabilities to be transferred from this Plan to another plan. In the case of merger or consolidation of this Plan with, or transfer of assets and liabilities of this Plan to, any other plan, each Participant shall (if such other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated). If the Principal Sponsor agrees to a transfer of assets and liabilities to or from another plan, the agreement under which such transfer is concluded (or an amendment of or appendix to this Plan Statement) shall specify the Accounts to which the transferred amounts are to be credited.

9.3.2. Limitations. In no event shall assets be transferred from any other plan to this Plan unless this Plan complies (or has been amended to comply) with the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Code (or, where applicable, the distribution rules of section 401(k) of the Code) with respect to such transferred assets. In no event shall assets be transferred from this Plan to any other plan unless such other plan complies (or has been amended to comply) with the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Internal Revenue Code and the distribution rules of section 401(k) of the Internal Revenue Code with respect to such transferred assets.

9.3.3. Beneficiary Designations. If assets and liabilities are transferred from another plan to this Plan, Beneficiary designations made under that plan shall become void with respect to deaths occurring on or after the date as of which such transfer is made and the Beneficiary designation rules of this Plan Statement shall apply beginning on such date.

9.4. Adoption by Other Employers.

9.4.1. Adoption by Consent. The Principal Sponsor may consent to the adoption of the Plan by any business entity subject to such conditions as the Principal Sponsor may impose.

9.4.2. Procedure for Adoption. Any such adopting business entity shall initiate its adoption of the Plan by delivery of a certified copy of the resolutions of its board of directors (or other authorized body or individual) adopting this Plan Statement to the Principal Sponsor. Upon the consent by the Principal Sponsor to the adoption by the adopting business entity, and the delivery to the Trustee of written evidence of the Principal Sponsor’s consent, the adoption of the Plan by the adopting business entity shall be effective as of the date specified by the Principal Sponsor. If such adopting business entity is not a corporation, any reference in the Plan Statement to its board of directors shall be deemed to refer to such entity’s governing body or other authorized individual.

9.4.3. Effect of Adoption. Upon the adoption of the Plan by an adopting business entity as heretofore provided, the adopting business entity shall be an Employer hereunder in all respects. Each adopting business entity, as a condition of continued participation in the Plan, delegates to the Principal Sponsor the sole power and authority over all Plan matters except that the board of directors of each adopting business entity shall have the power to amend this Plan Statement as applied to it by establishing a successor plan to which assets and liabilities may be transferred as provided in Section 9.3 and to terminate the Plan as applied to it. Each reference herein to the Employer shall include the Principal Sponsor and all adopting business entities unless the context clearly requires otherwise.

SECTION 10

FIDUCIARY CONDUCT AND INDEMNIFICATION

10.1. Fiduciary Principles. The Trustee and each other fiduciary hereunder, in the exercise of each and every power or discretion vested in them by the provisions of this Plan Statement, shall (subject to the provisions of ERISA) discharge their duties with respect to the Plan solely in the interest of the Participants and Beneficiaries:

(a)	for the exclusive purpose of:

(i)	providing benefits to Participants and Beneficiaries, and

(ii)	defraying reasonable expenses of administering the Plan,

(b)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims,

(c)	by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and

(d)	in accordance with the documents and instruments governing the Plan, insofar as they are consistent with the provisions of ERISA.

Notwithstanding anything in this Plan Statement to the contrary, any provision hereof which purports to relieve a fiduciary from responsibility or liability for any responsibility, obligation or duty under Part 4 of Subtitle B of Title I of ERISA shall, to the extent the same is inconsistent with said Part 4, be deemed void.

10.2. Prohibited Transactions. Except as may be permitted by law, no Trustee or other fiduciary hereunder shall permit the Plan to engage, directly or indirectly, in any of the following transactions with a person who is a “disqualified person” (as defined in section 4975 of the Code) or a “party in interest” (as defined in section 3(14) of ERISA):

(a)	sale, exchange or leasing of any property between the Plan and such person,

(b)	lending of money or other extension of credit between the Plan and such person,

(c)	furnishing of goods, services or facilities between the Plan and such person,

(d)	transfer to, or use by or for the benefit of, such person of the income or assets of the Plan,

(e)	act by such person who is a fiduciary hereunder whereby the fiduciary deals with the income or assets of the Plan in the fiduciary’s own interest or for the fiduciary’s own account, or

(f)	receipt of any consideration for the fiduciary’s own personal account by such person who is a fiduciary from any party dealing with the Plan in connection with a transaction involving the income or assets of the Plan.

10.3. Indemnity. Each individual (as distinguished from corporate) trustee of the Plan or officer, director or employee of the Employer shall, except as prohibited by law, be indemnified and held harmless by the Employer from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken by such individual with respect to the Plan, whether imposed under ERISA or otherwise. No such indemnification, however, shall be required or provided if such liability arises (i) from the individual’s claim for his own benefit, or (ii) from the proven gross negligence or the bad faith of the individual, or (iii) from the criminal misconduct of such individual if the individual had reason to believe the conduct was unlawful. This indemnification shall continue as to an individual who has ceased to be a trustee of the Plan or officer, director or employee of the Employer and shall inure to the benefit of the heirs, executors and administrators of such an individual.

10.4. Pass-Through of Voting for Employer Securities. Notwithstanding any other provision of this Plan Statement, each Participant and Beneficiary shall have the right to vote all Employer securities held in such Participant’s or Beneficiary’s Total Account as set forth in this Section 10.4. Unless changed by the Committee, the procedures for the pass-through of voting rights on Employer securities are as follows:

The Trustee shall forward to each Participant and Beneficiary as of the Valuation Date immediately prior to the applicable record date, no later than five business days after the date the Trustee receives proxy, other proxy soliciting material and/or annual reports to security holders, (1) a copy of the proxy soliciting material and/or the annual report to security holders, and (2) a proxy or voting instruction card to vote the shares held in the Participant’s or Beneficiary’s Total Account. Participants and Beneficiaries shall return the proxy or voting instruction cards directly to the Trustee. The Trustee shall not honor or recognize any proxy which is not timely received by the Trustee. Shares for which Participants and Beneficiaries do not return proxy cards shall be voted pro rata. The Trustee shall not vote and shall not grant no proxies with respect to Employer securities in Accounts.

10.5. Pass-Through of Tender Offer for Employer Securities.

10.5.1. Pass-Through. Notwithstanding any other provision of this Plan Statement, each Participant and Beneficiary shall have the right to tender Employer securities held in such Participant’s or Beneficiary’s Total Account as set forth in this Section 10.5.

10.5.2. Procedures. Upon receipt of a tender offer filed with the Securities and Exchange Commission, the Trustee shall forward to each Participant and Beneficiary as of the Valuation Date immediately prior to such receipt, no later than five business days after such receipt, a copy of the offer accompanied by the procedures by which a Participant or Beneficiary may elect to tender the number of shares held for such Participant or Beneficiary as of the Valuation Date immediately prior to such receipt, which may contemplate that any such election may be made at a later time. Not later than ten business days prior to the expiration of the offer (the “Expiration Date”), the Trustee shall furnish to each Participant and Beneficiary a form providing binding instructions to the Trustee to tender such number of shares and an envelope addressed to the Trustee to return such instructions. All such instructions shall be received by the Trustee no later than five business days prior to the Expiration Date (unless a shorter time period is acceptable to the Trustee). Any Participant or Beneficiary may revoke such instructions by writing addressed to the Trustee received no later than one business day prior to the Expiration Date. On the Expiration Date the Trustee shall tender that number of shares for which it has received instructions that have not been revoked.

10.5.3. Confidentiality. Participants and Beneficiaries shall have the right to determine confidentially whether Employer securities will be tendered in a tender or exchange offer.

10.5.4. Proration. If less than all shares tendered by the Trustee are accepted, the shares sold for each Participant or Beneficiary shall be in the same ratio to the number of shares in the Total Account as the total number of shares accepted bears to the total number of shares tendered.

10.5.5. Future Investments. Notwithstanding any provision in this Plan Statement to the contrary, the proceeds from the sale of Employer securities pursuant to this Section 10.5 shall be transferred to the Total Account of a Participant or Beneficiary and shall be invested in accordance with uniform rules of the Committee and shall not be invested in Employer securities. All future contributions of the Employer to the Participant’s Total Account shall be credited to the Participant’s Account and shall be invested in accordance with uniform rules of the Committee and shall not be invested in Employer securities.

SECTION 11

DETERMINATIONS — RULES AND REGULATIONS

11.1. Determinations. Benefits under this Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them. The Committee has discretionary authority to grant or deny benefits under this Plan. The Committee shall have the sole discretion, authority and responsibility to interpret and construe the Plan Statement and all relevant documents and information and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of all persons to benefits and the amounts of their benefits. The Committee shall make such determinations as may be required from time to time in the administration of the Plan. This discretionary authority shall include all matters arising under the Plan including but not limited to, the determination whether a domestic relations order is a qualified domestic relations order and the interpretation and administration of a qualified domestic relations order.

11.2. Claims and Review Procedure. Until modified by the Committee, the claims and review procedure set forth in this Section shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims filed under the Plan except for disability claims filed on or after January 1, 2002. An application for a distribution shall be considered as a claim for the purposes of this Section.

11.2.1. Initial Claim. An individual may, subject to any applicable deadline, file with the Committee a written claim for benefits under the Plan in a form and manner prescribed by the Committee.

(a)	If the claim is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)	The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

11.2.2. Notice of Initial Adverse Determination. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)	a description of the claims and review procedure, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

11.2.3. Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

11.2.4. Claim on Review. If the claim, upon review, is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)	The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)	In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)	The Committee’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

11.2.5. Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the denial;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(e)	a statement of the claimant’s right to bring an action under ERISA section 502(a).

11.3. Claims and Review Procedure for Disability Claims Filed under the Plan on or After January 1, 2002. Until modified by the Committee, the claims and review procedure set forth in this Section shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims for a disability benefit filed under the Plan on or after January 1, 2002.

11.3.1. Initial Disability Claim. An individual may, subject to any applicable deadline, file with the Committee a written claim for disability benefits under the Plan in a form and manner prescribed by the Committee.

(a)	If the disability claim is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within forty-five (45) days after receipt of the disability claim.

(b)	The forty-five (45) day period for making the determination may be extended for thirty (30) days, if the Committee determines that an extension is necessary due to reasons beyond the control of the Committee and notifies the claimant of the extension prior to the expiration of the initial forty-five (45) day period. The thirty (30) day extension period can be further extended by another thirty (30) days (for a total of a sixty (60) day extension) if notice is provided to the claimant within the first thirty (30) day extension period.

(c)	In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a disability claim, the claimant shall have forty-five (45) days within which to provide the necessary information and the period for making the claim determination shall be tolled from the date on which the notification of extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of forty-five (45) days.

(d)	Any notice of extension shall specifically explain:

(i)	the circumstances requiring the extension of time;

(ii)	the date by which a claim determination is expected to be made;

(iii)	the standards on which entitlement to a benefit is based;

(iv)	the unresolved issues that prevent a decision on the disability claim; and

(v)	the additional information needed to resolve those issues.

11.3.2. Notice of Initial Adverse Determination. A notice of an adverse determination for a disability claim shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(d)	a description of the claims review procedure, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review;

(e)	if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request; and

(f)	if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

11.3.3. Request for Review. Within one-hundred and eighty (180) days after receipt of an initial adverse benefit determination notice for a disability claim, the claimant may file with the Committee a written request for review of the adverse determination and may, in connection therewith, submit written comments, documents, records and other information relating to the claim for disability benefits. Any request for review not filed within one-hundred and eighty (180) days after receipt of an initial adverse determination notice shall be untimely.

11.3.4. Disability Claim on Review. If the disability claim, upon review, is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within forty-five (45) days after receipt of the request for review.

(a)	The forty-five (45) day period for deciding the disability claim on review may be extended for forty-five (45) days if the Committee determines that special circumstances require an extension of time for the disability claim determination on review, provided that the Committee notifies the claimant, prior to the expiration of the initial forty-five (45) day period, of the special circumstances requiring an extension and the date by which a disability claim determination is expected to be made.

(b)	In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a disability claim, the claimant shall have forty-five (45) days within which to provide the necessary information and the period for making the benefit determination shall be tolled from the date on which the notification of extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of forty-five (45) days.

(c)	The Committee’s review of a denied disability claim shall:

(i)	take into account all comments, documents, records, and other information submitted by the claimant relating to the disability claim, without regard to whether such information was submitted or considered in the initial benefit determination;

(ii)	not afford deference to the initial adverse benefit determination;

(iii)	be conducted by a decision maker(s) who is neither the decision maker(s) who made the initial adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual(s);

(iv)	if the adverse benefit determination is based in whole or in part on a medical judgment, consult with a health care professional who has the appropriate training and experience in the field of medicine involved in the medical judgment (such health care professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is subject of the appeal, nor the subordinate of any such individual); and

(v)	provide for the identification of the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

11.3.5. Notice of Adverse Determination for Disability Claim on Review. A notice of an adverse determination for a disability claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for denial of the disability claim;

(b)	the specific references to the pertinent provisions of the Plan Statement (or other applicable Plan document) on which the denial is based;

(c)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for disability benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures;

(e)	a statement of the claimant’s right to bring an action under section 502(a) of ERISA;

(f)	if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request;

(g)	if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(h)	the following statement: “You and your plan may have other voluntary alternative dispute resolutions options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

11.4. Rules and Regulations.

11.4.1. Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

11.4.2. Specific Rules.

(a)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claims and review procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(b)	All decisions on claims and on requests for a review of denied claims shall be made by the Committee unless delegated as provided for in the Plan, in which case references in this Section 11 to the Committee shall be treated as references to the Committee’s delegate.

(c)	Claimants may be represented by a lawyer or other representative at their own expense, but the Committee reserves the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)	The decision of the Committee on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the Committee.

(e)	In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)	The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)	The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(h)	For the purpose of this Section, a document, record, or other information shall be considered “relevant” if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and (iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(i)	The Committee may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

11.5. Deadline to File Claim. To be considered timely under the Plan’s claims and review procedure, a claim must be filed with the Committee within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based. If or to the extent that the claim relates to a failure to effect a Participant’s or Beneficiary’s investment directions or a Participant’s election regarding contributions, a claim must be filed with the Committee within thirty (30) days after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

11.6. Exhaustion of Administrative Remedies. The exhaustion of the claims and review procedure is mandatory for resolving every claim and dispute arising under the Plan. In any subsequent legal action all explicit and all implicit determinations by the Committee (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

11.7. Deadline to File Legal Action. No legal action to recover benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the legal action is commenced in the proper forum before the earlier of:

(a)	thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(b)	six (6) months after the claimant has exhausted the claims and review procedure.

If or to the extent that the claim relates to a failure to effect a Participant’s or Beneficiary’s investment directions or a Participant’s election regarding contributions, the thirty (30) month period shall be nineteen (19) months.

11.8. Knowledge of Fact by Participant Imputed to Beneficiary. For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

SECTION 12

PLAN ADMINISTRATION

12.1. Principal Sponsor.

12.1.1. Officers. Except as hereinafter provided, functions generally assigned to the Principal Sponsor shall be discharged by its officers or delegated and allocated as provided herein.

12.1.2. Chief Executive Officer. The Chief Executive Officer of the Principal Sponsor may delegate or redelegate and allocate or reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Principal Sponsor hereunder as the Chief Executive Officer may from time to time deem advisable.

12.2. Retirement Committee.

12.2.1. Appointment and Removal. The Committee shall consist of such members as may be determined and appointed from time to time by the Chief Executive Officer of the Principal Sponsor and they shall serve at the pleasure of such Chief Executive Officer. Members of the Committee shall serve without compensation, but their reasonable expenses shall be an expense of the administration of the Fund and shall be paid by the Trustee from and out of the Fund except to the extent the Employer, in its discretion, directly pays such expenses.

12.2.2. Automatic Removal. If any individual who is a member of the Committee is a director, officer or employee when appointed as a member of the Committee, then such individual shall be automatically removed as a member of the Committee at the earliest time such individual ceases to be a director, officer or employee. This removal shall occur automatically and without any requirement for action by the Chief Executive Officer of the Principal Sponsor or any notice to the individual so removed.

12.2.3. Authority. The Committee may elect such officers as the Committee may decide upon. The Committee shall:

(a)	establish rules for the functioning of the Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business,

(b)

organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Committee; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Committee, to keep its records and otherwise assist the Committee in the performance of its duties; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify the Employer and the Trustee of any action taken by the Committee and, when required, notify any other interested person or persons,

(c)	determine from the records of the Employer the compensation, service records, status and other facts regarding Participants and other employees,

(d)	cause to be compiled at least annually, from the records of the Committee and the reports and accountings of the Trustee, a report or accounting of the status of the Plan and the Accounts of the Participants, and make it available to each Participant who shall have the right to examine that part of such report or accounting (or a true and correct copy of such part) which sets forth the Participant’s benefits and ratable interest in the Fund,

(e)	prescribe forms, procedures and methods (including telephonic, electronic or similar methods) to be used for applications for participation, benefits, notifications, etc., as may be required in the administration of the Plan,

(f)	set up such rules as are deemed necessary to carry out the terms of this Plan Statement,

(g)	resolve all questions of administration of the Plan not specifically referred to in this Section,

(h)	delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of the Employer, such functions assigned to the Committee hereunder as it may from time to time deem advisable, and

(i)	perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan Statement and performing the duties imposed on it.

12.2.4. Majority Decisions. If there shall at any time be three (3) or more members of the Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

12.3. Investment Committee.

12.3.1. Appointment and Removal. The Investment Committee shall consist of such members as may be determined and appointed from time to time by the Chief Executive

Officer of the Principal Sponsor and they shall serve at the pleasure of such Chief Executive Officer. Members of the Investment Committee shall serve without compensation, but their reasonable expenses shall be an expense of the administration of the Fund and shall be paid by the Trustee from and out of the Fund except to the extent the Employer, in its discretion, directly pays such expenses.

12.3.2. Automatic Removal. If any individual who is a member of the Investment Committee is a director, officer or employee when appointed as a member of the Investment Committee, then such individual shall be automatically removed as a member of the Investment Committee at the earliest time such individual ceases to be a director, officer or employee. This removal shall occur automatically and without any requirement for action by the Chief Executive Officer of the Principal Sponsor or any notice to the individual so removed.

12.3.3. Authority. The Investment Committee may elect such officers as the Investment Committee may decide upon. The Investment Committee shall:

(a)	establish rules for the functioning of the Investment Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business,

(b)	organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Investment Committee; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Investment Committee, to keep its records and otherwise assist the Investment Committee in the performance of its duties; keep a record of all its proceedings and acts; notify the Employer and the Trustee of any action taken by the Investment Committee and, when required, notify any other interested person or persons, and

(c)	delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Investment Committee or employees of the Employer, such functions assigned to the Investment Committee hereunder as it may from time to time deem advisable.

12.3.4. Majority Decisions. If there shall at any time be three (3) or more members of the Investment Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

12.4. Limitation on Authority.

12.4.1. Fiduciaries Generally. No action taken by any fiduciary, if authority to take such action has been delegated or redelegated to it, shall be the responsibility of any other fiduciary except as may be required by the provisions of ERISA. Except to the extent imposed by ERISA, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibility imposed upon such other fiduciary by the Plan Statement or by ERISA.

12.4.2. Trustee. The responsibilities and obligations of the Trustee shall be strictly limited to those set forth in this Plan Statement. The Trustee shall have no authority or duty to determine or enforce payment of any Employer contribution under the Plan or to determine the existence, nature or extent of any individual’s rights in the Fund or under the Plan or question any determination made by the Principal Sponsor or the Committee regarding the same. Nor shall the Trustee be responsible in any way for the manner in which the Principal Sponsor, the Employer or the Committee carries out its responsibilities under this Plan Statement or, more generally, under the Plan. The Trustee shall give the Principal Sponsor notice of (and tender to the Principal Sponsor) the prosecution or defense of any litigation involving the Plan, the Fund or other fiduciaries of the Plan.

12.5. Conflict of Interest. If any officer or employee of the Employer, any member of the board of directors of the Employer, any member of the Committee or any Trustee to whom authority has been delegated or redelegated hereunder shall also be a Participant, Beneficiary or Alternate Payee in the Plan, the individual shall have no authority as such officer, employee, member or Trustee with respect to any matter specially affecting his or her individual interest hereunder (as distinguished from the interests of all Participants, Beneficiaries or Alternate Payees or a broad class of Participants, Beneficiaries and Alternate Payees), all such authority being reserved exclusively to the other officers, employees, members or Trustees as the case may be, to the exclusion of such Participant, Beneficiary or Alternate Payee, and such Participant, Beneficiary or Alternate Payee shall act only in his or her individual capacity in connection with any such matter.

12.6. Dual Capacity. Individuals, firms, corporations or partnerships identified herein or delegated or allocated authority or responsibility hereunder may serve in more than one fiduciary capacity.

12.7.	Administrator. The Principal Sponsor shall be the administrator for purposes of section 3(16)(A) of ERISA.

12.8. Named Fiduciaries. The Principal Sponsor, the Committee and the Trustee shall be named fiduciaries for the purpose of section 402(a) of ERISA.

12.9. Service of Process. In the absence of any designation to the contrary by the Principal Sponsor, the Treasurer of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

12.10. Administrative Expenses. The reasonable expenses of administering the Plan shall be payable out of the Fund except to the extent that the Employer, in its discretion, directly pays the expenses.

12.11. IRS Qualification. This Plan is intended to qualify under section 401(a) of the Code as a defined contribution profit sharing plan (and not as a defined contribution stock bonus plan or money purchase pension plan or a defined benefit pension plan).

12.12. Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

12.13. Method of Executing Instruments.

12.13.1. Employer or Committee. Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor, the Employer or the Committee pursuant to any provision of this Plan Statement may be signed in the name of the Principal Sponsor or Employer by any officer or by any employee who has been authorized to make such certification or to give such notices or consents or by any Committee member.

12.13.2. Trustee. Any instrument or written notice required, necessary or advisable to be made or given by the Trustee may be signed by any Trustee, if all Trustees serving hereunder are individuals, or by any authorized officer or employee of the Trustee, if a corporate Trustee shall be acting hereunder as sole Trustee, or by any such officer or employee of the corporate Trustee or by an individual Trustee acting hereunder, if corporate and individual Trustees shall be serving as co-trustees hereunder.

12.14. Information Furnished by Participants. Neither the Employer nor the Committee nor the Trustee shall be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Employer, the Committee or the Trustee and used by them in determining the Participant’s Account. Neither the Employer nor the Committee nor the Trustee shall be obligated or required to increase the Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth. Any reduction of an Account shall be retained in the Fund and used to reduce the next succeeding contribution of the Employer to the Plan.

12.15. Receipt of Documents. If a form or document must be filed with or received by the Committee, Employer, or Trustee (the “appropriate entity”), it must be actually received by the appropriate entity to be effective. The determination of whether or when a form or document has been received by the appropriate entity shall be made by the Committee on the basis of what documents are acknowledged by the appropriate entity to be in its actual possession without regard to the “mailbox rule” or similar rule of evidence. The absence of a document in the appropriate entity’s records and files shall be conclusive and binding proof that the document was not received by the appropriate entity.

12.16. Powers of Attorney. The Plan shall recognize as valid a document submitted to the Committee by which a Participant, Beneficiary, or Alternate Payee appoints another person as his or her attorney in fact, under the following rules:

(a)	that neither the Plan Sponsor or the Committee shall be required to determine whether the document complies with the applicable state law regarding powers of attorneys or attorneys in fact;

(b)	that if the document enumerates one or more specific powers in addition to a general power to act, the enumeration of one or more specific powers shall not be deemed to limit the generality of the general power to act; in other words, the general power shall continue to be in force; and

(c)	that the document is signed by the Participant, Beneficiary, or Alternate Payee and is notarized.

The Committee may establish additional rules for the acceptance of powers of attorneys for Plan purposes. The Committee, in its sole discretion, may review the document as to whether it complies with the Plan’s rules and the Committee’s rules. If there is a conflict between the action of a court appointed guardian or conservator and an attorney in fact, then the authority of the court appointed guardian or conservator shall be recognized as superior to that of an attorney in fact.

12.17. Guardians and Conservators. The Plan shall recognize the authority of a court appointed guardian or conservator to act on behalf of a Participant, Beneficiary, or Alternate Payee to the extent such action is within the authority granted to the court appointed guardian or conservator.

SECTION 13

IN GENERAL

13.1. Disclaimers.

13.1.1. Effect on Employment. Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee, and the Employer shall not be obligated to continue the Plan. The terms of this Plan Statement shall not give any employee the right to be retained in the employment of the Employer.

13.1.2. Sole Source of Benefits. Neither the Employer nor any of its officers nor any member of its board of directors nor any member of the Committee nor the Trustee in any way guarantee the Fund against loss or depreciation, nor do they guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant, Beneficiary, Alternate Payee or other person. Each Participant, Beneficiary, Alternate Payee or other person entitled at any time to payments hereunder shall look solely to the assets of the Fund for such payments. If a Vested Total Account shall have been distributed to a former Participant, Beneficiary, Alternate Payee or any other person entitled jointly to the receipt thereof (or shall have been transferred to the Trustee of another tax-qualified deferred compensation plan), such former Participant, Beneficiary, Alternate Payee or other person, as the case may be, shall have no further right or interest in the other assets of the Fund.

13.1.3. Co-Fiduciary Matters. Neither the Employer nor any of its officers nor any member of its board of directors nor any member of the Committee shall in any manner be liable to any Participant, Beneficiary, Alternate Payee or other person for any act or omission of the Trustee (except to the extent that liability is imposed under ERISA). Neither the Employer nor any of its officers nor any member of its board of directors nor any member of the Committee nor the Trustee shall be under any liability or responsibility (except to the extent that liability is imposed under ERISA) for failure to effect any of the objectives or purposes of the Plan by reason of loss or fluctuation in the value of Fund or for the form, genuineness, validity, sufficiency or effect of any Fund asset at any time held hereunder, or for the failure of any person, firm or corporation indebted to the Fund to pay such indebtedness as and when the same shall become due or for any delay occasioned by reason of any applicable law, order or regulation or by reason of any restriction or provision contained in any security or other asset held by the Fund. Except as is otherwise provided in ERISA, the Employer and its officers, the members of its board of directors, the members of the Committee, the Trustee and other fiduciaries shall not be liable for an act or omission of another person with regard to a fiduciary responsibility that has been allocated to or delegated in whole or in part to such other person pursuant to the terms of this Plan Statement or pursuant to procedures set forth in this Plan Statement.

13.2. Reversion of Fund Prohibited. The Fund from time to time hereunder shall at all times be a trust fund separate and apart from the assets of the Employer, and no part thereof shall be or become available to the Employer or to creditors of the Employer under any circumstances other than those specified in Section 3.11 and Appendix A to this Plan Statement. It shall be impossible for any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries (except as hereinbefore provided).

13.3. Contingent Top Heavy Plan Rules. The rules set forth in Appendix B to this Plan Statement (concerning additional provisions that apply if the Plan becomes top heavy) are incorporated herein.

13.4. Continuity. The tenure and membership of any committee previously appointed, the rules of administration adopted and the Beneficiary designations in effect under the Prior Plan Statement shall, to the extent not inconsistent with this Plan Statement, continue in full force and effect until altered as provided herein.

13.5. Execution in Counterparts. This Plan Statement may be executed in any number of counterparts, each of which, without production of the others, shall be deemed to be an original.

SCHEDULE I

DEEMED AFFILIATES

The sole purpose of this Schedule I is to identify deemed Affiliates for recognizing credit given for past years of service before these entities were acquired by Apogee Enterprises (when it would otherwise not be required) for the purpose of determining Eligibility Service and Vesting Service.

	ENTITY	DIVISION	ACQUISITION DATE
1.	American Management Group d/b/a Portland Glass 865 Spring Street Westbrook, ME 04912	Harmon Northwest	3/3/97

2.	Vis’n, Service Corporation 406 Main Street Red Wing, MN 55066	Harmon Solutions Group	5/28/98

3.	Cherrydale Glass 7400 Fullerton Road Suite 100 Springfield, VA 22153	Harmon Glass Company	1/30/95

4.	Post Industries, Inc. (Airteq) 16200 N.E. Lewis Rogers Lane Newberg, OR 97132	Harmon Contract	9/30/91

5.	Norment Industries, Inc. P.O. Box 6129 Montgomery, AL 36194	Harmon Contract	7/17/91

6.	Simmons Glass Company 1001 5th Avenue North Nashville, TN	Harmon of Florida	9/4/90

7.	Culver Auto Glass 1135 SW Alder Street Portland, OR 97205	Harmon West	5/1/89

8.	Culver Warehouse 1135 SW Alder Street Portland, OR 97205	Harmon West	5/1/89

9.	Atwater Glass 1491 Atwater Boulevard Atwater, CA 95301	Harmon Glass Company	3/1/89

10.	Harrison Glass Company 1027 South Union Avenue Ozark, AL 36360	Harmon Glass Florida	5/22/88

11.	Harmon Glass 105 Cassens Court Fenton, MO 63026	Harmon Midwest	11/88

12.	Service Glass Company 4161 South Morgan Chicago, IL 60609	Harmon Midwest	6/13/88

13.	Valley Glass 1818 Scherer Parkway St. Charles, MO 63303	Harmon Midwest	5/6/88

14.	Valley Glass 9738 Manchester Road Rock Hill, MO 63119	Harmon Midwest	7/13/88

15.	Valley Glass 9433 Lackland Road Overland, MO 63114	Harmon Midwest	7/13/88

16.	Valley Glass 414 West Dunklin Jefferson City, MO 65101	Harmon Midwest	7/13/88

17.	Valley Glass 1976 South Gladstone Springfield, MO 65804	Harmon Midwest	7/13/88

18.	Viracon Insolair 909 Aldridge Road Vacaville, CA 95688	Viracon	4/1/88

19.	Harmon Glass – Flint 1068 Hubbard Avenue Flint, MI 48504	Harmon Midwest	5/18/87

20.	Harmon Glass - Grand Blanc G-6066 S. Saginaw Grand Blanc, MI 48439	Harmon Midwest	5/18/87

21.	Harmon American Glass 5700 Imhoff Drive Suite A Concorde, CA 95420	Harmon West	12/31/87

22.	Harmon American Glass 1205 Somerville Road Antioch, CA 94509	Harmon West	12/31/87

23.	A & A Glass 16396 Merrill Avenue Fontano, CA 92335	Harmon West	8/24/87

24.	United Glass 2201 Long Beach Blvd. Long Beach, CA 90806	Harmon West	6/15/87

25.	Charlie’s Glass 4587 Telephone Road Suite 101 Ventura, CA 93003	Harmon West	2/23/87

26.	Capitol Glass & Mirror 756 Bultman Drive Sumter, SC 29150	Harmon Southeast	11/2/87

27.	SSI 5340 Shoreline Blvd. Mound, MN 55364	Wausau Metals	10/12/87

28.	National Glass Company 4122 Richmond Avenue Houston, TX 77027	Harmon Midwest	8/1/86

29.	Savannah Glass Company 130 Douglas Street Savannah, GA 31408	Harmon Southeast	10/1/86

30.	Security Glass Company 2373 Ventura Road Smyrna, GA 30080	Harmon Southeast	6/15/86

31.	Superior Glass Company 1535 N. Magnolia Avenue Ocala, FL 32670	Harmon Southeast	5/86

32.	Inland Glass 358 W. Foothill Glendora, CA 91740	Harmon West	8/4/86

33.	Inland Glass 8523 Canoga Ave. F. Canoga, CA 90250	Harmon West	8/4/86

34.	Inland Glass 12575 Crenshaw Blvd. Hawthorne, CA 90250	Harmon West	8/4/86

35.	Inland Glass 2001 3rd St. C Riverside, CA 92507	Harmon West	8/4/86

36.	Inland Glass 1507 S. Grand Ave. Santa Ana, CA 92705	Harmon West	8/4/86

37.	Indiana Glass Depot 960 Pierson Indianapolis, IN 46204	Harmon Great Lakes	5/30/86

38.	Perfection Glass 949 Illinois Indianapolis, IN 46204	Harmon Great Lakes	5/30/86

39.	National Glass Company 3310 Refugee Road Columbus, OH 43232	Harmon Great Lakes	6/23/86

40.	City Glass Company 1400 Walnut Street Muncie, IN 47302	Harmon Great Lakes	2/24/86

APPENDIX A

LIMITATION ON ANNUAL ADDITIONS

Incorporating amendments of Code §415(c) enacted by §611(b) and §632(a) of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA; P.L. 107-16; June 4, 2001) effective for limitation years beginning after December 31, 2001.

SECTION 1

INTRODUCTION

Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1. Annual Addition. Annual addition means, with respect to any Participant for a limitation year, the sum of:

(i)	all employer contributions (including employer contributions of the Participant’s earnings reductions under section 401(k), section 403(b) and section 408(k) of the Code) allocable as of a date during such limitation year to the Participant under all defined contribution plans;

(ii)	all forfeitures allocable as of a date during such limitation year to the Participant under all defined contribution plans; and

(iii)	all Participant contributions made as of a date during such limitation year to all defined contribution plans.

1.1.1. Specific Inclusions. With regard to a plan which contains a qualified cash or deferred arrangement or matching contributions or employee contributions, excess contributions and excess aggregate contributions (whether or not distributed during or after the limitation year) shall be considered annual additions in the year contributed. Excess deferrals that are not distributed in accordance with the regulations under section 402(g) of the Code are annual additions.

1.1.2. Specific Exclusions. The annual addition shall not, however, include any portion of a Participant’s rollover contributions or any additions to accounts attributable to a plan merger or a transfer of plan assets or liabilities or any other amounts excludable under law. Excess deferrals that are distributed in accordance with the regulations under section 402(g) of the Code are not annual additions.

1.1.3. ESOP Rules. In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, annual additions shall not include any dividends or gains on sale of employer securities held by the employee stock ownership plan (regardless of whether such dividends or gains are (i) on securities which are allocated to Participants’ accounts or (ii) on securities which are not allocated to Participants’ accounts which, in the case of dividends used to pay principal on an employee stock ownership plan loan, result in employer securities being allocated to Participants’ accounts or, in the case of a sale, result in sale proceeds being allocated to Participants’ accounts). In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code under which no more than one-third (1/3rd) of the employer contributions for a limitation year which are deductible under section 404(a)(9) of the Code are allocated to highly compensated employees (as defined in section 414(q) of the Code), annual additions shall not include forfeitures of employer securities under the employee stock ownership plan if such securities were acquired with the proceeds of an exempt loan or, if the Employer is not an S corporation as defined in section 1361(a)(1) of the Code, employer contributions to the employee stock ownership plan which are deductible by the employer under section 404(a)(9)(B) of the Code and charged against the Participant’s account (i.e., interest payments).

1.2. Controlled Group Member. Controlled group member means the Employer and each member of a controlled group of corporations (as defined in section 414(b) of the Code and as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code and as modified by section 415(h) of the Code), affiliated service groups (as defined in section 414(m) of the Code) of which the Employer is a part and other organizations required to be aggregated for this purpose under section 414(o) of the Code.

1.3. Defined Contribution Plans. Defined contribution plan shall have the meaning assigned to that term by section 415(k)(1) of the Code. Whenever reference is made to defined contribution plans in this Appendix, it shall include all such plans maintained by the Employer and all controlled group members.

1.4. Individual Medical Account. Individual medical account means an account, as defined in section 415(1)(2) of the Code maintained by the Employer or a controlled group member which provides an annual addition.

1.5. Limitation Year. Limitation year means the Plan Year.

1.6. Maximum Permissible Addition.

1.6.1. General Rule. Maximum permissible addition (a term that is relevant only with respect to defined contribution plans) means, for any one (1) limitation year, the lesser of

(i)	Forty Thousand Dollars ($40,000), as adjusted automatically for increases in the cost of living by the Secretary of the Treasury pursuant to section 415(d) of the Code, or

(ii)	one hundred percent (100%) of the Participant’s § 415 compensation for such limitation year.

1.6.2. Medical Benefits. The dollar limitation in Section 1.6.1(i), but not the amount determined in Section 1.6.1(ii), shall be reduced by the amount of employer contributions which are allocated to a separate account established for the purpose of providing medical benefits or life insurance benefits with respect to a key employee (as defined in section 416 of the Code) under a welfare benefit fund or an individual medical account.

1.7. Section 415 Compensation. Section 415 compensation (sometimes, “§ 415 compensation”) shall mean, with respect to any limitation year, the total wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer and all controlled group members to the extent that such amounts are includible in gross income but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Without regard to whether it is or is not includible in gross income, subject to other limitations and rules of this Section, (i) § 415 compensation shall include foreign earned income as defined in section 911(b) of the Code whether or not excludable from gross income under section 911 of the Code, and (ii) § 415 compensation shall be determined without regard to the exclusions from gross income in section 931 and section 933 of the Code. Section 415 compensation shall be determined on a cash basis. Section 415 compensation shall also include any elective deferral as defined in section 402(g)(3) of the Code and any amount which is contributed or deferred by an Employer at the election of the employee and which is not includible in the gross income of the employee by reason of section 125, section 132(f) or section 457 of the Code.

1.8. Welfare Benefit Fund. Welfare benefit fund means a fund as defined in section 419(e) of the Code which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in section 419A(d)(3).

SECTION 2

DEFINED CONTRIBUTION LIMITATION

Notwithstanding anything to the contrary contained in the Plan Statement, there shall not be allocated to the account of any Participant under a defined contribution plan for any limitation year an amount which would cause the annual addition for such Participant to exceed the maximum permissible addition.

SECTION 3

REMEDIAL ACTION

3.1. Abatement. If a Participant’s annual additions for a limitation year would exceed the maximum permissible addition due to the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code or under other limited facts and circumstances that the Commissioner finds justify the availability of the rules in Treas. Regulation § 1.415-6(b)(6), to the extent necessary to eliminate the excess the following shall occur in the following sequence.

3.2. Employee After Tax Contributions and Elective Deferrals. The defined contribution plan shall:

(i)	return any unmatched employee contributions made by the Participant for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan), and

(ii)	distribute unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) made for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan), and

(iii)	return any matched employee contributions made by the Participant for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan), and

(iv)	distribute matched elective deferrals (within the meaning of section 402(g)(3) of the Code) made for the limitation year to the Participant (adjusted for their proportionate share of gains but not losses while held in the defined contribution plan).

To the extent matched employee contributions are returned or any matched elective deferrals are distributed, any matching contribution made with respect thereto shall be forfeited and reallocated to Participants as provided in the defined contribution plan.

3.3. Employer Contributions. If, after taking all the actions contemplated by Section 3.2, an excess still exists, the defined contribution plan shall dispose of the excess as follows.

(a)	Covered. If that Participant is covered by the defined contribution plan at the end of the limitation year, the Employer shall cause such excess to be used to reduce employer contributions for the next limitation year (“second limitation year”) and succeeding limitation years, as necessary, for that Participant.

(b)	Not Covered. If the Participant is not covered by the defined contribution plan at the end of the limitation year, however, then the excess amounts must be held unallocated in an “excess account” for the second limitation year (or succeeding limitation years) and allocated and reallocated in the second limitation year (or succeeding limitation year) to all the remaining Participants in the defined contribution plan as if an employer contribution for the second limitation year (or succeeding limitation year). However, if the allocation or reallocation of the excess amounts pursuant to the provisions of the defined contribution plan causes the limitations of this Appendix to be exceeded with respect to each Participant for the second limitation year (or succeeding limitation years), then these amounts must be held unallocated in an excess account. If an excess account is in existence at any time during the second limitation year (or any succeeding limitation year), all amounts in the excess account must be allocated and reallocated to Participants’ accounts (subject to the limitations of this Appendix) as if they were additional employer contributions before any employer contribution and any Participant contributions which would constitute annual additions may be made to the defined contribution plan for that limitation year. Furthermore, the excess amounts must be used to reduce employer contributions for the second limitation year (and succeeding limitation years, as necessary) for all of the remaining Participants.

(c)	No Distributions. Excess amounts may not be distributed from the defined contribution plan to Participants or former Participants.

If an excess account is in existence at any time during a limitation year, the gains and losses and other income attributable to the excess account shall be allocated to such excess account. To the extent that investment gains or other income or investment losses are allocated to the excess account, the entire amount allocated to Participants from the excess account, including any such gains or other income or less any losses, shall be considered as an annual addition. If the defined contribution plan should be terminated prior to the date any such temporarily held, unallocated excess would otherwise be allocated to the Accounts of Participants, such excess shall be allocated as of the date of termination and, if any portion of such excess cannot be allocated as of the date of termination by reason of the limitations of this Appendix, such remaining excess shall be returned to the Employer.

3.4. Sequence of Plans. Each step of remedial action under Section 3.2 and Section 3.3 as may be necessary to correct an excess allocation shall be made in all defined contribution plans before the next step of remedial action is made. Each such step shall be made in the defined contribution plans in the following sequence:

(i)	all profit sharing and stock bonus plans containing cash or deferred arrangements,

(ii)	all money purchase pension plans other than money purchase pension plans that are part of employee stock ownership plans,

(iii)	all profit sharing and stock bonus plans other than profit sharing and stock bonus plans containing cash or deferred arrangements and employee stock ownership plans,

(iv)	all employee stock ownership plans.

If an excess allocation occurs in two (2) or more plans in the same category, correction of the excess allocation shall be made in chronological order as determined by the effective date of each plan (using the original effective date of the plan) beginning with the most recently established plan.

APPENDIX B

CONTINGENT TOP HEAVY PLAN RULES

Incorporating amendments of Code §416 enacted by §613 of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA; P.L. 107-16; June 4, 2001) effective for years beginning after December 31, 2001.

Notwithstanding any of the foregoing provisions of the Plan Statement, if, after applying the special definitions set forth in Section 1 of this Appendix, this Plan is determined under Section 2 of this Appendix to be a top heavy plan for a Plan Year, then the special rules set forth in Section 3 of this Appendix shall apply. For so long as this Plan is not determined to be a top heavy plan, the special rules in Section 3 of this Appendix shall be inapplicable to this Plan.

SECTION 1

SPECIAL DEFINITIONS

Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1. Aggregated Employers. Aggregated employers means the Employer and each other corporation, partnership or proprietorship which is a “predecessor” to the Employer, or is under “common control” with the Employer, or is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c), (m) or (o) of the Code.

1.2. Aggregation Group. Aggregation group means a grouping of this Plan and:

(a)	if any Participant in the Plan is a key employee, each other qualified pension, profit sharing or stock bonus plan of the aggregated employers in which a key employee is a Participant (and for this purpose, a key employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a key employee), and

(b)	each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is required to be taken into account for this Plan or any plan described in paragraph (a) above to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code, and

(c)	each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is not included in paragraph (a) or (b) above, but which the Employer elects to include in the aggregation group and which, when included, would not cause the aggregation group to fail to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code.

1.3. Compensation. Unless the context clearly requires otherwise, compensation means the wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Compensation for this purpose shall include elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code including elective contributions authorized by the Participant under a cafeteria plan or any qualified cash or deferred arrangement under section 401(k) of the Code. For the purposes of this Appendix (excluding Section 1.6 of this Appendix), compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code (which is Two Hundred Thousand Dollars ($200,000) for the Plan Year ending December 31, 2002, as adjusted under the Code for cost-of-living increases).

1.4. Determination Date. Determination date means, for the first (1st) Plan Year of a plan, the last day of such first (1st) Plan Year, and for each subsequent Plan Year, the last day of the immediately preceding Plan Year.

1.5. Five Percent Owner. Five percent owner means for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than five percent (5%) of the value of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than five percent (5%) of the capital interest or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.6. Key Employee. Key employee means each Participant (whether or not then an employee) who at any time during the Plan Year is:

(a)	an officer of any aggregated employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having an annual compensation from all aggregated employers for such Plan Year in excess of one hundred thirty thousand dollars ($130,000) for such Plan Year (adjusted as provided in section 416(i)(1)(A) of the Code), or

(b)	a five percent owner, or

(c)	a one percent owner having an annual compensation from the aggregated employers of more than One Hundred Fifty Thousand Dollars ($150,000);

provided, however, that no more than fifty (50) employees (or, if lesser, the greater of three of all the aggregated employers’ employees or ten percent of all the aggregated employers’ employees) shall be treated as officers. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity. For the purpose of determining compensation, all compensation received from all aggregated employers shall be taken into account. The term “key employee” shall include the beneficiaries of a deceased key employee.

1.7. One Percent Owner. One percent owner means, for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than one percent (1%) of the value of the outstanding stock of the corporation or stock possessing more than one percent (1%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than one percent (1%) of the capital or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.8. Shareholder Attribution Rules. Shareholder attribution rules means the rules of section 318 of the Code, (except that subparagraph (C) of section 318(a)(2) of the Code shall be applied by substituting “5 percent” for “50 percent”) or, if the Employer is not a corporation, the rules determining ownership in such Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.

1.9. Top Heavy Aggregation Group. Top heavy aggregation group means any aggregation group for which, as of the determination date, the sum of:

(i)	the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such aggregation group, and

(ii)	the aggregate of the accounts of key employees under all defined contribution plans included in such aggregation group,

exceed sixty percent (60%) of a similar sum determined for all employees. In applying the foregoing, the following rules shall be observed:

(a)	For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of separation from service, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

(b)	Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(c)	If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to a plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(d)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(e)	In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(f)	In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(g)	If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(h)	For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

1.10. Top Heavy Plan. Top heavy plan means a qualified plan under which (as of the determination date):

(i)	if the plan is a defined benefit plan, the present value of the cumulative accrued benefits for key employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits for all employees, and

(ii)	if the plan is a defined contribution plan, the aggregate of the accounts of key employees exceeds sixty percent (60%) of the aggregate of all of the accounts of all employees.

In applying the foregoing, the following rules shall be observed:

(a)	Each plan of an Employer required to be included in an aggregation group shall be a top heavy plan if such aggregation group is a top heavy aggregation group.

(b)

For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of separation from service, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.

(c)	Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).

(d)	If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to the plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(e)	The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.

(f)	In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(g)	In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.

(h)	If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(i)	For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.

(j)	A plan shall not be a top heavy plan if it consists solely of (i) a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code, and (ii) matching contributions with respect to which the requirements of section 401(m)(11) are met. If, but for the preceding sentence, a plan would be treated as a top heavy plan because it is a member of an aggregation group which is a top heavy group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 3.3.

SECTION 2

DETERMINATION OF TOP HEAVINESS

Once each Plan Year, as of the determination date for that Plan Year, the administrator of this Plan shall determine if this Plan is a top heavy plan.

SECTION 3

CONTINGENT PROVISIONS

3.1. When Applicable. If this Plan is determined to be a top heavy plan for any Plan Year, the following provisions shall apply for that Plan Year (and, to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan.

3.2. Vesting Requirement.

3.2.1. General Rule. During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in a defined contribution plan that is a top heavy plan and the accrued benefits of all Participants in a defined benefit plan that is a top heavy plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan:

If the Participant Has Completed the Following Years of Vesting Service:	His Vested Percentage Shall Be:
Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

3.2.2. Subsequent Year. In each subsequent Plan Year that the Plan is determined not to be a top heavy plan, the other nonforfeitability provisions of the Plan Statement (and not this section) shall apply in determining the vested and nonforfeitable rights of Participants who do not have five (5) or more years of Vesting Service (three or more years of Vesting Service for Participants who have one or more Hours of Service in any Plan Year beginning after December 31, 1988) as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant.

3.2.3. Cancellation of Benefit Service. If this Plan is a defined benefit plan and if the Participant’s vested percentage is determined under this Appendix and if a Participant receives a lump sum distribution of the present value of the vested portion of his accrued benefit, the Plan shall:

(a)	thereafter disregard the Participant’s service with respect to which he received such distribution in determining his accrued benefit, and

(b)	permit the Participant who receives a distribution of less than the present value of his entire accrued benefit to restore this service by repaying (after returning to employment covered under the Plan) to the trustee the amount of such distribution together with interest at the interest rate of five percent (5%) per annum compounded annually (or such other interest rate as is provided by law for such repayment). If the distribution was on account of severance from employment such repayment must be made before the earlier of,

(i)	five (5) years after the first date on which the Participant is subsequently reemployed by the employer, or

(ii)	the close of the first period of five (5) consecutive one-year breaks in service commencing after the distribution.

If the distribution was on account of any other reason, such repayment must be made within five (5) years after the date of the distribution.

3.3. Defined Contribution Plan Minimum Benefit Requirement.

3.3.1. General Rule. If this Plan is a defined contribution plan, then for any Plan Year that this Plan is determined to be a top heavy plan, the Employer shall make a contribution for allocation to the account of each employee who is a Participant for that Plan Year and who is not a key employee in an amount (when combined with other Employer contributions and forfeited accounts allocated to his account, including matching contributions as defined in section 401(m)(4)(A) of the Code) which is at least equal to three percent (3%) of such Participant’s compensation. (This minimum contribution amount shall be further reduced by all other Employer contributions to this Plan or any other defined contribution plans.) This contribution shall be made for each Participant who has not separated from service with the Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer) including, for this purpose, each employee of the Employer who would have been a Participant if he had: (i) completed one thousand (1,000) Hours of Service (or the equivalent) during the Plan Year, and (ii) made any mandatory contributions to the Plan, and (iii) earned compensation in excess of the stated amount required for participation in the Plan.

3.3.2. Special Rule. Subject to the following rules, the percentage referred to in Section 3.3.1 of this Appendix shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that key employee for whom that percentage is the highest for the Plan Year.

(a)	The percentage referred to above shall be determined by dividing the Employer contributions for such key employee for such Plan Year by his compensation for such Plan Year.

(b)	For the purposes of this Section 3.3, all defined contribution plans required to be included in an aggregation group shall be treated as one (1) plan.

(c)	The exception contained in this Section 3.3.2 shall not apply to (be available to) this Plan if this Plan is required to be included in an aggregation group if including this Plan in an aggregation group enables a defined benefit plan to satisfy the qualification requirements of section 410 or section 401(a)(4) of the Code.

3.4. Defined Benefit Plan Minimum Benefit Requirement.

3.4.1. General Rule. If this Plan is a defined benefit plan, then for any Plan Year that the Plan is determined to be a top heavy plan, the accrued benefit for each Participant who is not a key employee shall not be less than one-twelfth (l/12th) of the applicable percentage of the Participant’s average compensation for years in the testing period.

3.4.2. Special Rules and Definitions. In applying the general rule of Section 3.4.1 of this Appendix, the following special rules and definitions shall apply:

(a)	The term “applicable percentage” means the lesser of:

(i)	two percent (2%) multiplied by the number of years of service with the Employer, or

(ii)	twenty percent (20%).

(b)	For the purpose of this Section 3.4, a Participant’s years of service with the Employer shall be equal to the Participant’s Vesting Service except that a year of Vesting Service shall not be taken into account if:

(i)	the Plan was not a top heavy plan for any Plan Year ending during such year of Vesting Service, or

(ii)	such year of Vesting Service was completed in a Plan Year beginning before January l, 1984, or

(iii)	the service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.

(c)	A Participant’s “testing period” shall be the period of five (5) consecutive years during which the Participant had the greatest compensation from the Employer; provided, however, that:

(i)	the years taken into account shall be properly adjusted for years not included in a year of service, and

(ii)	a year shall not be taken into account if such year ends in a Plan Year beginning before January l, 1984, or such year begins after the close of the last year in which the Plan was a top heavy plan.

(d)	An individual shall be considered a Participant for the purpose of accruing the minimum benefit only if such individual has at least one thousand (1,000) Hours of Service during a benefit accrual computation period (or equivalent service determined under Department of Labor regulations). Furthermore, such individual shall accrue a minimum benefit only for a benefit accrual computation period in which such individual has one thousand (1,000) Hours of Service (or equivalent service). An individual shall not fail to accrue the minimum benefit merely because the individual: (i) was not employed on a specified date, or (ii) was excluded from participation (or otherwise failed to accrue a benefit) because the individual’s compensation was less than a stated amount, or (iii) because the individual failed to make any mandatory contributions.

3.4.3. Accruals Preserved. In years subsequent to the last Plan Year in which this Plan is a top heavy plan, the other benefit accrual rules of the Plan Statement shall be applied to determine the accrued benefit of each Participant, except that the application of such other rules shall not serve to reduce a Participant’s accrued benefit as determined under this Section 3.4.

3.5. Priorities Among Plans. In applying the minimum benefit provisions of this Appendix in any Plan Year that this Plan is determined to be a top heavy plan, the following rules shall apply:

(a)	If an employee participates only in this Plan, the employee shall receive the minimum benefit applicable to this Plan.

(b)	If an employee participates in both a defined benefit plan and a defined contribution plan and only one (1) of such plans is a top heavy plan for the Plan Year, the employee shall receive the minimum benefit applicable to the plan which is a top heavy plan.

(c)	If an employee participates in both a defined contribution plan and a defined benefit plan and both are top heavy plans, then the employee, for that Plan Year, shall receive the defined benefit plan minimum benefit unless for that Plan Year the employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to five percent (5%) of his compensation.

(d)	If an employee participates in two (2) or more defined contribution plans which are top heavy plans, then the employee, for that Plan Year, shall receive the defined contribution plan minimum benefit in that defined contribution plan which has the earliest original effective date.

3.6. Bargaining Units. The requirements of Section 3.2 through Section 3.5 of this Appendix shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one (1) or more employers if there is evidence that retirement benefits are the subject of good faith bargaining between such employee representatives and such employer or employers.

APPENDIX C

QUALIFIED DOMESTIC RELATIONS ORDERS

SECTION 1

GENERAL MATTERS

Terms defined in the Plan Statement shall have the same meanings when used in this Appendix.

1.1. General Rule. The Plan shall not honor the creation, assignment or recognition of any right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless that domestic relations order is a qualified domestic relations order.

1.2. Alternate Payee Defined. The only persons eligible to be considered alternate payees with respect to a Participant shall be that Participant’s spouse, former spouse, child or other dependent.

1.3. DRO Defined. A domestic relations order is any judgment, decree or order (including an approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant and which is made pursuant to a state domestic relations law (including a community property law).

1.4. QDRO Defined. A qualified domestic relations order is a domestic relations order which creates or recognizes the existence of an alternate payee’s right to (or assigns to an alternate payee the right to) receive all or a portion of the Account of a Participant under the Plan and which satisfies all of the following requirements.

1.4.1. Names and Addresses. The order must clearly specify the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order.

1.4.2. Amount. The order must clearly specify the amount or percentage of the Participant’s Account to be paid by the Plan to each such alternate payee or the manner in which such amount or percentage is to be determined.

1.4.3. Payment Method. The order must clearly specify the number of payments or period to which the order applies.

1.4.4. Plan Identity. The order must clearly specify that it applies to this Plan.

1.4.5. Settlement Options. Except as provided in Section 1.4.8 of this Appendix, the order may not require the Plan to provide any type or form of benefits or any option not otherwise provided under the Plan.

1.4.6. Increased Benefits. The order may not require the Plan to provide increased benefits.

1.4.7. Prior Awards. The order may not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

1.4.8. Exceptions. The order will not fail to meet the requirements of Section 1.4.5 of this Appendix if:

(a)	The order requires payment of benefits be made to an alternate payee before the Participant has separated from service but as of a date that is on or after the date on which the Participant attains (or would have attained) the earliest payment date described in Section 1.4.10 of this Appendix; and

(b)	The order requires that payment of benefits be made to an alternate payee as if the Participant had retired on the date on which payment is to begin under such order (but taking into account only the present value of benefits actually accrued); and

(c)	The order requires payment of benefits to be made to an alternate payee in any form in which benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse).

In lieu of the foregoing, the order will not fail to meet the requirements of Section 1.4.5 of this Appendix if the order: (1) requires that payment of benefits be made to an alternate payee in a single lump sum as soon as is administratively feasible after the order is determined to be a qualified domestic relations order, and (2) does not contain any of the provisions described in Section 1.4.9 of this Appendix, and (3) provides that the payment of such single lump sum fully and permanently discharges all obligations of the Plan to the alternate payee.

1.4.9. Deemed Spouse. Notwithstanding the foregoing:

(a)	The order may provide that the former spouse of a Participant shall be treated as a surviving spouse of such Participant for the purposes of Section 7 of the Plan Statement (and that any subsequent or prior spouse of the Participant shall not be treated as a spouse of the Participant for such purposes), and

(b)	The order may provide that, if the former spouse has been married to the Participant for at least one (1) year at any time, the surviving former spouse shall be deemed to have been married to the Participant for the one (1) year period ending on the date of the Participant’s death.

1.4.10. Payment Date Defined. For the purpose of Section 1.4.8 of this Appendix, the earliest payment date means the earlier of:

(a)	The date on which the Participant is entitled to a distribution under the Plan; or

(b)	The later of (i) the date the Participant attains age fifty (50) years, or (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

SECTION 2

PROCEDURES

2.1. Actions Pending Review. During any period when the issue of whether a domestic relations order is a qualified domestic relations order is being determined by the Committee, the Committee shall cause the Plan to separately account for the amounts which would be payable to the alternate payee during such period if the order were determined to be a qualified domestic relations order.

2.2. Reviewing DROs. Upon the receipt of a domestic relations order, the Committee shall determine whether such order is a qualified domestic relations order.

2.2.1. Receipt. A domestic relations order shall be considered to have been received only when the Committee shall have received a copy of a domestic relations order which is complete in all respects and is originally signed, certified or otherwise officially authenticated.

2.2.2. Notice to Parties. Upon receipt of a domestic relations order, the Committee shall notify the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant that such domestic relations order has been received. The Committee shall include with such notice a copy of this Appendix.

2.2.3. Comment Period. The Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant shall be afforded a comment period of thirty (30) days from the date such notice is mailed by the Committee in which to make comments or objections to the Committee concerning whether the domestic relations order is a qualified domestic relations order. By the unanimous written consent of the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant, the thirty (30) day comment period may be shortened.

2.2.4. Initial Determination. Within a reasonable period of time after the termination of the comment period, the Committee shall give written notice to the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant of its decision that the domestic relations order is or is not a qualified domestic relations order. If the Committee determines that the order is not a qualified domestic relations order or if the Committee determines that the written objections of any party to the order being found a qualified domestic relations order are not valid, the Committee shall include in its written notice:

(i)	the specific reasons for its decision;

(ii)	the specific reference to the pertinent provisions of this Plan Statement upon which its decision is based;

(iii)	a description of additional material or information, if any, which would cause the Committee to reach a different conclusion; and

(iv)	an explanation of the procedures for reviewing the initial determination of the Committee.

2.2.5. Appeal Period. The Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant shall be afforded an appeal period of sixty (60) days from the date such an initial determination and explanation is mailed in which to make comments or objections concerning whether the original determination of the Committee is correct. By the unanimous written consent of the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant, the sixty (60) day appeal period may be shortened.

2.2.6. Final Determination. In all events, the final determination of the Committee shall be made not later than eighteen (18) months after the date on which first payment would be required to be made under the domestic relations order if it were a qualified domestic relations order. The final determination shall be communicated in writing to the Participant and all persons claiming to be alternate payees and all prior alternate payees with respect to the Participant.

2.3. Final Disposition. If the domestic relations order is finally determined to be a qualified domestic relations order and all comment and appeal periods have expired, the Plan shall pay all amounts required to be paid pursuant to the domestic relations order to the alternate payee entitled thereto. If the domestic relations order is finally determined not to be a qualified domestic relations order and all comment and appeal periods have expired, benefits under the Plan shall be paid to the person or persons who would have been entitled to such amounts if there had been no domestic relations order.

2.4. Orders Being Sought. If the Committee has notice that a domestic relations order is being or may be sought but has not received the order, the Committee shall not (in the absence of a written request from the Participant) delay payment of benefits to a Participant or Beneficiary which otherwise would be due. If the Committee has determined that a domestic relations order is not a qualified domestic relations order and all comment and appeal periods have expired, the Committee shall not (in the absence of a written request from the Participant) delay payment of benefits to a Participant or Beneficiary which otherwise would be due even if the Committee has notice that the party claiming to be an alternate payee or the Participant or both are attempting to rectify any deficiencies in the domestic relations order. Notwithstanding the above, after the commencement of a divorce action, the Committee shall comply with a restraining order, duly issued by the court handling the divorce, reasonably prohibiting the disposition of a Participant’s benefits pending the submission to the Committee of a domestic relations order or prohibiting the disposition of a Participant’s benefits pending resolution of a dispute with respect to a domestic relations order.

SECTION 3

PROCESSING OF AWARD

3.1. General Rules. If a benefit is awarded to an alternate payee pursuant to an order which has been finally determined to be a qualified domestic relations order, the following rules shall apply.

3.1.1. Source of Award. If a Participant shall have a Vested interest in more than one Account under the Plan, the benefit awarded to an alternate payee shall be withdrawn from the Participant’s Accounts in proportion to his Vested interest in each of them.

3.1.2. Effect on Account. For all purposes of the Plan, the Participant’s Account (and all benefits payable under the Plan which are derived in whole or in part by reference to the Participant’s Account) shall be permanently diminished by the portion of the Participant’s Account which is awarded to the alternate payee. The benefit awarded to an alternate payee shall be considered to have been a distribution from the Participant’s Account for the limited purpose of applying any rules of the Plan Statement relating to distributions from an Account that is only partially Vested.

3.1.3. After Death. After the death of an alternate payee, all amounts awarded to the alternate payee which have not been distributed to the alternate payee and which continue to be payable shall be paid in a single lump sum distribution to the personal representative of the alternate payee’s estate as soon as administratively feasible, unless the qualified domestic relations order clearly provides otherwise. The Participant’s Beneficiary designation shall not be effective to dispose of any portion of the benefit awarded to an alternate payee, unless the qualified domestic relations order clearly provides otherwise.

3.1.4. In-Service Benefits. Any in-service distribution provisions of the Plan Statement shall not be applicable to the benefit awarded to an alternate payee.

3.2. Segregated Account. If the Committee determines that it would facilitate the administration or the distribution of the benefit awarded to the alternate payee or if the qualified domestic relations order so requires, the benefit awarded to the alternate payee shall be established on the books and records of the Plan as a separate account belonging to the alternate payee.

3.3. Former Alternate Payees. If an alternate payee has received all benefits to which the alternate payee is entitled under a qualified domestic relations order, the alternate payee will not at any time thereafter be deemed to be an alternate payee or prior alternate payee for any substantive or procedural purpose of this Plan.

APPENDIX D

401(k), 401(m) & 402(g) COMPLIANCE

Introduction. This Appendix D contains rules for complying with the nondiscrimination provisions of section 401(k) and 401(m) of the Code and the limitations imposed under Section 402(g) of the Code.

Priority. Determinations under this Appendix shall be made in the following order:

(1)	Excess deferrals under Section 1,

(2)	Excess contributions under Section 2,

(3)	Excess aggregate contributions under Section 3.

The amount of excess contributions shall be reduced by excess deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within such Plan Year.

SECTION 1

SECTION 402(g) COMPLIANCE

1.1. Excess Deferrals.

1.1.1. In General. A Participant may attribute to this Plan any excess deferrals made during a taxable year of the Participant by notifying the Committee in writing not later than the March 1 following such taxable year of the amount of the excess deferral to be assigned to the Plan. A Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only the amount of elective contributions allocated to the Participant’s Employee Basic Contribution Account and to any other plan of the Employer and Affiliates. Notwithstanding any other provision of the Plan Statement, a Participant’s excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year.

1.1.2. Definitions. For purposes of this Appendix, excess deferrals shall mean the amount of elective contributions allocated to the Participant’s Employee Basic Contribution Account for a Participant’s taxable year and which the Participant or the Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.

D-1

1.1.3. Claims. The Participant’s claim shall be in writing; shall be submitted to the Committee not later than March 1 with respect to the immediately preceding taxable year; shall specify the amount of the Participant’s excess deferrals for the preceding taxable year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by section 402(g) of the Code for the taxable year in which the deferral occurred. The Employer shall notify the Plan on behalf of the Participant where the excess deferrals occur in the Plan or the combined plans of the Employer and Affiliates.

1.1.4. Determination of Income or Loss. The excess deferrals shall be adjusted for income or loss. Unless the Committee and the Trustee agree otherwise in writing, the income or loss allocable to excess deferrals shall be determined by multiplying the income or loss allocable to the Participant’s elective contributions for the Plan Year ending within such preceding taxable year by a fraction, the numerator of which is the excess deferrals on behalf of the Participant for such preceding taxable year and the denominator of which is the balance in both the Participant’s Employee Basic Contribution Account balance attributable to elective contributions on the Valuation Date coincident with or immediately before the last day of such preceding taxable year without regard to any income or loss occurring during such taxable year.

1.1.5. Accounting for Excess Deferrals. Excess deferrals shall be distributed from the Participant’s Employee Basic Contribution Account.

1.1.6. Orphaned Matching Contributions. If excess deferrals are distributed pursuant to this Section 1.1, applicable matching contributions under Section 3.3 and 3.4 of the Plan Statement shall be treated as forfeitures and reallocated as if such forfeitures were Employer matching contributions under Section 3.3 and 3.4 of the Plan Statement made for those Participants who were entitled to receive an Employer matching contribution for that Plan Year.

SECTION 2

SECTION 401(k) COMPLIANCE

2.1. Section 401(k) Compliance.

2.1.1. Special Definitions. For purposes of this Section 2, the following special definitions shall apply:

(a)	An eligible employee means an individual who is entitled to provide a Retirement Savings Election for all or a part of the Plan Year (whether or not the individual does so).

(b)	An eligible Highly Compensated Employee means an eligible employee who is a Highly Compensated Employee.

D-2

(c)	Deferral percentage means the ratio (calculated separately for each eligible employee) of:

(i)	the total amount, for the Plan Year, of Employer contributions credited to the eligible employee’s Employee Basic Contribution Account excluding any Employer contributions to the Employee Basic Contribution Account used in determining the contribution percentage in Section 3.1(c)(i), to

(ii)	the eligible employee’s Recognized Compensation for the portion of such Plan Year that the employee is an eligible employee.

For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.

(d)	Average deferral percentage means, for a specified group of eligible employees for the Plan Year, the average of the deferral percentages for all eligible employees in such group.

2.1.2. Special Rules. For purposes of this Section 2.1, the following special rules apply:

(a)	Rounding. The deferral percentage of each eligible employee and the average deferral percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.

(b)	Multiple Plans. In the case of an eligible Highly Compensated Employee who participates in any other plan of the Employer and Affiliates (other than an employee stock ownership plan described in sections 409(a) and 4975(e)(7) of the Code) to which Employer contributions are made on behalf of the eligible Highly Compensated Employee pursuant to a salary reduction agreement, all such Employer contributions shall be aggregated for purposes of determining the eligible Highly Compensated Employee’s deferral percentage; provided, however, that such Employer contributions made under an employee stock ownership plan shall not be aggregated.

(c)	Permissive Aggregation. If this Plan satisfies the requirements of section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such section of the Code only if aggregated with this Plan, then this Section 2.1 shall be applied by determining the average deferral percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year and use the same 401(k) testing method.

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2.1.3. The 401(k) Tests. Notwithstanding the foregoing provisions, at least one of the following two (2) tests must be satisfied for each Plan Year:

Test 1:	The average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average deferral percentage of all other eligible employees for the preceding Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:	The excess of the average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year over the average deferral percentage of all other eligible employees for the preceding Plan Year is not more than two (2) percentage points, and the average deferral percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average deferral percentage of all other eligible employees for the preceding Plan Year multiplied by two (2).

The Committee may, however, elect in accordance with further guidance issued by the Secretary of the Treasury to substitute the average deferral percentage of all other eligible employees for the current Plan Year for the average deferral percentage of all other eligible employees for the preceding Plan Year in Tests 1 and 2 above. Any election made by the Committee to use the average deferral percentage of all other eligible employees for the preceding Plan Year in Tests 1 and 2 above, may only be changed in the manner prescribed by the Secretary of the Treasury.

2.1.4. Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 2.1.3 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) a maximum amount of contributions that can be made pursuant to a Retirement Savings Election by eligible Highly Compensated Employees that is less than the amount that would otherwise be permitted. No contributions shall be permitted to be made in excess of that maximum after the date such maximum is effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests described in Section 2.1.3 and the commencement and termination dates for any modifications.

2.2. Distribution of Excess Contributions.

2.2.1. In General. Notwithstanding any other provision of the Plan Statement, excess contributions for a Plan Year, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year, to eligible Highly Compensated Employees as determined in this Section.

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2.2.2. Determining Excess Contributions. For purposes of this Section 2.2, excess contributions shall mean, with respect to any Plan Year, the excess of:

(a)	the aggregate amount of Employer contributions taken into account in computing the average deferral percentage of eligible Highly Compensated Employees for such Plan Year, over

(b)	the maximum amount of such contributions permitted by the section 401(k) test described in Section 2.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible Highly Compensated Employees’ contributions as follows:

(i)	The contributions made pursuant to a Tax Relief Investment Agreement of the eligible Highly Compensated Employee who has the highest deferral percentage (as defined in Section 2.1 of this Appendix) shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s deferral percentage to equal the next highest deferral percentage of an eligible Highly Compensated Employee.

(ii)	If neither the tests is satisfied after such reduction, the contributions made pursuant to a Tax Relief Investment Agreement of the eligible Highly Compensated Employees who then have the highest deferral percentage (including those eligible Highly Compensated Employees whose contributions were reduced under (i) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ deferral percentage to equal the next highest deferral percentage of an eligible Highly Compensated Employee.

(iii)	If neither of the tests is satisfied after such reduction, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.

2.2.3. Method of Distributing Excess Contributions. Excess contributions, plus any income and minus any loss allocable thereto, shall be distributed from the Employee Basic Contribution Account. The amount of excess contributions to be distributed on behalf of each eligible Highly Compensated Employee for the Plan Year shall be equal to the amount of reduction determined as follows:

(a)	The contributions made pursuant to a Retirement Savings Election of the eligible Highly Compensated Employee who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contributions to equal the next highest dollar amount contributed by eligible Highly Compensated Employees (and the amount credited pursuant to Section 3.2 of the Plan Statement, and the applicable amount, if any, credited pursuant to Section 3.3 and 3.4 of the Plan Statement shall be reduced accordingly).

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(b)	If any excess contributions remain after performing (a), then the eligible Highly Compensated Employees who have the next highest dollar amount of contributions made pursuant to a Retirement Savings Election (including those eligible Highly Compensated Employees reduced under (a) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contributions to equal the next highest dollar amount contributed by eligible Highly Compensated Employees (and the amount credited pursuant to Section 3.2 of the Plan Statement, and the applicable amount, if any, credited pursuant to Section 3.3 and 3.4 of the Plan Statement shall be reduced accordingly).

(c)	If any excess contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess contributions remain.

Provided, however, if the total amount of reduction determined in (a), (b) and (c) would be greater than the amount of excess contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess contributions.

2.2.4. Determination of Income or Loss. The excess contributions to be distributed to any eligible Highly Compensated Employee shall be adjusted for income or loss. Unless the Committee and the Trustee agree otherwise in writing, the income or loss allocable to excess contributions to be distributed shall be determined by multiplying the income or loss allocable to the eligible Highly Compensated Employee’s elective contributions for the Plan Year by a fraction, the numerator of which is the excess contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the eligible Highly Compensated Employee’s account balances attributable to elective contributions on the last day of the Plan Year, without regard to any income or loss occurring during such Plan Year.

2.2.5. Orphaned Matching Contributions. If excess contributions are distributed pursuant to this Section 2.2, applicable matching contributions under Section 3.3 and 3.4 of the Plan Statement shall be treated as forfeitures and reallocated as if such forfeitures were Employer matching contributions under Section 3.3 and 3.4 of the Plan Statement made for those Participants who were entitled to receive an Employer matching contribution for that Plan Year.

2.3. Section 401(k) Curative Allocation.

2.3.1. Amount and Eligibility. If neither of the section 401(k) tests set forth in Section 2.1 of this Appendix has been satisfied and a distribution of “excess contributions” has not been made pursuant to Section 2.2 of this Appendix, then the Employer shall make a discretionary contribution for that Plan Year. Forfeitures shall not be included in this allocation.

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Only those Participants who were not eligible Highly Compensated Employees for that Plan Year and for whom some contribution was made pursuant to Section 3.2 of the Plan Statement for such Plan Year shall share in such allocation. This allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of compensation, to other Participants. The amount of the Employer discretionary contribution to be so allocated shall be that amount required to cause the Plan to satisfy either of the section 401(k) tests set forth in Section 2.1 of this Appendix for the Plan Year; provided, however, that in no case shall amounts be so allocated to cause a Participant’s deferral percentage to exceed twenty percent (20%). Such Employer discretionary contribution shall be treated as elective contributions subject to section 1.401(k)-1(b)(5) of the Income Tax Regulations, which is incorporated herein.

2.3.2. Crediting to Account. The Employer discretionary contribution which is so allocated to a Participant shall be allocated to that Participant’s Employee Basic Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

SECTION 3

SECTION 401(m) COMPLIANCE

3.1. Section 401(m) Compliance.

3.1.1. Special Definitions. For purposes of this Section 3, the following special definitions shall apply:

(a)	An eligible employee means an individual who is eligible to receive an Employer matching contribution for any portion of the Plan Year (whether or not the individual does so).

(b)	An eligible Highly Compensated Employee means an eligible employee who is a Highly Compensated Employee.

(c)	Contribution percentage means the ratio (calculated separately for each eligible employee) of:

(i)	the total amount, for the Plan Year, of Employer contributions credited to the eligible employee’s Employer Matching Contribution Account, and including, if the Committee elects, all or a portion of the amount of Employer contributions credited to the eligible employee’s Employee Basic Contribution Account, provided that the 401(k) compliance testing under Section 2.1 of this Appendix is satisfied both with and without exclusion of such Employer contributions, to

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(ii)	the eligible employee’s Recognized Compensation for the portion of such Plan Year that the employee is an eligible employee.

For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.

(d)	Average contribution percentage means, for a specified group of eligible employees for the Plan Year, the average of the contribution percentages for all eligible employees in such group.

3.1.2. Special Rules. For purposes of this Section 3.1, the following special rules apply:

(a)	Rounding. The contribution percentage of each eligible employee and the average contribution percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.

(b)	Multiple Plans. In the case of an eligible Highly Compensated Employee who participates in any other plan of the Employer and Affiliates (other than an employee stock ownership plan described in sections 409(a) and 4975(e)(7) of the Code) to which Employer matching contributions are made on behalf of the eligible Highly Compensated Employee, all such Employer matching contributions, and if used to determine the contribution percentage of eligible employees, Employer contributions made pursuant to a salary reduction agreement, shall be aggregated for purposes of determining the eligible Highly Compensated Employee’s contribution percentage; provided, however, that such Employer contributions made under an employee stock ownership plan shall not be aggregated.

(c)	Permissive Aggregation. If this Plan satisfies the requirements of section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.1 shall be applied by determining the average contribution percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year and they use the same 401(m) testing method.

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3.1.3. The 401(m) Tests. Notwithstanding the foregoing provisions, at least one of the following two tests must be satisfied for each Plan Year:

Test 1:	The average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average contribution percentage of all other eligible employees for the preceding Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:	The excess of the average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year over the average contribution percentage of all other eligible employees for the preceding Plan Year is not more than two (2) percentage points, and the average contribution percentage for the group of eligible Highly Compensated Employees for the current Plan Year is not more than the average contribution percentage of all other eligible employees for the preceding Plan Year multiplied by two (2).

The Committee may, however, elect in accordance with further guidance issued by the Secretary of the Treasury to substitute the average contribution percentage of all other eligible employees for the current Plan Year for the average contribution percentage of all other eligible employees for the preceding Plan Year in Tests 1 and 2 above. Any election made by the Committee to use the average contribution percentage of all other eligible employees for the preceding Plan Year in Tests 1 and 2 above may only be changed in the manner prescribed by the Secretary of the Treasury.

3.1.4. Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 3.1.3 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) maximums for Employer matching of eligible Highly Compensated Employees that are less than the contributions which would otherwise be permitted or provided. No Employer matching contributions shall be made in excess of such maximums after the date such maximums are effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests designed in Section 3.1.3 and the commencement and termination dates for any modifications.

3.2. Distribution of Excess Aggregate Contributions.

3.2.1. In General. Notwithstanding any other provision of the Plan Statement, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year to eligible Highly Compensated Employees as determined in this Section.

3.2.2. Determining Excess Aggregate Contributions. For purposes of this Section, excess aggregate contributions shall mean, with respect to any Plan Year, the excess of:

(a)	the aggregate amount of contributions taken into account in computing the average contribution percentage of eligible Highly Compensated Employees for such Plan Year, over

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(b)	the maximum amount of such contributions permitted by the section 401(m) tests described in Section 3.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible Highly Compensated Employees’ contributions as follows:

(i)	The Employer matching contributions for the eligible Highly Compensated Employee who has the highest contribution percentage shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contribution percentage to equal the next highest contribution percentage of an eligible Highly Compensated Employee.

(ii)	If neither of the tests is satisfied after such reduction, the Employer matching contributions for eligible Highly Compensated Employees who then have the highest contribution percentage (including those reduced under(i) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contribution percentage to equal the next highest contribution percentage of an eligible Highly Compensated Employee.

(iii)	If neither of the tests is satisfied after such reductions, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.

3.2.3. Distribution of Excess Aggregate Contributions. Excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed from the Participant’s Employer Matching Contribution Account (and, if applicable, the Participant’s Employee Basic Contribution Account in proportion to the Participant’s Employer matching contributions, and if used to determine the contribution percentage under Section 3.1 of this Appendix, elective contributions for the Plan Year. The amount of excess aggregate contributions to be distributed on behalf of each eligible Highly Compensated Employee for the Plan Year shall be equal to the amount of reduction determined as follows:

(a)	The Employer matching contributions of the eligible Highly Compensated Employee who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible Highly Compensated Employee’s contributions to equal the next highest dollar amount received by eligible Highly Compensated Employees.

(b)	If any excess aggregate contributions remain after performing (a), then the eligible Highly Compensated Employees who have the next highest dollar amount of Employer matching contributions (including those reduced under (a) above) shall be reduced by the amount required to cause such eligible Highly Compensated Employees’ contributions to equal the next highest dollar amount received by eligible Highly Compensated Employees.

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(c)	If any excess aggregate contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess aggregate contributions remain.

Provided, however, if the total amount of reduction determined in (a) through (c) would be greater than the amount of excess aggregate contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess aggregate contributions.

3.2.4. Determination of Income or Loss. The excess aggregate contributions to be distributed to any eligible Highly Compensated Employee shall be adjusted for income or loss. Unless the Committee and the Trustee agree otherwise in writing, the income or loss allocable to excess aggregate contributions to be distributed shall be determined by multiplying the income or loss allocable to the eligible Highly Compensated Employee’s Employer matching contributions, and if used to determine an eligible Highly Compensated Employee’s contribution percentage under Section 3.1 of this Appendix, elective contributions for the Plan Year by a fraction, the numerator of which is the excess aggregate contributions to be distributed to the eligible Highly Compensated Employee for the Plan Year and the denominator of which is the sum of the eligible Highly Compensated Employee’s account balances attributable to Employer matching contributions and such elective contributions on the last day of the Plan Year, without regard to any income or loss occurring during such Plan Year.

3.2.6. Special Rule for Nonvested Account. If the Participant is not Vested in the Employer Matching Contribution Account as of the last day of the Plan Year to which the excess aggregate contributions relate, then the excess aggregate contributions shall be forfeited and reallocated as provided in Section 6.2.

3.2.7. Orphaned Matching Contributions. If elective contributions treated as excess aggregate contributions are distributed pursuant to this Section 3.2, applicable matching contributions under Section 3.3 and 3.4 of the Plan Statement shall be treated as forfeitures and reallocated as if such forfeitures were an Employer matching contribution under Section 3.3 and 3.4 of the Plan Statement made for those Participants who were entitled to receive an Employer matching contribution for that Plan Year.

3.3. Section 401(m) Curative Allocation.

3.3.1. Amount and Eligibility. If neither of the section 401(m) tests set forth in Section 3.1 of this Appendix has been satisfied and a distribution of “excess aggregate contributions” has not been made pursuant to Section 3.2 of this Appendix, then the Employer shall make an additional matching contribution for that Plan Year. Forfeitures shall not be

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included in this allocation. Only those Participants who were not eligible Highly Compensated Employees for that Plan Year and who were entitled to receive an Employer matching contribution shall share in such allocation. This allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of compensation, to other Participants. The amount of the Employer matching contribution to be so allocated shall be that amount required to cause the Plan to satisfy either of the section 401(m) tests set forth in Section 3.1 of this Appendix for the Plan Year.

3.3.2. Crediting to Account. The Employer matching contribution which is so allocated to a Participant shall be allocated to that Participant’s Employer Matching Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

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APPENDIX E

DISTRIBUTION OF PENSION ACCOUNT

SECTION 1

INTRODUCTION

If a distribution is requested from a Participant’s ARP Transfer Account, the distribution rules of this Appendix E shall apply to any such distributions. Terms defined in the Plan Statement shall have the same meaning when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1. Life Annuity Contract. A Life Annuity contract is an immediate annuity contract issued as an individual policy or under a group or master contract which provides for an annual or more frequent annuity payable to and for (i) the lifetime of an unmarried Participant beginning as of the date as of which it is purchased, or (ii) the lifetime of the surviving spouse of a Participant beginning as of the date as of which it is purchased. The contract shall be a Life Annuity contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or of the surviving spouse.

1.2. QJ&SA Contract. A QJ&SA contract is an immediate annuity contract issued as an individual policy or under a master or group contract which provides for an annual or more frequent annuity payable to and for the lifetime of the Participant beginning as of the date as of which it is purchased with a survivor annuity payable monthly after the death of the Participant to and for the lifetime of the surviving spouse of the Participant (to whom the Participant was married on the date as of which the first payment is due) in an amount equal to fifty percent (50%) of the amount payable during the joint lives of the Participant and the surviving spouse. The contract shall be a QJ&SA contract only if it is issued on a premium basis which does not discriminate on the basis of the sex of the Participant or the surviving spouse.

SECTION 2

DISTRIBUTIONS TO PARTICIPANTS

2.1. Spousal Consent Required. If a Participant’s Vested ARP Transfer Account exceeds Five Thousand Dollars ($5,000) at the time of distribution, the consent of such Participant’s spouse shall be required to make distributions from the Plan in any form other than a QJ&SA Contract.

2.2. Forms of Distribution. At the direction of the Committee, the Trustee shall make or commence distribution of the Participant’s Vested ARP Transfer Account to the Participant in one of the following ways as the Participant shall designate:

(a)	Lump Sum. Distribution shall be made in a single lump sum.

(b)	Life Annuities. Distribution shall be made by purchasing and distributing a single premium, immediate or deferred, fixed or variable, annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for benefits which are hereinafter defined as a QJ&SA contract in the case of a married Participant, or a Life Annuity contract in the case of an unmarried Participant.

2.3.	Presumptive Form. The selection of a form of distribution shall be subject, however, to the following rules:

(a)	Required Lump Sum. As provided in Section 7.1.1(a), if the value of the Participant’s Vested Total Account does not exceed Five Thousand Dollars ($5,000), the distribution shall be made in a single lump sum.

(b)	Married Participant. In the case of any distribution which is to be made:

(i)	when paragraph (a) above is not applicable, and

(ii)	to a Participant who is married on the date when such distribution is to be made, and

(iii)	to a Participant who has not rejected distribution in the form of a QJ&SA contract,

distribution shall be effected for such Participant by applying the entire Vested ARP Transfer Account to purchase and distribute to such Participant a QJ&SA contract. A Participant may reject distribution in the form of a QJ&SA contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of any form of distribution permitted under the Plan not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. A rejection shall not be effective unless the Participant’s spouse consents. To be valid, the consent of the spouse must be in writing, must acknowledge the effect of the distribution, must be witnessed by a notary public, must be given during the ninety (90) day period before the date of distribution and must either (A) relate to that specific form of distribution or (B) be a general consent permitting the Participant to thereafter change the form of distribution without further consent by the Participant’s spouse. If the consent is a general consent, such general consent must acknowledge that the spouse has the right to limit his or her consent to a specific form of benefit and that the general consent is a relinquishment of that right. The Participant may elect to change the form of distribution to the QJ&SA contract without any requirement of further spousal consent. The consent of the spouse shall be irrevocable and shall be effective only with respect to that spouse. Distribution shall not commence more than ninety (90) days after nor, subject to Section 7.4.1, less than thirty (30) days after the date the Participant is furnished with a written explanation of the terms and conditions of the QJ&SA contract, the Participant’s right to reject, and the effect of rejecting distribution in the form of the QJ&SA contract, the requirement for the consent of the Participant’s spouse, the right to revoke a prior rejection of distribution in the form of a QJ&SA contract, and the right to make any number of further revocations or rejections until the date of distribution.

(c)	Unmarried Participant. In the case of any distribution which is to be made:

(i)	when paragraph (a) above is not applicable, and

(ii)	to a Participant who is not married on the date when such distribution is to be made, and

(iii)	to a Participant who has not rejected distribution in the form of a Life Annuity contract,

distribution shall be effected for such Participant by applying the entire Vested ARP Transfer Account to purchase and distribute to such Participant a Life Annuity contract. A Participant may reject distribution in the form of a Life Annuity contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of any form of distribution permitted not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. Distribution shall not commence more than ninety (90) days after nor, subject to Section 4.1 of this Appendix E, less than thirty (30) days after the date the Participant is furnished with a written explanation of the terms and conditions of the Life Annuity contract, the Participant’s right to reject, and the effect of rejecting distribution in the form of the Life Annuity contract, the right to revoke a prior rejection of distribution in the form of a Life Annuity contract, and the right to make any number of further revocations or rejections until the date of distribution.

SECTION 3

DISTRIBUTIONS TO BENEFICIARIES

3.1. Form of Distribution. At the direction of the Committee, the Trustee shall make or commence distribution of the Participant’s Vested ARP Transfer Account to the Beneficiary in one the following ways as the Beneficiary shall designate:

(a)	Lump Sum. Distribution shall be made in a single lump sum payment.

(b)	Life Annuities for Surviving Spouse. If the Beneficiary is the surviving spouse of a Participant, distribution shall be made by purchasing and distributing a single premium, immediate or deferred, fixed or variable, annuity contract which shall be nontransferable to anyone but the issuer, and which shall provide for benefits which are hereinafter defined as a Life Annuity contract.

3.2. Presumptive Form. The selection of a form of distribution shall be subject, however, to the following rules:

(a)	Required Lump Sum. As provided in Section 7.3.1(a) of the Plan Statement, if the value of the Participant’s Vested ARP Transfer Account does not exceed Five Thousand Dollars ($5,000), the distribution shall be made in a single lump sum.

(b)	Surviving Spouse Beneficiary. In the case of a distribution which is made:

(i)	when paragraph (a) above is not applicable, and

(ii)	to the surviving spouse of a Participant, and

(iii)	when such surviving spouse has not rejected distribution in the form of a Life Annuity contract,

distribution shall be effected for such surviving spouse by applying the entire Vested ARP Transfer Account to purchase and distribute to such surviving spouse a Life Annuity contract. A surviving spouse may reject distribution in the form of a Life Annuity contract by filing with the Committee an affirmative written rejection of distribution in that form and an election of a lump sum form of distribution not more than ninety (90) days before the date of distribution. Such a rejection may be made or revoked at any time and any number of times until the date of distribution. Distribution shall not commence more than ninety (90) days after nor, subject to Section 4.1 of this Appendix E, less than thirty (30) days after the date the surviving spouse is furnished a written explanation of the terms and conditions of the Life Annuity contract, the surviving spouse’s right to reject, and the effect of a rejection of distribution in the form of the Life Annuity contract, the right to revoke a prior rejection of distribution in the form of a Life Annuity contract, and the right to make any number of further revocations or rejections until the date of distribution.

SECTION 4

NOTICE REQUIREMENTS

Section 7.5.1 of the Plan Statement is modified to read as follows for all distributions made to a Participant or a Beneficiary from the Participant’s Vested ARP Transfer Account:

4.1. Notices. The Committee will issue such notices as may be required under sections 402(f), 411(a)(11), 417(a)(3) and other sections of the Code in connection with distributions from the Plan, and no distribution will be made unless it is consistent with such notice requirements. Generally, distributions may not commence as of a date that is more than ninety (90) days or less than thirty (30) days after such notices are given to the Participant. Distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the income tax regulations or the notice required under section 1.402(f)-2T of the income tax regulations is given, provided however, that:

(a)	the Committee clearly informs the distributee that the distributee has a right to a period of at least thirty (30) days after receiving such notices to consider whether or not to elect distribution and, if applicable, to elect a particular distribution option; and

(b)	the distributee, after receiving the notice, affirmatively elects a distribution; and

(c)	the distributee may revoke an affirmative distribution election by notifying the Committee of such revocation prior to the date as of which such distribution is to be made; and

(d)	the date of distribution is at least seven (7) days after the date the distributee received the notice required under section 417(a)(3) of the Code.

FIRST AMENDMENT

OF

APOGEE ENTERPRISES, INC.

401(k) RETIREMENT PLAN

(2002 Restatement)

The tax-qualified defined contribution plan maintained by Apogee Enterprises, Inc., a Minnesota corporation, which is embodied in a document effective January 1, 2002, entitled the “APOGEE ENTERPRISES, INC. 401(k) RETIREMENT PLAN (2002 Restatement)” is hereby amended in the following respects:

1. ACCOUNTS. Effective for Plan Years beginning on or after January 1, 2005, Section 1.1.1(f) of the Plan Statement shall be amended to read in full as follow:

(f)	ARP/Tru Vue Transfer Account — the Account maintained for each Participant to which is credited the Participant’s interest, if any, transferred from either:

(i)	the Apogee Enterprises, Inc. Retirement Plan which was merged with and into this Plan on July 1, 2002; or

(ii)	the Tru Vue Local 73 Union Pension Plan which was merged with and into this Plan on January 1, 2005,

together with any increase or decrease therein. A Participant’s ARP/Tru Vue Transfer Account will be distributed in accordance with Appendix E to the Plan Statement.

2. CHANGE IN NAME OF ACCOUNT. Effective for Plan Years beginning on or after January 1, 2005, the Plan Statement shall be amended by replacing all references in the Plan Statement to “ARP Transfer Account” with “ARP/Tru Vue Transfer Account”.

3. TRU VUE UNION EMPLOYEES. Effective for Plan Years beginning on or after January 1, 2005, Section 1 of the Plan Statement shall be amended by the addition of a new Section 1.1.33 (and all subsequent sections and cross references shall be renumbered) to read in full as follows:

1.1.33. Tru Vue Union Employee — an individual classified by the Employer as an employee of Tru Vue, Inc., a subsidiary of Apogee Enterprises, Inc., who is represented by the collective bargaining agreement between Tru Vue, Inc. and General Service Employees Union, Local No. 1 of the Service Employees International Union, AFL-CIO Local 73.

4. ELIGIBILITY FOR TRU VUE UNION EMPLOYEES. Effective for Plan Years beginning on or after January 1, 2005, Section 2 of the Plan Statement shall be amended by the addition of a new Section 2.3 (and all subsequent sections and cross references shall be renumbered) to read in full as follows:

2.3. Eligibility Rule — Tru Vue Union Employees. Each Tru Vue Union Employee shall become a Participant for the purpose of being eligible to receive a Tru Vue Annual Retirement Contribution on the Enrollment Date coincident with or next following the date as of which the employee has completed ninety (90) days of continuous service. If the employee is not then employed in Recognized Employment, the employee shall become a Participant on the first date thereafter upon which the employee enters Recognized Employment. Notwithstanding the foregoing, an employee shall become a Participant not later than the Enrollment Date coincident with the date as of which the employee has both attained age twenty-one (21) and completed one thousand (1,000) or more Hours of Service during a twelve (12) consecutive month period beginning with the date the employee first performs an Hour of Service and all Plan Years beginning after such date.

5. REQUIRED MATCHING EMPLOYER CONTRIBUTIONS. Effective for Plan Years beginning on or after January 1, 2005, Section 3.3.2 of the Plan Statement shall be amended to read in full as follows:

3.3.2. Allocation. The Employer Matching Contribution which is made with respect to a Participant, who is not a Tru Vue Union Employee, shall be allocated to that Participant’s Employer Matching Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

6. ELIGIBLE PARTICIPANTS. Effective for Plan Years beginning on or after January 1, 2005, Section 3.6 of the Plan Statement shall be amended to read in full as follows:

3.6. Eligible Participants. For purposes of Sections 3.4 and 3.5, a Participant shall be an eligible Participant for a Plan Year only if such Participant is, on the last day of such Plan Year, an employee of the Employer (including for this purpose any Participant who then is on temporary layoff or authorized leave of absence) and the Participant is not a Tru Vue Union Employee. No other Participant shall be an eligible Participant.

7. ELIGIBLE PARTICIPANTS. Effective for Plan Years beginning on or after January 1, 2005, Section 3.7.3(a) of the Plan Statement shall be amended by the addition of Section 3.7.3(a)(iii).

(iii)	the Participant is not a Tru Vue Union Employee; and

8. TRU VUE CONTRIBUTION. Effective for Plan Years beginning on or after January 1, 2005, Section 3 of the Plan Statement shall be amended by the addition of a new Section 3.8 (and all subsequent sections and cross references shall be renumbered) to read in full as follows:

3.8. Tru Vue Annual Retirement Contributions.

3.8.1. Amount. The amount of the Tru Vue Annual Retirement Contribution made for each eligible Participant, within the meaning of Section 3.8.3, for each Plan Year shall be equal to $0.295, or such other amount specified in the current collective bargaining agreement, for each Hour of Service an eligible Participant earns as a Tru Vue Union Employee in such Plan Year, up to a maximum of 2080 hours for such Plan Year.

3.8.2. Allocation. The Employer Contribution which is made with respect to an eligible Participant shall be allocated to the Participant’s Annual Retirement Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.8.3. Eligible Participants. For the purposes of this Section 3.8, a Participant shall be an eligible Participant for a Plan Year only if such Participant satisfies all of the following requirements in either (a) or (b) below:

(a)	the Participant

(i)	is credited with at least one thousand (1,000) Hours of Service (including Hours of Service earned while a nonunion employee for Participants who transfer from a prior union employee status) for such Plan Year; and

(ii)	is, on the last day of such Plan Year, an employee of the Employer (including for this purpose any Participant who then is on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States for employment with the Employer); and

(iii)	the Participant is a Tru Vue Union Employee; and

(b)	the Participant terminates employment with the Employer within the Plan Year by reason of death, retirement on or after age fifty-five (55) years with ten (10) years of Vesting Service or Disability.

9. VESTING. Effective as of November 4, 2003, all active employees of HarmonAuto Glass who are Participants in the Plan became 100% vested in the Employer Matching Contribution Account, Discretionary Employer Contribution Account, Annual Retirement Contribution Account and the ARP Transfer Account as of November 4, 2004.

10. ANNUAL RETIREMENT CONTRIBUTION. Effective as of January 2, 2004, all employees of HarmonAuto Glass who were laid off on or after November 4, 2003 and prior to January 3, 2004 will be eligible to receive an Annual Retirement Contribution, as defined in Section 3.7 of the Plan Statement, for the Plan Year ending December 31, 2003.

11. TRU VUE UNION EMPLOYEES. Effective as of December 31, 2004, Section 5.1.1 of the Plan Statement shall be amended by the addition of the following sentence at the end of the section:

However, notwithstanding any of the foregoing provisions for vesting of Employer Matching Contribution Account, Discretionary Employer Contribution Account, Annual Retirement Contribution Account and ARP/Tru Vue Transfer Account, Tru Vue Union Employees employed on December 31, 2004 shall be fully (100%) vested in these accounts.

12. LOAN REPAYMENT. Effective as of January 2, 2004, notwithstanding the language in Section 7.6.6(f) of the Plan Statement, all employees of HarmonAuto Glass as of January 2, 2004, who are Participants with outstanding loan balances will not experience an event of default until the earlier of: i) the date on which the Participant receives a distribution from the Plan; or ii) June 30, 2004.

13. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

SECOND AMENDMENT

OF

APOGEE ENTERPRISES, INC.

401(k) RETIREMENT PLAN

(2002 Restatement)

The tax-qualified defined contribution plan maintained by Apogee Enterprises, Inc., a Minnesota corporation, which is embodied in a document effective January 1, 2002, entitled the “APOGEE ENTERPRISES, INC. 401(k) RETIREMENT PLAN (2002 Restatement)” as amended by the First Amendment adopted on December 27, 2004 is hereby amended in the following respects:

1. CLARIFICATION. Effective for Plan Years beginning on or after December 31, 2004, Section 1.1.1(f)(ii) of the Plan Statement shall be amended by replacing the date January 1, 2005 with the date December 31, 2004.

2. CLARIFICATION. Effective as of November 4, 2003, all active employees of HarmonAuto Glass who are Participants in the Plan became 100% vested in the Employer Matching Contribution Account, Discretionary Employer Contribution Account, Annual Retirement Contribution Account and the ARP Transfer Account as of November 4, 2003.

3. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

THIRD AMENDMENT

OF

APOGEE ENTERPRISES, INC.

401(k) RETIREMENT PLAN

(2002 Restatement)

The tax-qualified defined contribution plan maintained by Apogee Enterprises, Inc., a Minnesota corporation, which is embodied in a document effective January 1, 2002, entitled the “APOGEE ENTERPRISES, INC. 401(k) RETIREMENT PLAN (2002 Restatement)” as amended by the First Amendment adopted on December 27, 2004 and a Second Amendment adopted on May 27, 2004 is hereby amended in the following respects:

1. AUTOMATIC IRA ROLLOVERS. Effective for all distributions made on or after March 28, 2005, Section 7.1.1(a) of the Plan Statement is amended to read in full as follows:

(a)

Exception for Small Amounts. If a Participant whose Total Account exceeds One Thousand Dollars ($1,000) but does not exceed Five Thousand Dollars ($5,000) incurs an Event of Maturity (other than death) prior to attaining Normal Retirement Age and the Participant does not elect (i) to have the distribution rolled over to an eligible retirement plan in a direct rollover, or (ii) to receive the distribution directly, the Committee shall direct the Trustee to distribute such Total Account in a direct rollover to an individual retirement account or annuity described in section 408(a) or 408(b) of the Code as soon as administratively practicable following such Event of Maturity without an application for distribution. If a Participant whose Total Account exceeds One Thousand ($1,000) but does not exceed Five Thousand Dollars ($5,000) incurs an Event of Maturity (other than death) after attaining Normal Retirement Age, the Committee shall direct the Trustee to distribute such Total Account in a single lump sum as soon as administratively practicable following such Event of Maturity without an application of distribution. If a Participant whose Total Account does not exceed One Thousand Dollars ($1,000) incurs an Event of Maturity (other than death), the Committee shall direct the Trustee to distribute such Total Account in a single lump sum as soon as administratively practicable following such Event of Maturity without an application for distribution. Upon the death of a Participant whose Total Account does not exceed Five Thousand Dollars ($5,000), the Committee shall direct the Trustee to distribute such Total Account to the Beneficiary in a single lump sum as soon as administratively practicable following such Participant’s death without an application for distribution. For purposes of determining whether the value of a Participant’s Total Account does not exceed One Thousand

Dollars ($1,000), the value of a Participant’s Total Account shall be determined by including that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code. However, for purposes of determining whether the value of the Participant’s Total Account exceeds Five Thousand Dollars ($5,000), the value of the Participant’s Total Account shall be determined by excluding that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code.

2. HARDSHIP DISTRIBUTIONS. Effective for all hardship distributions made on or after January 1, 2006, Section 7.2.3(a) of the Plan Statement shall be amended to read in full as follows:

(a)	Purposes. In-service hardship distributions shall be allowed under Section 7.2.3 only if the Participant establishes that the in-service hardship distribution is to be made for one of the following purposes:

(i)	expenses for (or necessary to obtain) medical care for the Participant, the Participant’s spouse or any dependents of the Participant (as defined in section 152 of the Code and without regard to sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code) that would be deductible under section 213 of the Code (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income),

(ii)	costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments),

(iii)	payment of tuition, room and board and related educational fees for the next twelve (12) months of post-secondary education for the Participant or the Participant’s spouse, children or dependents (as defined in section 152 of the Code and without regard to sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code),

(iv)	payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that principal residence,

(v)	payments for burial or funeral expenses of the Participant’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code and without regard to section 152(d)(1)(B) of the Code), or

(vi)	expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

Such purposes shall be considered to be an immediate and heavy financial need of the Participant.

3. ACCOUNTS OF LOST PARTICIPANTS. Effective for Plan Years beginning on or after January 1, 2006, the Plan Statement is amended by adding a new Section 7.5.3 (and all subsequent sections shall be renumbered) to read in full as follows:

7.5.3. Accounts of Lost Distributees and Lost Participants. The Accounts of lost distributes and lost participants shall be subject to the following rules:

(a)	Lost Distributees With Required Minimum Distributions or With Distributions of Small Amounts. If distribution of any Vested Total Account is required to made without application to a Participant pursuant to Section 7.1.1(b) or to a Beneficiary pursuant to Section 7.3.1(a) or (b) and such Participant or Beneficiary cannot be located after reasonable efforts have been made to find such Participant or Beneficiary (the “lost distributee”), the Vested Total Account shall be forfeited as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date as of which distribution was required to be made to such lost distributee.

(b)	Lost Distributees Who Request Distribution. If a Participant or a Beneficiary requests distribution of the Participant’s Vested Total Account and distribution is made to such Participant or Beneficiary and the Committee or its designee subsequently determines that such Participant or Beneficiary failed to provide the Committee or its designee with a current address and such Participant or Beneficiary cannot be located after reasonable efforts have been made to find such Participant or Beneficiary (the “lost distributee”), the amount distributed to such Participant or Beneficiary shall be forfeited as soon as administratively practicable after the Annual Valuation Date coincident with or next following the date such lost distributee requested a distribution.

(c)	Later Location of Lost Distributee. If a lost distributee is later located and files an application for distribution with the Committee, the dollar amount forfeited (and only that amount) shall be distributed to such lost distributee as soon as administratively practicable following the approval of such application by the Committee or its designee.

(d)	Lost Participant of Terminated or Merged Plan. If a tax-qualified plan of the Employer or an Affiliate has been terminated or will be merged with and into this Plan and a participant to whom benefits under such plan are to be distributed cannot be located after reasonable efforts have been made to find such participant (the “lost participant”), the lost participant’s account balance under such tax-qualified plan shall be transferred to this Plan and credited to an Account under this Plan for such lost participant. The Account of each lost participant shall be fully (100%) Vested at all times and shall be invested in the default Subfund designated by the Committee. If a lost participant has not been located by the Annual Valuation coincident with or next following the date of said transfer, the lost participant’s Account under this Plan shall be forfeited and reallocated pursuant to Section 6.2 as soon as administratively practicable after such Annual Valuation Date.

(e)	Later Location of Lost Participant. If a lost participant is later located and files an application for distribution with the Committee, the dollar amount transferred to this Plan for such lost participant shall be distributed to such lost participant as soon as administratively practicable following the approval of such application by the Committee. If, however, the dollar amount transferred to this Plan for such lost participant is Twenty Dollars ($20) or less, such amount shall be permanently forfeited and shall not be restored if the lost participant is later located. Any distribution of a lost participant’s Account under this Plan shall be subject to the distribution provisions of the transferor plan.

(f)	Restoration Amount. The amount necessary to make any restorations pursuant to this Section 7.5.3 shall first come from the forfeitures as provided in Section 6.2.3. If such forfeitures are not adequate for this purpose, the Employer shall make a contribution adequate to make the restoration.

(g)	Additional Rules. The Principal Sponsor or its designee shall maintain a list of all lost distributees and lost participants. The Committee may adopt additional rules regarding the acceptance of accounts of lost participants, the reasonable efforts that will be take to locate lost participants and lost distributees, the forfeiture of the Accounts of lost participants and lost distributees, the restoration of the Accounts of lost participants and lost distributees and the distribution of the Accounts of lost participants and lost distributees.

4. BENEFICIARY’S REQUIRED BEGINNING DATE. Effective for Plan Years beginning on or after January 1, 2005, Section 7.6.4 of the Plan Statement is amended to read in full as follows:

7.6.4. Beneficiary’s Required Beginning Date. Notwithstanding any other provision of this Plan Statement, distribution to the Beneficiary of a Participant shall be made by the December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant’s death. If the Participant’s sole Beneficiary is the Participant’s spouse, then distribution to the Beneficiary shall be made by the later of (1) the December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant’s death, and (2) the December 31 of the calendar year in which the Participant would have reached the Participant’s required beginning date. If is provided, however, that any amount to be distributed from a Participant’s ARP Transfer Account shall be distributed in accordance with the provisions of Appendix E of this Plan Statement.

5. FIDUCIARY PRINCIPLES AND PROHIBITED TRANSACTIONS. Effective January 1, 2005, Sections 10.1 and 10.2 of the Plan Statement are deleted (with subsequent sections and cross references amended and renumbered as appropriate).

6. ADMINISTRATIVE EXPENSES. Effective on or after January 1, 2006, Section 12.10 of the Plan Statement is amended to read in full as follows:

12.10. Administrative Expenses. The reasonable expenses of administering the Plan shall be payable out of the Fund except to the extent that the Employer, in its discretion, directly pays the expenses. The Fund may reimburse the Employer for a reasonable expense incurred in administering the Plan paid by the Employer if, at the time the Employer paid the expense, the Employer intended to have the Fund reimburse the Employer for the expense. The Committee, acting in its fiduciary capacity, shall determine the appropriate allocation among the Accounts in the Plan.

7. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

FOURTH AMENDMENT

OF

APOGEE ENTERPRISES, INC.

401(k) RETIREMENT PLAN

(2002 Restatement)

Apogee Enterprises has heretofore established and maintains a profit sharing plan (the “Plan”) which, in most recent amended and restated form, is embodied in a document dated January 1, 2002, and entitled “Apogee Enterprises, Inc. 401(k) Retirement Plan (2002 Restatement)” (hereinafter referred to as the “Plan Statement”), as amended. The Plan Statement is hereby further amended in the following respects:

1. HARDSHIP DISTRIBUTIONS. Effective for all hardship distributions made on or after January 1, 2006, the last two sentences of Section 7.2.3(b) of the Plan Statement shall be amended to read in full as follows:

In addition, a hardship distribution which includes a portion of the Participant’s Retirement Savings Account shall not be allowed unless the Participant has obtained all distributions, including distribution of ESOP dividends under section 404(k) of the Code but not including other hardship distributions, and all nontaxable loans (at the time of the loan) currently available under all plans maintained by the Employer and Affiliates. Other funds are not currently available unless the funds are available prior to or coincidently with the date the hardship distribution is available.

2. CORRECTION. Effective as of January 1, 2005, item number 4 of the Third Amendment to the Plan Statement is hereby corrected by changing the section references from Section 7.6.4 to Section 7.3.4.

3. DIRECT ROLLOVER TO NON-SPOUSE BENEFICIARY. Effective for direct rollovers made on or after January 1, 2007, the first paragraph of Section 7.5.2 of the Plan Statement is amended to read in full as follows:

7.5.2. Direct Rollover. A distributee who is eligible to elect a direct rollover may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. A distributee who is eligible to elect a direct rollover includes only a Participant, a Beneficiary, and a Participant’s spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Appendix C.

4. DIRECT ROLLOVER TO NON-SPOUSE BENEFICIARY. Effective for direct rollovers made on or after January 1, 2007, Section 7.5.2(b) of the Plan Statement is amended to read in full as follows.

(b)	Eligible retirement plan means (i) an individual retirement account described in section 408(a) of the Code, or (ii) an individual retirement annuity described in section 408(b) of the Code, or (iii) a plan described in section 403(a) of the Code or an annuity contract described under section 403(b) of the Code, or (iv) a qualified defined contribution plan described in section 401(a) of the Code that accepts the eligible rollover distribution, or (v) eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an Alternate Payee. In the case of a Beneficiary who is not the surviving spouse of a Participant, the definition of an eligible retirement plan shall include only an individual retirement account or annuity described in sections 408(a) or (b) of the Code.

5. FIDUCIARY CONDUCT AND INDEMNIFICATION. Effective January 1, 2006, the heading for Section 10 is amended to read “Indemnification and Voting of Employer Securities.”

6. 401(k), 401(m) & 402(g) COMPLIANCE. Effective for Plan Years beginning on or after January 1, 2006, Appendix D to the Plan Statement is amended by substituting therefore the Appendix D attached to this amendment.

7. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

APPENDIX D

401(k), 401(m) & 402(g) COMPLIANCE

Introduction. This Appendix D contains rules for complying with the nondiscrimination provisions of sections 401(k) and 401(m) of the Code and the limitations imposed under section 402(g) of the Code.

Priority. Determinations under this Appendix shall be made in the following order:

(1)	Excess deferrals under Section 1,

(2)	Excess contributions under Section 2,

(3)	Excess aggregate contributions under Section 3.

The amount of excess contributions shall be reduced by excess deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within such Plan Year.

SECTION 1

SECTION 402(g) COMPLIANCE

1.1. Excess Deferrals.

1.1.1. In General. A Participant may attribute to this Plan any excess deferrals made during a taxable year of the Participant by notifying the Committee in writing not later than the March 1 following such taxable year of the amount of the excess deferral to be assigned to the Plan. A Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only the amount of elective contributions allocated to the Participant’s Retirement Savings Account and to any other plan of the Employer and Affiliates. Notwithstanding any other provision of the Plan Statement, a Participant’s excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year. If a Participant is eligible to make catch-up contributions pursuant to Section 2 of the Plan Statement but such Participant does not make the catch-up contributions or does not make the maximum allowable catch-up contributions for such taxable year, then the Participant’s excess deferrals shall first be re-characterized as catch-up contributions, to the extent permitted under section 414(v) of the Code, and any remaining excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year.

1.1.2. Definitions. For purposes of this Appendix, excess deferrals shall mean the amount of elective contributions allocated to the Participant’s Retirement Savings Account for a Participant’s taxable year and which the Participant or the Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.

1.1.3. Claims. The Participant’s claim shall be in writing; shall be submitted to the Committee not later than March 1 with respect to the immediately preceding taxable year; shall specify the amount of the Participant’s excess deferrals for the preceding taxable year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 402A, 408(k), 408(p), 457, 501(c)(18) or 403(b) of the Code, will exceed the limit imposed on the Participant by section 402(g) of the Code for the taxable year in which the deferral occurred. The Employer shall notify the Plan on behalf of the Participant where the excess deferrals occur in the Plan or the combined plans of the Employer and Affiliates.

1.1.4. Determination of Income or Loss. The excess deferrals shall be adjusted for income or loss. Unless the Committee and the recordkeeper for the Plan agree otherwise in writing, the income or loss allocable to excess deferrals shall be equal to the sum of:

(a)	Income or Loss for the Plan Year. The income or loss allocable to excess deferrals for the Plan Year shall be determined by multiplying the income or loss allocable to the Participant’s elective contributions for the Plan Year ending within such preceding taxable year by a fraction, the numerator of which is the excess deferrals on behalf of the Participant for such preceding taxable year and the denominator of which is the Participant’s Retirement Savings Account balance attributable to elective contributions on the Valuation Date coincident with or immediately before the last day of such preceding taxable year.

(b)	Income or Loss for the Gap Period. The excess deferrals shall also be adjusted for income or loss for the period between the Valuation Date coincident with or immediately before the last day of such preceding taxable year and the date of distribution (the “gap period”). The income or loss allocable to the excess deferrals for the gap period shall be equal to ten percent (10%) of the income or loss allocable to the distributable excess deferrals for the applicable taxable year (as determined in (a) above) multiplied by the number of whole calendar months that have elapsed since the end of such taxable year including the month of distribution if distribution occurs after the fifteenth (15th) of such month.

1.1.5. Accounting for Excess Deferrals. Excess deferrals shall be distributed from the Participant’s Retirement Savings Account.

1.1.6. Orphaned Matching Contributions. If excess deferrals are distributed pursuant to this Section 1.1, applicable matching contributions under Section 3.3 of the Plan Statement shall be treated as forfeitures and reallocated as provided in Section 6.2 of the Plan Statement.

SECTION 2

SECTION 401(k) COMPLIANCE

2.1. Section 401(k) Compliance.

2.1.1. Special Definitions. For purposes of this Section 2, the following special definitions shall apply:

(a)	An eligible employee means an individual who is entitled to provide a Retirement Savings Election for all or a part of the Plan Year (whether or not the individual does so). If, for any Plan Year, the individuals who have not satisfied the minimum age and service requirements specified in section 410(a)(1) of the Code (i.e., have not completed one (1) year of service and attained age twenty-one (21) years), would satisfy the requirements of section 410(b)(1) (i.e., the “ratio percentage” or “average benefit percentage” coverage test) if tested separately from other eligible employees, then for that Plan Year, the individuals who have not satisfied the minimum age and service requirements with respect to that Plan Year may, at the election of the Committee, be entirely excluded from consideration in determining who is an eligible employee. Alternatively, the Committee may, if it so elects, exclude from consideration in determining who is an eligible employee only those individuals who have not satisfied the minimum age and service requirements specified in section 410(a)(1) of the Code and are not Highly Compensated Employees with respect to that Plan Year.

(b)	An eligible Highly Compensated Employee (“eligible HCE”) means an eligible employee who is a Highly Compensated Employee.

(c)	An eligible Nonhighly Compensated Employee (“eligible NHCE”) means an eligible employee who is not a Highly Compensated Employee.

(d)	Deferral percentage means the ratio (calculated separately for each eligible employee) of:

(i)	the total amount, for the Plan Year, of Employer contributions credited to the eligible employee’s Retirement Savings Account excluding:

(A)	any catch-up elective contributions,

(B)	the excess deferrals, as defined in Section 1 of this Appendix, of any eligible NHCE, and

(C)	any Employer contributions to the Retirement Savings Account used in determining the contribution percentage in Section 3.1.1(d)(i) of this Appendix,

and including the excess deferrals, as defined in Section 1 of this Appendix, of any eligible HCE but only to the extent such excess deferrals are attributable to this Plan (or any other plan of the Employer and all Affiliates), to

(ii)	the eligible employee’s Recognized Compensation for such Plan Year.

For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.

(e)	Average deferral percentage means, for a specified group of eligible employees for the Plan Year, the average of the deferral percentages for all eligible employees in such group.

(f)	Plan’s 401(k) representative contribution rate means the greater of:

(i)	the lowest applicable contribution rate of any eligible NHCE among a group of eligible NHCEs that consists of at least one-half (1/2) of all eligible NHCEs for the Plan Year, or

(ii)	the lowest applicable contribution rate of any eligible NHCE in the group of all eligible NHCEs who are employed on the last day of the Plan Year.

(g)	Applicable contribution rate means, for an eligible NHCE for the Plan Year, the ratio of:

(i)	the total amount, for the Plan Year, of Employer qualified nonelective contributions credited to the eligible NHCE’s Retirement Savings Account that are used in determining the deferral percentage in Section 2.1.1(d)(i) of this Appendix, to

(ii)	the eligible employee’s Recognized Compensation for such Plan Year.

2.1.2. Special Rules. For purposes of this Section 2.1, the following special rules apply:

(a)	Rounding. The deferral percentage of each eligible employee and the average deferral percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.

(b)	HCE Eligible to Participate in Multiple Plans. The deferral percentage of any eligible HCE who is eligible to participate in any other plan of the Employer and all Affiliates to which Employer contributions are made on behalf of the eligible HCE pursuant to a deferral election (whether direct or indirect), shall be equal to the ratio of:

(i)	the sum of all such Employer contributions, and if used to determine the deferral percentage of eligible employees, matching contributions (as defined in section 401(m)(4)(A) of the Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Code) or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Code), or both, under all such plans for the Plan Year.

(ii)	the eligible employee’s Recognized Compensation for the entire Plan Year.

Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to section 1.401(k)-1(b)(4) of the Income Tax Regulations.

(c)	Permissive Aggregation. If this Plan satisfies the requirements of sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 2.1 shall be applied by determining the average deferral percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year and use the same 401(k) testing method.

(d)	Mandatory Disaggregation. To the extent required under the Code, the Employer shall disaggregate the Plan and test nonbargaining unit employees separately from bargaining unit employees under this Section 2.1.

2.1.3. The 401(k) Tests-Current Year Testing Method. Notwithstanding the foregoing provisions, at least one of the following two (2) tests must be satisfied for each Plan Year:

Test 1:	The average deferral percentage for the group of eligible HCEs for the current Plan Year is not more than the average deferral percentage for the group of eligible NHCEs for the current Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:	The excess of the average deferral percentage for the group of eligible HCEs for the current Plan Year over the average deferral percentage for the group of all eligible NHCEs for the current Plan Year is not more than two (2) percentage points, and the average deferral percentage for the group of eligible HCEs for the current Plan Year is not more than the average deferral percentage for the group of all eligible NHCEs for the current Plan Year multiplied by two (2).

The Committee may elect to substitute the average deferral percentage for the group of all eligible NHCEs for the preceding Plan Year for the average deferral percentage for the group of all other eligible NHCEs for the current Plan Year in Tests 1 and 2 above (i.e., elect the prior year testing method) only if:

(a)	the Plan has used the current year testing method for each of the five (5) preceding Plan Years (or if lesser, the number of Plan Years the Plan has been in existence, including years in which the Plan was a portion of another plan), or

(b)	as a result of a merger or acquisition described in section 410(b)(6)(C)(i) of the Code, the Employer maintains this Plan, which uses the current year testing method, and another plan, which uses the prior year testing, and the Committee changes this Plan’s testing method to the prior year testing method within the transition period described in section 410(b)(6)(C)(ii) of the Code.

2.1.4. Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 2.1.3 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) a maximum amount of contributions that can be made pursuant to a Retirement Savings Election by eligible HCEs that is less than the amount that would otherwise be permitted. No contributions shall be permitted to be made in excess of that maximum after the date such maximum is effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests described in Section 2.1.3 and the commencement and termination dates for any modifications.

2.2. Distribution of Excess Contributions.

2.2.1. In General. Notwithstanding any other provision of the Plan Statement, excess contributions for a Plan Year, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year, to eligible HCEs as determined in this Section.

2.2.2. Determining Excess Contributions. For purposes of this Section 2.2, excess contributions shall mean, with respect to any Plan Year, the excess of:

(a)	the aggregate amount of Employer contributions taken into account in computing the average deferral percentage of eligible HCEs for such Plan Year, over

(b)	the maximum amount of such contributions permitted by the section 401(k) test described in Section 2.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible HCEs’ contributions as follows:

(i)	The contributions made pursuant to a Retirement Savings Election of the eligible HCE who has the highest deferral percentage (as defined in Section 2.1 of this Appendix) shall be reduced by the amount required to cause such eligible HCE’s deferral percentage to equal the next highest deferral percentage of an eligible HCE.

(ii)	If neither the tests is satisfied after such reduction, the contributions made pursuant to a Retirement Savings Election of the eligible HCEs who then have the highest deferral percentage (including those eligible HCEs whose contributions were reduced under (i) above) shall be reduced by the amount required to cause such eligible HCEs’ deferral percentage to equal the next highest deferral percentage of an eligible HCE.

(iii)	If neither of the tests is satisfied after such reduction, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.

2.2.3. Method of Distributing Excess Contributions. Excess contributions, plus any income and minus any loss allocable thereto, shall be distributed from the eligible HCE’s Retirement Savings Account. The amount of excess contributions to be allocated and distributed on behalf of each eligible HCE for the Plan Year shall be equal to the amount of reduction determined as follows:

(a)	The contributions made pursuant to a Retirement Savings Election of the eligible HCE who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible HCE’s contributions to equal the next highest dollar amount contributed by eligible HCEs (and the amount credited pursuant to Section 3.2 of the Plan Statement, and the applicable amount, if any, credited pursuant to Section 3.3 of the Plan Statement shall be reduced accordingly).

(b)	If any excess contributions remain after performing (a), then the eligible HCEs who have the next highest dollar amount of contributions made pursuant to a Retirement Savings Election (including those eligible HCEs reduced under (a) above) shall be reduced by the amount required to cause such eligible HCEs’ contributions to equal the next highest dollar amount contributed by eligible HCEs (and the amount credited pursuant to Section 3.2 of the Plan Statement, and the applicable amount, if any, credited pursuant to Section 3.3 of the Plan Statement shall be reduced accordingly).

(c)	If any excess contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess contributions remain.

Provided, however, if the total amount of reduction determined in (a), (b) and (c) would be greater than the amount of excess contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess contributions. If excess contributions are allocated to an eligible HCE who is eligible to make catch-up contributions to this Plan and who does not make the maximum allowable catch-up contributions for such Plan Year under section 414(v) of the Code, then such excess contributions shall first be re-characterized as catch-up contributions, to the extent permitted under section 414(v) of the Code, and any remaining excess contributions shall be distributed from the eligible HCE’s Retirement Savings Account.

2.2.4. Determination of Income or Loss. The excess contributions to be distributed to any eligible HCE shall be adjusted for income or loss. Unless the Committee and the recordkeeper for the Plan agree otherwise in writing, the income or loss allocable to excess contributions to be distributed shall be equal to the sum of:

(a)	Income or Loss for the Plan Year. The income or loss allocable to the eligible HCE’s excess contributions for the Plan Year shall be equal to the income or loss allocable to the eligible HCE’s elective contributions, and if used to determine an eligible HCE’s deferral percentage under Section 2.1 of this Appendix, matching contributions (as defined in section 401(m)(4) of the Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Code) for the Plan Year multiplied by a fraction, the numerator of which is the excess contributions to be distributed to the eligible HCE for the Plan Year and the denominator of which is the eligible HCE’s account balances attributable to elective contributions on the last day of the Plan Year, and

(b)	Income or Loss for the Gap Period. The excess contributions shall also be adjusted for income or loss for the period between the Valuation Date coincident with or immediately before the last day of the Plan Year and the date of distribution (the “gap period”). The income or loss allocable to the excess contributions for the gap period shall be equal to ten percent (10%) of the income or loss allocable to the distributable excess contributions for the applicable Plan Year (as determined in (a) above) multiplied by the number of whole calendar months that have elapsed since the end of applicable Plan Year including the month of distribution if distribution occurs after the fifteenth (15th) of such month. Notwithstanding the foregoing, excess contributions for Plan Years beginning on or after January 1, 2008, shall not be adjusted for income or loss for the gap period.

2.2.5. Orphaned Matching Contributions. If excess contributions are distributed pursuant to this Section 2.2, applicable matching contributions under Section 3.3 of the Plan Statement shall be treated as forfeitures and reallocated as provided in Section 6.2 of the Plan Statement.

2.3. Section 401(k) Curative Contribution.

2.3.1. Amount and Eligibility. If neither of the section 401(k) tests set forth in Section 2.1 of this Appendix has been satisfied and a distribution of “excess contributions” has not been made pursuant to Section 2.2 of this Appendix, then the Employer shall make a discretionary contribution for that Plan Year. Forfeitures shall not be included in this allocation. Only those Participants who were eligible NHCEs for that Plan Year shall share in such allocation. This allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of compensation, to other Participants. The amount of the Employer discretionary contribution to be so allocated shall be that amount required to cause the Plan to satisfy either of the section 401(k) tests set forth in Section 2.1 of this Appendix for the Plan Year; provided, however, that in no case shall any amounts be allocated to a Participant in excess of an amount equal to the Participant’s Recognized Compensation for such Plan Year multiplied by the greater of:

(a)	five percent (5%); or

(b)	the Plan’s 401(k) representative contribution rate (as defined in Section 2.1 of this Appendix) for such Plan Year multiplied by two (2).

Such Employer discretionary contribution shall be treated as a qualified nonelective contribution subject to section 1.401(k)-2(a)(6) of the Income Tax Regulations, which is incorporated herein.

2.3.2. Crediting to Account. The Employer discretionary contribution which is so allocated to a Participant shall be allocated to that Participant’s Retirement Savings Account for the Plan Year with respect to which it is made and, for the purposes of Section 4 of the Plan Statement, shall be credited as soon as practicable after it is received by the Trustee.

SECTION 3

SECTION 401(m) COMPLIANCE

3.1. Section 401(m) Compliance.

3.1.1. Special Definitions. For purposes of this Section 3, the following special definitions shall apply:

(a)	An eligible employee means an individual who is eligible to receive an Employer matching contribution for any portion of the Plan Year (whether or not the individual does so) excluding, however, any individual covered under a collective bargaining agreement. If, for any Plan Year, the individuals who have not satisfied the minimum age and service requirements specified in section 410(a)(1) of the Code (i.e., have not completed one (1) year of service and attained age twenty-one (21) years), would satisfy the requirements of section 410(b)(1) (i.e., the “ratio percentage” or “average benefit percentage” coverage test) if tested separately from other eligible employees, then for that Plan Year, the individuals who have not satisfied the minimum age and service requirements with respect to that Plan Year may, at the election of the Committee, be entirely excluded from consideration in determining who is an eligible employee. Alternatively, the Committee may, if it so elects, exclude from consideration in determining who is an eligible employee only those individuals who have not satisfied the minimum age and service requirements specified in section 410(a)(1) of the Code and are not Highly Compensated Employees with respect to that Plan Year.

(b)	An eligible Highly Compensated Employee (“eligible HCE”) means an eligible employee who is a Highly Compensated Employee.

(c)	An eligible Nonhighly Compensated Employee (“eligible NHCE”) means an eligible employee who is not a Highly Compensated Employee.

(d)	Contribution percentage means the ratio (calculated separately for each eligible employee) of:

(i)	the total amount, for the Plan Year, of Employer contributions credited to the eligible employee’s Employer Matching Account excluding any Employer matching contributions of eligible HCEs that are forfeited pursuant to Sections 1.1.6 or 2.2.5 of this Appendix, and including, if the Committee elects, all or a portion of the amount of Employer contributions credited to the eligible employee’s Retirement Savings Account, provided that the 401(k) compliance testing under Section 2.1 of this Appendix is satisfied both with and without exclusion of such Employer contributions, to

(ii)	the eligible employee’s Recognized Compensation for such Plan Year.

Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.

(e)	Average contribution percentage means, for a specified group of eligible employees for the Plan Year, the average of the contribution percentages for all eligible employees in such group.

3.1.2. Special Rules. For purposes of this Section 3.1, the following special rules apply:

(a)	Rounding. The contribution percentage of each eligible employee and the average contribution percentage for each group of eligible employees shall be calculated to the nearest one-hundredth of one percent.

(b)	HCEs Eligible to Participate in Multiple Plans. The contribution percentage of any eligible HCE who is eligible to participates in any other plan of the Employer and Affiliates to which nondeductible voluntary contributions and Employer matching contributions are made on behalf of the eligible HCE shall be equal to the ratio of:

(i)	the sum of all such nondeductible voluntary contributions and Employer matching contributions, and if used to determine the contribution percentage of eligible employees, Employer contributions made pursuant to a deferral election or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Code), or both, under all such plans for the Plan Year, to

(ii)	the eligible HCE’s Recognized Compensation for the entire Plan Year.

Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to section 1.401(m)-1(b)(4) of the Income Tax Regulations.

(c)	Disproportionate Contributions for NHCEs Not Taken into Account. Employer matching contributions shall not be taken into account in determining the contribution percentage of any eligible NHCE to the extent such matching contributions exceed the greater of:

(i)	Five percent (5%) of the eligible NHCE’s Recognized Compensation for such Plan Year,

(ii)	the eligible NHCE’s elective contributions for such Plan Year, or

(iii)	the product of (A) multiplied by (B), where (A) and (B) are:

(A)	two (2); and

(B)	the Plan’s representative matching rate (as defined below) multiplied by the eligible NHCE’s elective contributions for the Plan Year.

For purposes of Section 3 of this Appendix, the “Plan’s representative matching rate” means, for any eligible NHCE for the Plan Year, the greater of:

(i)	the lowest matching rate (as defined below) for any eligible NHCE among a group of eligible NHCEs that consists of one-half (1/2) of all eligible NHCEs in the Plan for the Plan Year who made elective contributions for the Plan Year, or

(ii)	the lowest matching rate (as defined below) for all eligible NHCEs in the Plan who are employed by the Employer on the last day of the Plan Year and who made elective contributions for the Plan Year.

For purposes of Section 3 of this Appendix, the “matching rate” means the ratio (calculated separately for each eligible NHCE) of:

(i)	the total amount, for the Plan Year, of Employer contributions credited to the eligible NHCE’s Employer Matching Account, to

(ii)	the total amount, for the Plan Year, of elective contributions credited to the eligible NHCE’s Retirement Savings Account.

If, however, the matching contribution is not the same for all levels of elective contributions for an eligible NHCE, such employee’s matching rate shall be determined assuming that the employee’s elective contributions for the Plan Year are equal to six percent (6%) of the employee’s Recognized Compensation for the Plan Year.

(d)	Permissive Aggregation. If this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.1 shall be applied by determining the average contribution percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year and they use the same 401(m) testing method.

3.1.3. The 401(m) Tests-Current Year Testing Method. Notwithstanding the foregoing provisions, at least one of the following two tests must be satisfied for each Plan Year:

Test 1:	The average contribution percentage for the group of eligible HCEs for the current Plan Year is not more than the average contribution percentage for the group of eligible NHCEs for the current Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:	The excess of the average contribution percentage for the group of eligible HCEs for the current Plan Year over the average contribution percentage for the group of eligible NHCEs for the current Plan Year is not more than two (2) percentage points, and the average contribution percentage for the group of eligible HCEs for the current Plan Year is not more than the average contribution percentage for the group of eligible NHCEs for the current Plan Year multiplied by two (2).

The Committee may elect to substitute the average contribution percentage for the group of all eligible NHCEs for the preceding Plan Year for the average contribution percentage for the group of all other eligible NHCEs for the current Plan Year in Tests 1 and 2 above (i.e., elect the prior year testing method) only if:

(a)	the Plan has used the current year testing method for each of the five (5) preceding Plan Years (or if lesser, the number of Plan Years the Plan has been in existence, including years in which the Plan was a portion of another plan); or

(b)	as a result of a merger or acquisition described in section 410(b)(6)(C)(i) of the Code, the Employer maintains this Plan, which uses the current year testing method, and another plan, which uses the prior year testing, and the Committee changes this Plan’s testing method to the prior year testing method within the transition period described in section 410(b)(6)(C)(ii) of the Code.

3.1.4. Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 3.1.3 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) maximums for Employer matching contributions of eligible HCEs that are less than the contributions which would otherwise be permitted or provided. No Employer matching contributions shall be made in excess of such maximums after the date such maximums are effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests designed in Section 3.1.3 and the commencement and termination dates for any modifications.

3.2. Distribution of Excess Aggregate Contributions.

3.2.1. In General. Notwithstanding any other provision of the Plan Statement, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year to eligible HCEs as determined in this Section.

3.2.2. Determining Excess Aggregate Contributions. For purposes of this Section, excess aggregate contributions shall mean, with respect to any Plan Year, the excess of:

(a)	the aggregate amount of contributions taken into account in computing the average contribution percentage of eligible HCEs for such Plan Year, over

(b)	the maximum amount of such contributions permitted by the section 401(m) tests described in Section 3.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible HCEs’ contributions as follows:

(i)	The Employer matching contributions for the eligible HCE who has the highest contribution percentage shall be reduced by the amount required to cause such eligible HCE’s contribution percentage to equal the next highest contribution percentage of an eligible HCE.

(ii)	If neither of the tests is satisfied after such reduction, the Employer matching contributions for eligible HCEs who then have the highest contribution percentage (including those reduced under (i) above) shall be reduced by the amount required to cause such eligible HCEs’ contribution percentage to equal the next highest contribution percentage of an eligible HCE.

(iii)	If neither of the tests is satisfied after such reductions, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.

3.2.3. Distribution of Excess Aggregate Contributions. Excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed from the eligible HCE’s Employer Matching Account. If the excess aggregate contributions exceed the amount of contributions credited to the eligible HCE’s Employer Matching Account for such Plan Year, then the remaining excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed from the eligible HCE’s Retirement Savings Account but only if elective contributions are used to determine the contribution percentage under Section 3.1.2(d) of this Appendix for such Plan Year. The amount of excess aggregate contributions to be allocated and distributed on behalf of each eligible HCE for the Plan Year shall be equal to the amount of reduction determined as follows:

(a)	The Employer matching contributions of the eligible HCE who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible HCE’s contributions to equal the next highest dollar amount received by eligible HCEs.

(b)	If any excess aggregate contributions remain after performing (a), then the eligible HCEs who have the next highest dollar amount of Employer matching contributions (including those reduced under (a) above) shall be reduced by the amount required to cause such eligible HCEs’ contributions to equal the next highest dollar amount received by eligible HCEs.

(c)	If any excess aggregate contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess aggregate contributions remain.

Provided, however, if the total amount of reduction determined in (a) through (c) would be greater than the amount of excess aggregate contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess aggregate contributions.

3.2.4. Determination of Income or Loss. The excess aggregate contributions to be distributed to any eligible HCE shall be adjusted for income or loss. Unless the Committee and the recordkeeper for the Plan agree otherwise in writing, the income or loss allocable to excess aggregate contributions to be distributed shall be equal to the sum of:

(a)

Income or Loss for Plan Year. The income or loss allocable to the excess aggregate contributions for the Plan Year shall be equal to the income or loss allocable to the eligible HCE’s Employer matching contributions (to the extent used to determine the eligible HCE’s contribution percentage under Section 3.1.1(d) of this Appendix), and if used to determine an eligible HCE’s contribution percentage under Section 3.1.1(d) of this Appendix, elective contributions for the Plan Year multiplied by a fraction, the numerator of which is the excess aggregate contributions to be distributed to the eligible HCE for the Plan Year and the denominator of which is the sum of the eligible HCE’s account balances attributable to Employer matching contributions and such elective contributions on the last day of the Plan Year.

(b)	Income or Loss for Gap Period. The excess aggregate contributions shall also be adjusted for income or loss for the period between the Valuation Date coincident with or immediately before the last day of the Plan Year and the date of distribution (the “gap period”). The income or loss allocable to the excess aggregate contributions for the gap period shall be equal to ten percent (10%) of the income or loss allocable to the distributable excess aggregate contributions for the applicable Plan Year (as determined in (a) above) multiplied by the number of whole calendar months that have elapsed since the end of applicable Plan Year including the month of distribution if distribution occurs after the fifteenth (15th) of such month. Notwithstanding the foregoing, excess aggregation contribution for Plan Years beginning on or after January 1, 2008, shall not be adjusted for income or loss for the gap period.

3.2.5. Special Rule for Partial Vesting. If the Participant is not fully (100%) Vested in the Employer Matching Account as of the last day of the Plan Year to which the excess aggregate contributions relate, then the distribution of the Participant’s excess aggregate contributions under this Section shall be deemed to have been distributed from the fully (100%) Vested portion of the Employer Matching Account and such Account shall become Vested in accordance with the special rule for partial distributions in Section 5.1.4 of the Plan Statement. To the extent the excess aggregate contributions exceed the fully (100%) Vested portion of the Participant’s Employer Matching Account, the excess aggregate contributions shall be forfeited and reallocated as provided in Section 6.2 of the Plan Statement.

3.2.6. Orphaned Matching Contributions. If elective contributions treated as excess aggregate contributions are distributed pursuant to this Section 3.2 of the Plan Statement, applicable matching contributions under Section 3.3 of the Plan Statement shall be treated as forfeitures and reallocated as provided in Section 6.2 of the Plan Statement.

3.3. Section 401(m) Curative Contribution.

3.3.1. Amount and Eligibility. If neither of the section 401(m) tests set forth in Section 3.1 of this Appendix has been satisfied and a distribution of “excess aggregate contributions” has not been made pursuant to Section 3.2 of this Appendix, then the Employer shall make an additional matching contribution for that Plan Year. Forfeitures shall not be included in this allocation. Only those Participants who were eligible NHCEs for that Plan Year and who were entitled to receive an Employer matching contribution shall share in such allocation. This allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of compensation, to other Participants. The amount of the Employer matching contribution to be so allocated shall be that amount required to cause the Plan to satisfy either of the section 401(m) tests set forth in Section 3.1 of this Appendix for the Plan Year; provided, however, that in no case shall any amounts be so allocated to cause a Participant’s Employer matching contributions for such Plan Year to exceed the maximum amount permitted to be taken into account in determining the eligible NHCE’s contribution percentage pursuant to Section 3.1.2(c) of this Appendix.

3.3.2. Crediting to Account. The Employer matching contribution which is so allocated to a Participant shall be allocated to that Participant’s Employer Matching Account for the Plan Year with respect to which it is made and, for the purposes of Section 4 of the Plan Statement, shall be credited as soon as practicable after it is received by the Trustee.

FIFTH AMENDMENT

OF

APOGEE ENTERPRISES, INC.

401(k) RETIREMENT PLAN

(2002 Restatement)

Apogee Enterprises has heretofore established and maintains a profit sharing plan (the “Plan”) which, in most recent amended and restated form, is embodied in a document dated January 1, 2002, and entitled “Apogee Enterprises, Inc. 401(k) Retirement Plan (2002 Restatement)” (hereinafter referred to as the “Plan Statement”), as amended. The Plan Statement is hereby further amended in the following respects:

I. Design Changes

WHEREAS, on June 15, 2007, the Retirement Plan Committee adopted automatic increase provisions for the Participant’s Retirement Savings Elections that become effective on June 22, 2007.

NOW, THEREFORE, BE IT RESOLVED, that the Plan Statement is hereby amended in the following respects:

1. AUTOMATIC INCREASES. Effective as of June 22, 2007, the lead-in paragraph to Section 2.6 of the Plan Statement shall be amended to read as follows and Section 2.6 of the Plan Statement shall be amended by the addition of new Sections 2.6.1 and 2.6.2 (and all subsequent sections and cross references are hereby renumbered) to read in full as follows:

2.6. Modifications of Enrollment Elections. The Retirement Savings Election of a Participant shall be modified as follows:

2.6.1. Automatic Annual Increase in Automatic Election. A Participant who was automatically enrolled in accordance with Section 2.5.2(a) on or after June 22, 2007 who has not modified his or her election shall be increased as follows:

(a)	if the Participant has a Retirement Savings Election in effect at the rate of three percent (3%) of Recognized Compensation as of the Participant’s first anniversary date, the Participant’s contribution rate shall be automatically increased to four percent (4%) of Recognized Compensation,

(b)	if the Participant has a Retirement Savings Election in effect at the rate of four percent (4%) of Recognized Compensation as of the Participant’s second anniversary date, the Participant’s contribution rate shall be automatically increased to five percent (5%) of Recognized Compensation, and

(c)	if the Participant has a Retirement Savings Election in effect at the rate of five percent (5%) of Recognized Compensation as of the Participant’s third anniversary date, the Participant’s contribution rate shall be automatically increased to six percent (6%) of Recognized Compensation.

Such automatic increase shall occur as soon as administratively practicable following the Participant’s anniversary date, unless the Participant provides the Committee with a Retirement Savings Election specifying a different contribution percentage or a Retirement Savings Election specifying that the Participant opts-out of the automatic annual increase in the Participant’s contribution rate. For purposes of this Section 2.6.1, “anniversary date” means the following:

(a)	for an employee who is hired into Recognized Employment, the annual anniversary of the employee’s original hire date,

(b)	for an employee who is not hired into Recognized Employment but who later enters Recognized Employment, the annual anniversary of the date the employee enters Recognized Employment,

(c)	for an employee who is rehired into Recognized Employment, the annual anniversary of the employee’s rehire date, and

(d)	for an individual who becomes an employee of the Employer in connection with a merger, acquisition or similar corporate transaction and who is in Recognized Employment, the annual anniversary of the employee’s first day on the Principal Sponsor’s payroll.

2.6.2. Automatic Increases in Retirement Savings Election. A Participant may elect to automatically increase the Participant’s Retirement Savings Election rate by a specific percentage on the automatic increase date.

Such automatic increase shall occur as soon as administratively practicable following the Participant’s automatic increase date, unless the Participant provides the Committee with a Retirement Savings Election specifying a different contribution percentage or a Retirement Savings Election specifying the Participant opts-out of the automatic increase in the Participant’s contribution rate. For the purpose of this Section 2.6.2 “automatic increase date” is the anniversary date the Participant made the election. The Participant may elect the frequency of the automatic increase date to be monthly, quarterly or annually.

2. AUTOMATIC INCREASES. Effective as of June 22, 2007, Section 2.6 of the Plan Statement shall be amended by the addition of a new Section 2.6.8 (and all subsequent sections and cross references are hereby renumbered) to read in full as follows:

2.6.8. Modification for ADP Compliance. If the Committee determines that neither of the tests described in Section 2.1.3 of Appendix C (the so-called “401(k) tests”) will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may, from time to time, establish (and modify) a maximum for elective contributions by eligible Highly Compensated Employees that is less than the amount that would otherwise be permitted. No elective contributions shall be permitted to be made in excess of the maximum after the date such maximum is effective. The Committee shall prescribe rules concerning such adjustments, including frequency of applying the tests and the commencement and termination dates for any modifications.

II. PPA Changes

3. ELIMINATION OF EGTRRA SUNSET PROVISION. Effective for Plan Years beginning on or after January 1, 2008, Section 1.5 of the Plan Statement shall be deleted in its entirety without replacement.

4. NOTIFICATION OF CONSEQUENCES OF FAILING TO DEFER DISTRIBUTION. Effective for all distributions payable on or after January 1, 2007, Section 7.5.1 of the Plan Statement shall be amended by inserting the following sentence after the first sentence of Section 7.5.1:

For all notices given in Plan Years beginning on or after January 1, 2007, such notification shall also include a description of the consequences of failing to defer receipt of a distribution.

5. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.